          AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 15, 1999, among J.L. FRENCH AUTOMOTIVE CASTINGS, INC., a Delaware corporation (the "US BORROWER"), AUTOMOTIVE COMPONENTS INVESTMENTS LIMITED, a private limited company incorporated under the laws of England and Wales ("ENGLISH BIDCO"), MORRIS ASHBY LIMITED, a private limited company incorporated under the laws of England and Wales (in its capacity as the borrower of Pounds Sterling hereunder, the "ENGLISH BORROWER" and in its capacity as the borrower of euro hereunder, the "EURO BORROWER"), the several banks and other financial institutions from time to time parties to this agreement (the "LENDERS"), BANK OF AMERICA NA, as syndication agent for the Lenders (in such capacity, the "SYNDICATION AGENT"), CHASE MANHATTAN INTERNATIONAL LIMITED, as administrative agent for the English Lenders (in such capacity, the "ENGLISH AGENT") and as administrative agent for the Euro Lenders (in such capacity, the "EURO AGENT") and THE CHASE MANHATTAN BANK, a New York banking corporation ("CHASE"), as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT").


                                W I T N E S S E T H :


          WHEREAS, pursuant to the Credit Agreement, dated as of April 21, 1999 (as amended, supplemented or otherwise modified from time to time prior to the date hereof the "EXISTING CREDIT AGREEMENT"), certain of the Lenders (the "EXISTING LENDERS") have extended term loans and made available revolving credit commitments to the Borrowers on the terms set forth in the Existing Credit Agreement, the proceeds of which were used in part to finance the recapitalization (the "RECAPITALIZATION") of the US Borrower by JLF Acquisition LLC and its assignees;

          WHEREAS, pursuant to the Stock Purchase Agreement, dated as of September 10, 1999 (the "ACQUISITION AGREEMENT") among the US Borrower and the stockholders of Nelson Metal Products Corporation ("NELSON" or the "TARGET"), the US Borrower has agreed to acquire (the "NELSON ACQUISITION") all of the outstanding capital stock of Nelson;

          WHEREAS, the Borrowers have requested that the Agents and the Existing Lenders amend and restate the Existing Credit Agreement to, among other things, provide (i) additional US Tranche A Term Loans in an aggregate principal amount of $85,000,000 (the "ADDITIONAL US TRANCHE A TERM LOANS") and (ii) additional US Revolving Credit Commitments in an aggregate principal amount of $15,000,000 (the "ADDITIONAL US REVOLVING CREDIT COMMITMENTS") in order to (a) finance the Nelson Acquisition (the Nelson Acquisition and the other transactions in connection therewith, the (the "TRANSACTIONS"), (b) pay certain fees and expenses related to the Transactions and (c) finance the working capital needs and other general corporate purposes (including Permitted Acquisitions) of the Borrowers and their respective Subsidiaries (including Nelson) on the terms herein; and

          WHEREAS, the parties hereto wish to amend and restate the Existing Credit Agreement, but only upon the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Existing Credit Agreement is hereby amended and restated in its entirety as follows:


                               SECTION 1.  DEFINITIONS

          1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

          "ACCOMMODATIONS": the collective reference to the Letters of Credit (including, without limitation, the Bank Guarantee Letters of Credit) and bankers acceptances issued or created for the accounts of the Specified Borrowers by the Specified Agents in accordance with the terms hereof pursuant to the Accommodation Commitments.

          "ACCOMMODATION COMMITMENT": (a) as to any Specified Issuing Lender, its obligation to issue or accept Accommodations for the account of the Specified Borrower as identified in the Administrative Schedule and (b) as to any Specified Participating Lender, its unconditional obligation to participate in Accommodations of such Specified Borrower.

          "ACCOMMODATION OBLIGATION": in respect of any Specified Borrower, the obligation of such Specified Borrower to reimburse the Specified Issuing Lender in accordance with the terms of this Agreement and any related Letter of Credit Application for any payment made or honored by such Specified Issuing Lender under any Accommodation.

          "ACCOMMODATION OUTSTANDINGS": as to any Specified Borrower, at any date, the sum of (a) the aggregate amount then available to be drawn or the amount issued under all outstanding Specified Accommodations and (b) the aggregate amount of drawings or payments under Specified Accommodations which have not then been reimbursed pursuant to subsection 3.5.

          "ACCOMMODATION PARTICIPATING INTEREST": with respect to any Accommodation, (a) in the case of the Specified Issuing Lender with respect thereto, its interest in such Accommodation after giving effect to the granting of participating interests therein, if any, pursuant hereto and
     (b) in the case of each Specified Participating Lender, its undivided participating interest in such Accommodation relating thereto.

          "ACQUISITION AGREEMENT":  as defined in the recitals hereto.

          "ADDITIONAL US REVOLVING CREDIT COMMITMENTS": as defined in the recitals hereto.

          "ADDITIONAL US TRANCHE A TERM LOANS": as defined in the recitals hereto.

          "ADMINISTRATIVE AGENT":  as defined in the preamble hereto.

          "ADMINISTRATIVE SCHEDULE": the Administrative Schedule attached hereto, as amended, supplemented or otherwise modified from time to time.

          "AFFECTED EUROCURRENCY LOANS":  as defined in subsection 2.9(h).

          "AFFILIATE": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "AGENTS": the collective reference to the Administrative Agent, the Collateral Agent, the Syndication Agent, the English Agent and the Euro Agent.

          "AGREEMENT": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "APPLICABLE MARGIN": for each Type of Loan and for purposes of subsection 2.3, the rate per annum set forth under the relevant column heading below:

                                 BASE RATE LOANS

                        Types                             Applicable Margin
                        -----                             -----------------
US Tranche A Term Loans                                         1.50%
US Tranche B Term Loans                                         1.75%
English Term Loans and US Sterling Term Loans                   1.50%
Revolving Credit Loans                                          1.50%
  (including Swing Line Loans)


                           EUROCURRENCY LOANS AND B/AS

                        Type                              Applicable Margin
                        ----                              -----------------
US Tranche A Term Loans                                         2.50%
US Tranche B Term Loans                                         2.75%
English Term Loans and US Sterling Term Loans                   2.50%
Revolving Credit Loans                                          2.50%
 (including Letters of Credit and
 Accommodations)


                        Commitment Fee                    Applicable Margin
                        --------------                    -----------------
                                                                0.50%

     ; PROVIDED that (i) in the event that the Leverage Ratio, as most recently determined in accordance with subsection 8.1(b), is as set forth in the relevant column heading below for any quarterly period and so long as no Event of Default has occurred and is then continuing, any such Applicable Margin with respect to US Tranche A Term Loans, English Term Loans, US Sterling Term Loans and Revolving Credit Loans (including Swing Line Loans) and Commitment Fee shall be as provided in the relevant column heading below:

                                    Applicable
                                    Margin For     Applicable       Applicable
                                    Eurocurrency   Margin for       Margin for
Leverage Ratio                      Loans or B/As  Base Rate Loans  Commitment Fee
--------------                      ------------   ---------------  --------------
greater than 4.50 to 1.00               2.50%           1.50%            0.50%

less than or equal to 4.50 to           2.25%           1.25%            0.50%
1.00, but greater than 4.00 to
1.00

less than or equal to 4.00 to           2.00%           1.00%            0.50%
1.00, but greater than 3.50 to
1.00

less than or equal to 3.50 to           1.75%           0.75%            0.375%
1.00, but greater than 3.00 to
1.00

less than or equal to 3.00 to           1.50%           0.50%            0.30%
1.00

     if and in the event the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, and the related compliance certificate required to be delivered pursuant to subsection 7.2(b), are delivered on or prior to the date when due (or, in the case of the fourth quarterly period of each fiscal year of the US Borrower, if financial statements which satisfy the requirements of, and are delivered within the time period specified in, subsection 7.l(b) and a related compliance certificate which satisfies the requirements of, and is delivered within the time period specified in, subsection 7.2(b), with respect to any such quarterly period are so delivered within such time periods), then the Applicable Margin in respect of the Revolving Credit Loans, the English Term Loans, the US Sterling Term Loans and the US Tranche A Term Loans and the Commitment Fee during the period from the date upon which such financial statements were delivered shall be the Applicable Margin as set forth in the relevant column heading above; PROVIDED, HOWEVER, that in the event that the financial statements delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, and the related compliance certificate required to be delivered pursuant to subsection 7.2(b), are not delivered when due, then:

               (a) if such financial statements and certificate are delivered after the date such financial statements and certificate were required to be delivered (without giving effect to any applicable cure period) and the Applicable Margin increases from that previously in effect as a result of the delivery of such financial statements, then the Applicable Margin in respect of Revolving Credit Loans (including in the case of Base Rate Loans, Swing Line Loans), the English Term Loans, the US Sterling Term Loans and US Tranche A Term Loans and the Commitment Fee during the period from the date upon which such financial statements were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall, except as otherwise provided in clause
          (c) below, be the Applicable Margin as so increased;

               (b) if such financial statements and certificate are delivered after the date such financial statements and certificate were required to be delivered and the Applicable Margin decreases from that previously in effect as a result of the delivery of such financial statements, then such decrease in the Applicable Margin shall not become applicable until the date upon which the financial statements and certificate actually are delivered; and

               (c) if such financial statements and certificate are not delivered prior to the expiration of the applicable cure period, then, effective upon such expiration, for the period from the date upon which such financial statements and certificate were required to be delivered (after the expiration of the applicable cure period) until the date upon which they actually are delivered, the Applicable Margin in respect of Revolving Credit Loans (including in the case of Base Rate Loans, Swing Line Loans), English Term Loans, the US Sterling Term Loans and US Tranche A Term Loans shall be 2.50%, in the case of Eurocurrency Loans, and 1.50%, in the case of Base Rate Loans, and 0.50%, in the case of Commitment Fees payable under subsection 2.3 (it being understood that the foregoing shall not limit the rights of each of the Agents and the Lenders set forth in Section 9).

          "ASSET SALE": any sale, transfer or other disposition (including any sale and leaseback of assets) by the US Borrower or any of its Subsidiaries of any property of the US Borrower or any such Subsidiary (including property subject to any Lien under any Loan Document), other than as permitted pursuant to (w) subsections 8.6(a) through (c), (x) subsection 8.6(d) to the extent Net Cash Proceeds from such sale or transfer does not exceed the Equivalent Amount of $3,250,000 in any fiscal year and (y) subsections 8.6(e) through (j).

          "ASSET SALE PREPAYMENT PERCENTAGE": 100%; PROVIDED, that in the event that the Leverage Ratio as most recently determined in accordance with subsection 8.1(b) is less than or equal to 3.50 to 1.00, then the Asset Sale Prepayment Percentage shall be 0%.

          "ASSIGNEE":  as defined in subsection 12.6(c).

          "ASSIGNMENT AND ACCEPTANCE": an assignment and acceptance entered into by a Lender and an assignee, substantially in the form of Exhibit D.

          "AVAILABLE REVOLVING CREDIT COMMITMENT": as to any Specified Revolving Credit Lender, with respect to any Specified Borrower at any time, an amount equal to the excess, if any, of (a) the amount of such Specified Revolving Credit Lender's Specified Revolving Credit Commitment OVER (b) the sum of (i) the aggregate unpaid principal amount at such time of all Specified Revolving Credit Loans made by such Specified Revolving Credit Lender to such Specified Borrower, (ii) an amount equal to such Specified Revolving Credit Lender's Specified Revolving Credit Commitment Percentage of the aggregate unpaid principal amount at such time of all Specified Swing Line Loans of the Specified Borrower (which for purposes of subsection 2.3 shall be deemed to be zero), and (iii) an amount equal to such Specified Revolving Credit Lender's Specified Revolving Credit Commitment Percentage of the Specified Accommodation Outstandings of the Specified Lender at such time; collectively, as to all the Specified Revolving Credit Lenders, the "AVAILABLE REVOLVING CREDIT COMMITMENTS."

          "BANK GUARANTEE LETTERS OF CREDIT": Standby Letters of Credit issued by the English Issuing Lender in favor of the Guarantor in respect of the Guaranteed Loan Notes in an aggregate amount not to exceed L17,823,330.80 and maturing January 13, 2003.

          "BASE CAPEX AMOUNT":  as defined in subsection 8.8(a).

          "BASE RATE": as to any Specified Borrower in any Specified currency, the interest rate identified as the Base Rate therefor in the Administrative Schedule.

          "BASE RATE LOAN": any Loan bearing interest by reference to the applicable Base Rate.

          "BASE RATE PAYMENT DATE": as to any Specified Borrower, the Specified Interest Payment Date for the Specified Base Rate Loans set forth in the Administrative Schedule.

          "BENEFITTED SPECIFIED LENDER": as defined in subsection 12.7.

          "BOARD": the Board of Governors of the Federal Reserve System (or any successor thereto).

          "BORROWER PERCENTAGE": with respect to any Specified Borrower, at any date of determination, the percentage of the Term Loans at such date constituted by the Specified Term Loans of such Specified Borrower at such time.

          "BORROWERS": the collective reference to the US Borrower, the Foreign Subsidiary Borrowers and, with respect to the Bank Guarantee Letters of Credit only, English Bidco.

          "BORROWING DATE": any Business Day specified in a notice pursuant to subsection 2.2, 2.6 or 2.12 as a date on which the Specified Borrower requests the Specified Lenders to make Specified Loans hereunder.

          "BUSINESS DAY": as to any Borrower, a day other than a Saturday, Sunday or other day on which commercial banks in the city in which the principal office of the Specified Agent is located are authorized or required by law to close, PROVIDED that when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which commercial banks are not open for dealing in deposits in the London interbank market in the applicable currency, PROVIDED further, that when such term is used for the purpose of determining the date on which the Eurocurrency Base Rate is determined under this Agreement for any Loan denominated in euro for any Interest Period therefor and for purposes of determining the first and last day of any Interest Period, references in this Agreement to Business Days shall be deemed to be references to Target Operating Days, PROVIDED further, that with respect to any day on which any payments are to be made under this Agreement in a particular currency, the term Business Day shall also exclude a day on which commercial banks in the principal financial center of the country of the applicable currency are located are authorized or required by law to close.

          "CAPEX ROLLOVER":  as defined in subsection 8.8(a).

          "CAPITAL EXPENDITURES": expenditures (including, without limitation, obligations created under Financing Leases and purchase money Indebtedness in the year in which created but excluding payments made thereon) of the US Borrower and its Subsidiaries in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired
     (w) in connection with ordinary (in the reasonable judgment of the US Borrower consistent with past practice) replacement and maintenance programs properly expensed in accordance with GAAP, (x) with the proceeds of any casualty insurance or condemnation award, (y) with the cash proceeds of any asset sale made pursuant to subsections 8.6(c), applied within twelve (12) months from receipt of such proceeds and (z) in any Permitted Acquisition).

          "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "CASH EQUIVALENTS": as to any currency, the investments set forth on the Administrative Schedule for such currency.

          "CHANGE OF CONTROL": either (a) J2R Partners III and Onex Corporation (acting directly or through any Wholly Owned Subsidiary of Onex Corporation which owns Capital Stock of the US Borrower) shall cease to have the power, directly or indirectly, to vote or direct the voting of securities having 51% of the voting power for the election of directors of the US Borrower, PROVIDED that after the consummation of an Initial Public Offering, the occurrence of the foregoing event shall not be deemed a Change of Control if at any time and for any reason whatever, (y) no "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), excluding J2R Partners III and Onex Corporation (acting directly or through any Wholly Owned Subsidiary of Onex Corporation which owns Capital Stock of the US Borrower), shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the lesser of (A) 30% of the shares outstanding or (B) the percentage of the then outstanding voting stock of the US Borrower owned by J2R Partners III and Onex Corporation (acting directly or through any Wholly Owned Subsidiary of Onex Corporation which owns Capital Stock of the US Borrower), and (z) the board of the US Borrower shall consist of a majority of Continuing Directors, or (b) a Change of Control as defined in the Senior Subordinated Note Indenture.

          "CHASE":  as defined in the preamble hereto.

          "CLOSING DATE": the date of the satisfaction or waiver of all conditions precedent in subsection 6.1.

          "CODE": the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

          "COLLATERAL AGENT": Chase in its capacity as collateral agent for the Secured Parties under the Loan Documents and the Sharing Agreement.

          "COMMITMENTS": the collective reference to the Revolving Credit Commitments, the Swing Line Commitments and the Accommodation Commitments; individually, a "COMMITMENT."

          "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with the US Borrower within the meaning of
     Section 4001 of ERISA or is part of a group which includes the US Borrower and which is treated as a single employer under Section 414 of the Code.

          "CONSOLIDATED CURRENT ASSETS": at any date, the amount which, in conformity with GAAP, would be set forth opposite the caption "Total Current Assets" (or any like caption) on a consolidated balance sheet of the US Borrower and its Subsidiaries at such date, except that there shall be excluded therefrom cash and Cash Equivalents and equipment and other fixed assets held for sale and deferred income taxes to the extent otherwise included therein.

          "CONSOLIDATED CURRENT LIABILITIES": at any date, the amount which, in conformity with GAAP, would be set forth opposite the caption "Total Current Liabilities" (or any like caption) on a consolidated balance sheet of the US Borrower and its Subsidiaries at such date, except that there shall be excluded therefrom the current portion of (a) all Loans, (b) all long-term Indebtedness for borrowed money (including Financing Leases) and
     (c) deferred income taxes, in each case, to the extent included therein.

          "CONSOLIDATED EBITDA": for any period, with respect to any Person, Consolidated Net Income of such Person for such period (A) PLUS, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (i) total income and franchise tax expense (including, without duplication, foreign withholding taxes and any state single business, unitary or similar taxes),
     (ii) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions and discounts and other fees and charges associated with Indebtedness (including customary payments made to obtain Interest Rate Agreements), (iii) depreciation and amortization expense,
     (iv) amortization of intangibles (including, but not limited to, goodwill and organization costs), (v) other noncash charges (including any writeoffs of purchased technology and stock-related compensation expense), (vi) any extraordinary and unusual losses (including losses on sales of assets other than inventory sold in the ordinary course of business) other than any loss from any discontinued operation, (vii) non-recurring fees and expenses in connection with the Recapitalization in an aggregate amount not to exceed $25,000,000, and (viii) non-recurring fees and expenses in connection with the Nelson Acquisition in an aggregate amount not to exceed $6,000,000, and
     (B) MINUS, without duplication, (i) any extraordinary and unusual gains (including gains on the sales of assets, other than inventory sold in the ordinary course of business) other than any income from discontinued operations and (ii) noncash gains included in Consolidated Net Income; PROVIDED, that for the purposes of determining the Leverage Ratio for any four-quarter period which includes periods prior to the consummation of the Nelson Acquisition, Consolidated EBITDA shall include (without duplication) Consolidated EBITDA determined with respect to Nelson for such prior periods.

          "CONSOLIDATED NET INCOME": for any period, with respect to any Person, the amount which, in conformity with GAAP, would be set forth opposite the caption "Net Income/(Loss)" (or any like caption) on a consolidated statement of operations of such Person and its Subsidiaries for such period.

          "CONSOLIDATED SENIOR DEBT": at any date, with respect to the US Borrower, the aggregate principal amount of Indebtedness under this Agreement.

          "CONSOLIDATED TOTAL ASSETS": at any date, the amount which, in conformity with GAAP, would be set forth opposite the caption "Total Assets" (or any like caption) on a consolidated balance sheet of the US Borrower and its Subsidiaries at such date, except that there shall be excluded therefrom cash and Cash Equivalents and equipment and other fixed assets held for sale.

          "CONSOLIDATED TOTAL DEBT": without duplication, at any date, with respect to the US Borrower, the aggregate principal amount of (a) Indebtedness under this Agreement, (b) Financing Leases, (c) purchase money Indebtedness (including, without limitation, seller financing), (d) the Senior Subordinated Notes and (e) any other Indebtedness for borrowed money of the US Borrower and its Subsidiaries at such date on a consolidated basis in conformity with GAAP.

          "CONSOLIDATED WORKING CAPITAL": at any date, the excess of Consolidated Current Assets at such date over Consolidated Current Liabilities at such date.

          "CONTINUING DIRECTORS": the directors of the US Borrower on the Closing Date and each other director, if, in each case, such other director's election or nomination for election to the board of directors of the US Borrower was approved by a majority of the then Continuing Directors or such other director is nominated for election or is elected to the board of directors with the affirmative vote of J2R Partners III and Onex Corporation (acting directly or through any Wholly Owned Subsidiary of Onex Corporation which owns Capital Stock of the US Borrower).

          "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "CREDIT PARTIES": the collective reference to each of the Borrowers and each of their respective Subsidiaries which from time to time is a party to any Loan Document.

          "CSI":  Chase Securities Inc.

          "CUSTOMERS": those customers and prospective customers of the Borrowers and their subsidiaries identified as such from time to time by the US Borrower to the Lenders in writing and acknowledged as such by the Administrative Agent.

          "DEBT PREPAYMENT PERCENTAGE":  100%.

          "DEFAULT": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "DENOMINATED CURRENCY":  as defined in subsection 12.11.

          "DOLLARS" and "$": dollars in lawful currency of the United States of America.

          "DOMESTIC OBLIGATIONS": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the US Borrower to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any Notes, the Guarantee and Collateral Agreement, or the other Loan Documents, or any Interest Rate Agreement entered into with a Lender or any of its Affiliates and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Secured Parties that are required to be paid by the US Borrower pursuant to the terms of this Agreement) or otherwise.

          "DOMESTIC SUBSIDIARY": as to any Person, any Subsidiary of such Person other than a Foreign Subsidiary of such Person.

          "ECF PREPAYMENT PERCENTAGE": 50%; PROVIDED, that in the event that the Leverage Ratio as determined in accordance with subsection 8.1(b) as of the last day of any fiscal year is less than or equal to 3.50 to 1.00, then the ECF Prepayment Percentage for such fiscal year shall be 0%.

          "EMU LEGISLATION": legislative measures of the European Union for the introduction of, changeover to or operation of the euro in one or more member states.

          "ENGLISH ACCOMMODATIONS": the collective reference to (a) Accommodations issued by the English Issuing Lender for the account of the English Borrower and (b) the Bank Guarantee Letters of Credit.

          "ENGLISH AGENT": as defined in the preamble hereto.

          "ENGLISH BIDCO": as defined in the preamble hereto.

          "ENGLISH BORROWER":  as defined in the preamble hereto.

          "ENGLISH ISSUING LENDER": Chase, acting through its London Branch.

          "ENGLISH LENDERS": the collective reference to Lenders holding English Loans or English Revolving Credit Commitments.

          "ENGLISH LOANS": any loan made to the English Borrower by any English Lender pursuant to the Existing Credit Agreement or this Agreement.

          "ENGLISH OBLIGATIONS": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the English Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the English Borrower or English Bidco, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the English Loans and all other obligations and liabilities of the English Borrower or English Bidco to the English Issuing Lender, the English Agent, or the English Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any notes thereunder or the other Specified Loan Documents, any Interest Rate Agreement entered into with an English Lender or any of its Affiliates, or any obligations of English Bidco in respect of the Bank Guarantee Letters of Credit and any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the English Agent or to the English Lenders that are required to be paid by the English Borrower or the English Bidco pursuant to the terms of this Agreement) or otherwise.

          "ENGLISH REVOLVING CREDIT COMMITMENT": as to any English Lender, its obligation to make English Revolving Credit Loans to the English Borrower pursuant to subsection 2.1 and to participate in English Accommodations in an aggregate Equivalent Amount not to exceed at any one time outstanding the sum of (x) the amount set forth opposite such English Lender's name in
     Schedule 1.1 under the heading "English Revolving Credit Commitment", as such amount may be reduced from time to time as provided herein and (y) such English Lender's English Revolving Credit Commitment Percentage of the Bank Guarantee Letters of Credit; collectively, as to all the English Lenders, the "ENGLISH REVOLVING CREDIT COMMITMENTS."

          "ENGLISH REVOLVING CREDIT LENDER": any English Lender having an English Revolving Credit Commitment or that holds outstanding English Revolving Credit Loans or Specified Accommodation Participating Interests hereunder.

          "ENGLISH REVOLVING CREDIT LOANS": as to the English Borrower, any revolving credit loans made to such Borrower by the English Revolving Credit Lenders pursuant to the Existing Credit Agreement or pursuant to subsection 2.1(a).

          "ENGLISH SWING LINE LENDER": any English Lender having a Swing Line Commitment or that holds outstanding Swing Line Loans.

          "ENGLISH TERM LOAN LENDERS": as to the English Borrower, any Lenders holding outstanding English Term Loans.

          "ENGLISH TERM LOANS": as to the English Borrower, any term loans made to such Borrower by the English Term Loan Lenders pursuant to the Existing Credit Agreement on the Original Closing Date in an aggregate principal amount of L10,840,000.

          "ENVIRONMENTAL LAWS": any applicable foreign, federal, state, provincial, local, or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, legally binding requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

          "EQUITY PREPAYMENT PERCENTAGE": 50%; PROVIDED, that in the event that the Leverage Ratio as most recently determined in accordance with subsection 8.1(b) is less than or equal to 3.50 to 1.00, then the Equity Prepayment Percentage shall be 0%.

          "EQUIVALENT AMOUNT": at any time of determination, with respect to any amount in any currency denominated in a different currency, the amount at which such amount of different currency could be converted into the determination currency at such time as reasonably determined by the Specified Agent.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder.

          "EURO": the single currency of the participating member states in the Third Stage.

          "EURO AGENT": as defined in the preamble hereto.

          "EURO BORROWER":  as defined in the preamble hereto.

          "EURO LENDERS": the collective reference to Lenders holding Euro Loans or Euro Revolving Credit Commitments.

          "EURO LOANS": any loan made to the Euro Borrower by any Euro Lender pursuant to the Existing Credit Agreement or this Agreement.

          "EURO OBLIGATIONS": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Euro Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Euro Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Euro Loans and all other obligations and liabilities of the Euro Borrower to the Euro Issuing Lender, the Euro Agent, or the Euro Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any notes thereunder or the other Specified Loan Documents, any Interest Rate Agreement entered into with a Euro Lender or any of its Affiliates, and any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Euro Agent or to the Euro Lenders that are required to be paid by the Euro Borrower pursuant to the terms of this Agreement) or otherwise.

          "EURO REVOLVING CREDIT COMMITMENT": as to any Euro Lender, its obligation to make Euro Revolving Credit Loans to the Euro Borrower pursuant to subsection 2.1 in an aggregate Equivalent Amount not to exceed at any one time outstanding the amount set forth opposite such Euro Lender's name in Schedule 1.1 under the heading "Euro Revolving Credit Commitment", as such amount may be reduced from time to time as provided herein; collectively, as to all the Euro Lenders, the "EURO REVOLVING CREDIT COMMITMENTS."

          "EURO REVOLVING CREDIT LENDER": any Euro Lender having a Euro Revolving Credit Commitment or that holds outstanding Euro Revolving Credit Loans or Specified Accommodation Participating Interests hereunder.

          "EURO REVOLVING CREDIT LOANS": as to the Euro Borrower, any revolving credit loans made to such Borrower by the Euro Revolving Credit Lenders pursuant to the Existing Credit Agreement or pursuant to subsection 2.1(a).

          "EURO UNIT": the currency unit of the euro as defined in the EMU Legislation.

          "EUROCURRENCY BASE RATE": as to any Specified Borrower in any Specified currency, the interest rate identified as the Eurocurrency Base Rate therefor in the Administrative Schedule.

          "EUROCURRENCY RATE": with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                       Eurocurrency Base Rate
             ----------------------------------------
             1.00 - Eurocurrency Reserve Requirements

          "EUROCURRENCY LOAN": any Loan bearing interest by reference to the applicable Eurocurrency Rate.

          "EUROCURRENCY RESERVE REQUIREMENTS": for any day as applied to any Eurocurrency Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal, and emergency reserves) under any regulations of any applicable Governmental Authority for the Specified Lender dealing with reserve requirements prescribed for eurocurrency funding (in the case of the US Borrower, currently referred to as "EUROCURRENCY LIABILITIES" in Regulation D of the Board).

          "EVENT OF DEFAULT": any of the events specified in Section 9, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "EXCESS CASH FLOW": for any fiscal year of the US Borrower, the excess of (a) the sum, without duplication, of (i) Consolidated EBITDA for such fiscal year, (ii) the amount of returned surplus assets (net of cash costs associated therewith, including income, excise and other taxes payable thereon) of any Plan during such fiscal year to the extent not included in Consolidated Net Income to determine Consolidated EBITDA for such fiscal year (other than any return of amounts representing overestimates of amounts due under any Plan (domestic or foreign)), (iii) decreases in Consolidated Working Capital of the US Borrower and its Subsidiaries for such fiscal year, (iv) cash dividends, cash interest and other similar cash payments (other than intercompany items) received by the US Borrower in respect of investments to the extent not included in Consolidated Net Income to determine Consolidated EBITDA for such fiscal year and (v) any purchase price adjustments resulting in a payment to the US Borrower or any of its Subsidiaries in connection with a Permitted Acquisition permitted hereunder, over (b) the sum, without duplication, of (i) the aggregate amount of cash Capital Expenditures (including with respect to any CapEx Rollover) made by the US Borrower and its Subsidiaries during such fiscal year and permitted hereunder or committed in such fiscal year to be made in the subsequent fiscal year, PROVIDED THAT, the Excess Cash Flow of any subsequent year shall not be reduced by the amount of such commitments,
     (ii) any purchase price adjustments resulting in a payment by the US Borrower or any of its Subsidiaries in connection with a Permitted Acquisition permitted hereunder (including the Nelson Acquisition), (iii) the aggregate amount of all reductions of the Revolving Credit Commitments or payments or prepayments of the Term Loans during such fiscal year other than pursuant to subsection 2.9(a), (b) or (c), (iv) the aggregate amount of payments of principal in respect of any Indebtedness permitted hereunder during such fiscal year (other than under this Agreement), (v) increases in Consolidated Working Capital of the US Borrower and its Subsidiaries for such fiscal year, (vi) cash interest expense of the US Borrower and its Subsidiaries for such fiscal year, (vii) taxes actually paid in such fiscal year or to be paid in the subsequent fiscal year on account of such fiscal year to the extent added to Consolidated Net Income to determine Consolidated EBITDA for such fiscal year, (viii) extraordinary cash losses to the extent added to Consolidated Net Income to determine Consolidated EBITDA for such fiscal year, (ix) the amount of all Investments made in such fiscal year as permitted by clauses (d), (h), (j), and, to the extent such Investments are financed by cash from business operations of the US Borrower and its Subsidiaries, (k) of subsection 8.9 and (x) cash payments made during such fiscal year with respect to noncurrent liabilities, PROVIDED that (x) increases or decreases in Consolidated Working Capital resulting from any acquisition (including the Nelson Acquisition) shall be excluded from the calculation of Excess Cash Flow and (y) net income of any Foreign Subsidiary of the US Borrower which is not a Credit Party will only be included to the extent distributed to a Credit Party. Notwithstanding the foregoing, all payments made and received in connection with the Recapitalization and the Transactions shall be excluded from the calculation of Excess Cash Flow.

          "EXPENDITURE USE AMOUNTS": at any date, the amount equal to the sum of (a) all amounts utilized by Subsidiaries of the US Borrower to finance Capital Expenditures, other than Capital Expenditures which are not in excess of the Base CapEx Amount for the relevant fiscal year and any CapEx Rollover to such fiscal year and (b) all amounts utilized by the US Borrower and its Subsidiaries to finance investments permitted pursuant to subsection 8.9(k), except to the extent that the consideration for all such investments made since the Closing Date does not exceed the aggregate of the amounts set forth in clauses (A), (B), (C) and (D) thereof.

          "FEE PROPERTIES": the collective reference to the real properties owned in fee by the US Borrower and its Subsidiaries described on Part I of
     Schedule 5.19, including all buildings, improvements, structures, and fixtures now or subsequently located thereon.

          "FINANCING LEASE": any lease of property, real or personal, the obligations of the lessee in respect of which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

          "FOREIGN SUBSIDIARY": as to any Person, any Subsidiary of such Person which is organized under the laws of any jurisdiction outside of the United States of America.

          "FOREIGN SUBSIDIARY ACCOMMODATIONS": any Accommodation issued for the account of any Foreign Subsidiary Borrower by the Specified Issuing Lender.

          "FOREIGN SUBSIDIARY AGENTS": the collective reference to the English Agent and the Euro Agent.

          "FOREIGN SUBSIDIARY BORROWERS": the collective reference to the English Borrower and the Euro Borrower.

          "FOREIGN SUBSIDIARY LENDERS": the collective reference to the English Lenders and the Euro Lenders.

          "FOREIGN SUBSIDIARY OBLIGATIONS": the collective reference to the English Obligations and the Euro Obligations.

          "FOREIGN SUBSIDIARY REVOLVING CREDIT COMMITMENTS": the collective reference to the English Revolving Credit Commitments and the Euro Revolving Credit Commitments.

          "FOREIGN SUBSIDIARY REVOLVING CREDIT LENDERS": the collective reference to the English Revolving Credit Lenders and the Euro Revolving Credit Lenders.

          "FOREIGN SUBSIDIARY REVOLVING CREDIT LOANS": the collective reference to the English Revolving Credit Loans and the Euro Revolving Credit Loans.

          "GAAP": the generally accepted accounting principles in the United States of America (or, in the case of financial statements for any period prior to the date it became a Foreign Subsidiary Borrower, any Foreign Subsidiary Borrower and its Subsidiaries and in the case of subsections 7.3, 8.3(b), 5.1(b), and 5.10, in the country of organization of such Foreign Subsidiary Borrower) as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board (or in the case of a Foreign Subsidiary Borrower, for any period prior to the date it became a Foreign Subsidiary Borrower and in the case of subsections 7.3, 8.3(b), 5.1(b) and (c), and 5.10, the applicable authority in such country of organization of such Foreign Subsidiary Borrower), or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances of the US Borrower as of the date of determination except that for purposes of subsection 8.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the financial statements referred to in subsections 5.1(a) and (b), as the case may be. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrowers and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the US Borrowers' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrowers, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "ACCOUNTING CHANGES" means: changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions).

          "GOVERNMENTAL AUTHORITY": any nation or government, any state, province, municipality, or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GUARANTEE AND COLLATERAL AGREEMENT": the Amended and Restated Guarantee and Collateral Agreement, made by the US Borrower and its Domestic Subsidiaries in favor of the Collateral Agent for the ratable benefit of the Secured Parties, substantially in the form of Exhibit G-1, as the same may be amended, supplemented or otherwise modified from time to time.

          "GUARANTEED LOAN NOTE INSTRUMENTS": the Deed Polls constituting the Guaranteed Unsecured Floating Rate Loan Notes due 2003 Series A, Series B, Series C and Series D, and the relevant Deed Polls constituting the guarantees granted by the Guarantor in relation thereto, dated January 26, 1998, February 4, 1998, February 16, 1998 and February 25, 1998, respectively, as amended, supplemented or otherwise modified from time to time.

          "GUARANTEED LOAN NOTES": loan notes of English Bidco issued pursuant to the offer for the outstanding capital stock of the English Borrower at the election of holders of such capital stock having the terms contained in the Guaranteed Loan Note Instruments and guaranteed by Guarantor.

          "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability (assuming such Person is required to perform) in respect thereof as determined by such Person in good faith.

          "GUARANTOR":  Barclays Bank PLC.

          "HIDDEN CREEK": Hidden Creek Industries, a New York general partnership.

          "INDEBTEDNESS": of any Person at any date, without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services

     (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices and accrued expenses incurred in the ordinary course of business) or which is evidenced by a note, bond, debenture or similar instrument, (b) all net obligations of such Person under Interest Rate Agreements, (c) all obligations of such Person under Financing Leases to the extent such obligations are required to be capitalized in accordance with GAAP, (d) all obligations of such Person in respect of letters of credit, bankers' acceptances or similar instruments issued or created for the account of such Person, and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof; provided however, that the amount of such Indebtedness of any Person described in this clause (e) shall, for purposes of this Agreement, be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property or asset encumbered, as determined by such Person in good faith.

          "INITIAL PUBLIC OFFERING": means an underwritten public offering of common stock of the US Borrower pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended.

          "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "INSOLVENT":  pertaining to a condition of Insolvency.

          "INTELLECTUAL PROPERTY":  as defined in subsection 5.9.

          "INTERCOMPANY NOTE": a promissory note made by a Subsidiary of the US Borrower in favor of a Credit Party, substantially in the form of Exhibit J.

          "INTEREST COVERAGE RATIO": for any period, with respect to the US Borrower, the ratio of (a) Consolidated EBITDA to (b) consolidated cash interest expense (including any such cash interest expense in respect of Indebtedness under Financing Leases and purchase money Indebtedness permitted under subsection 8.2(e)) of the US Borrower and its Subsidiaries (such consolidated cash interest expense to include commissions, discounts and other fees payable on account of letters of credit and banker's acceptances but to exclude amortization of debt discount (including discount of liabilities and reserves established under Accounting Principles Board Opinion No. 16 as in effect on the date hereof) and costs of debt issuance)); PROVIDED that (i) for the four fiscal quarters ended December 31, 1999, consolidated cash interest expense shall be deemed to be
     (a) consolidated cash interest expense of the US Borrower and its Subsidiaries (excluding Nelson) for the fiscal quarter ended December 31, 1999 multiplied by 4 plus (b) cash interest expense of Nelson for the four fiscal quarters ended December 31, 1999, (ii) for the four fiscal quarters ended March 31, 2000, consolidated cash interest expense shall be deemed to be (a) consolidated cash interest expense of the US Borrower and its Subsidiaries (excluding Nelson) for the two fiscal quarters ended March 31, 2000 multiplied by 2 plus (b) cash interest expense of Nelson for the four fiscal quarters ended March 31, 2000, and (iii) for the four fiscal quarters ended June 30, 2000, consolidatd cash interest expense shall be deemed to be (a) consolidated cash interest expense of the US Borrower and its Subsidiaries (excluding Nelson) for the three fiscal quarters ended June 30, 2000 multipled by 4/3 plus (b) cash interest expense of Nelson for the four fiscal quarters ended June 30, 2000.

          "INTEREST PAYMENT DATE": (a) as to any Base Rate Loan, the Base Rate Payment Date set forth on the Administrative Schedule, (b) as to any Eurocurrency Loan having an Interest Period of three (3) months or less, the last day of such Interest Period and (c) as to any Eurocurrency Loan having an Interest Period longer than three (3) months, each day which is three (3) months or a whole multiple thereof, after the first day of such Interest Period as well as the last day of such Interest Period.

          "INTEREST PERIOD":    with respect to any Eurocurrency Loan:

               (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending at the end of any Permitted Interest Period, as selected by the Specified Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

               (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurocurrency Loan and ending at the end of any Permitted Interest Period, as selected by the Specified Borrower by irrevocable notice to the Specified Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

     PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

               (1) if any Interest Period pertaining to a Eurocurrency Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (2) no Interest Period shall extend beyond the Scheduled Revolving Credit Commitment Termination Date in the case of Revolving Credit Loans or the scheduled date final payment is due on any tranche or class of Term Loans in the case of such tranche or class of Term Loans;

               (3) no Interest Period with respect to any tranche or class of the Term Loans shall extend beyond any date upon which repayment of principal thereof is required to be made if, after giving effect to the selection of such Interest Period, the aggregate principal amount of such tranche or class of Term Loans with Interest Periods ending after such date would exceed the aggregate principal amount of such tranche or class of Term Loans permitted to be outstanding after such scheduled repayment; and

               (4) any Interest Period pertaining to a Eurocurrency Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

          "INTEREST RATE AGREEMENT": any interest rate protection agreement, interest rate, commodity or currency future, interest rate option, interest rate cap or other interest rate, commodity or currency hedge arrangement, to or under which any Lender (or any Affiliate thereof) and the US Borrower or its Subsidiaries are parties on the date hereof or become parties after the date hereof.

          "INVESTMENTS":  as defined in subsection 8.9.

          "ISSUING LENDERS": the collective reference to the US Issuing Lender and the English Issuing Lender.

          "JUDGMENT CONVERSION DATE":  as defined in subsection 12.11(a).

          "JUDGMENT CURRENCY":  as defined in subsection 12.11(a).

          "LEASED PROPERTIES": the collective reference to the real properties leased by the US Borrower and its Subsidiaries described on Part II of
     Schedule 5.19 including all buildings, improvements, structures and fixtures now or subsequently located thereon.

          "LENDERS": the collective reference to the US Lenders and the Foreign Subsidiary Lenders.

          "LETTER OF CREDIT": any Standby L/C or Trade L/C, collectively, the "LETTERS OF CREDIT."

          "LETTER OF CREDIT APPLICATION": with respect to (a) a Standby L/C, a Standby L/C Application and (b) a Trade L/C, a Trade L/C Application; collectively, the "LETTER OF CREDIT APPLICATIONS".

          "LEVERAGE RATIO": at any date, the ratio of (a) Consolidated Total Debt of the US Borrower and its Subsidiaries to (b) Consolidated EBITDA of the US Borrower and its Subsidiaries for the period of four consecutive fiscal quarters most recently ended.

          "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

          "LOAN DOCUMENTS": the collective reference to this Agreement, the Notes, the Letter of Credit Applications, the Guarantee and Collateral Agreement, the Mortgages, any other document, instrument or agreement guaranteeing, or granting a Lien to secure any Obligations and, as it relates to the Secured Parties only, the Sharing Agreement.

          "LOANS": the collective reference to the US Loans, the English Loans and the Euro Loans made pursuant to the Existing Credit Agreement or this Agreement.

          "MAJORITY CLASS LENDERS":  as defined in subsection 12.1.

          "MATERIAL ADVERSE CHANGE": any event, development, or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

          "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the Transactions, (b) the business, operations, property or financial condition of the US Borrower and its Subsidiaries, taken as a whole, or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Secured Parties hereunder or thereunder.

          "MATERIALS OF ENVIRONMENTAL CONCERN": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, friable asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "MATERIAL SUBSIDIARY": of any Person means, at any time, a Subsidiary of such Person (a) having (i) at least the Equivalent Amount of 5% of the Consolidated Total Assets (determined as of the last day of the most recent fiscal quarter) of the US Borrower and its Subsidiaries or (ii) at least the Equivalent Amount of 5% of the consolidated total revenues for the twelve month period ending on the last day of the most recent fiscal quarter of such Person or (b) which guarantees or is a party to any Subordinated Debt Document or a Loan Document; PROVIDED, that, in no event may Subsidiaries which have in the aggregate more than 10% of the Consolidated Total Assets or 10% of the consolidated total revenues (as so computed) of the US Borrower be excluded from this definition and notwithstanding the foregoing each Foreign Subsidiary Borrower shall be a Material Subsidiary.

          "MORTGAGED PROPERTIES": the collective reference to the Fee Properties owned by the US Borrower and its Subsidiaries listed on Part I of Schedule 5.19.

          "MORTGAGES": the collective reference to the mortgages and deeds of trust encumbering each of the Mortgaged Properties executed and delivered or to be executed and delivered by the US Borrower or its Domestic Subsidiaries, substantially in the form of Exhibit G-2, with such modifications (including, without limitation, any amendments to any mortgages given in connection with the Existing Credit Agreement) as are determined by the Administrative Agent as necessary or desirable to create a valid and enforceable first mortgage Lien securing the obligations and liabilities of any Borrower or any guarantor under any Loan Document, as the same may be amended, supplemented, replaced, restated, or otherwise modified from time to time.

          "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "NATIONAL CURRENCY UNIT": the unit of currency (other than a euro unit) of a Participating Member State.

          "NELSON":  as defined in the recitals hereto.

          "NELSON ACQUISITION":  as defined in the recitals hereto.

          "NET CASH PROCEEDS": (a) in connection with any Asset Sale (including any sale and leaseback of assets and any sale of accounts receivable in connection with a receivables financing transaction) or any casualty or condemnation event the cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or such casualty or condemnation event net of all reasonable legal fees, notarial fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, required debt payments (other than pursuant hereto) and other customary fees actually incurred in connection therewith and net of taxes paid or reserved to be paid or reasonably expected to be payable as a result thereof and net of purchase price adjustments reasonably expected to be payable in connection therewith and net of any other reserves reasonably estimated by the US Borrower or any Subsidiary in connection with such Asset Sale or such casualty or condemnation event and (b) in connection with any issuance by the US Borrower or any of its Subsidiaries of equity or debt securities or instruments or the incurrence of loans other than Indebtedness permitted by subsection 8.2, the cash proceeds received from such issuance, net of all reasonable investment banking fees, legal fees, notarial fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses (including, but not limited to, filing and printing costs), actually incurred in connection therewith; PROVIDED HOWEVER that (y) with respect to any reserves described in clause (a) above, any amount released from such reserves (other than for the purpose for which it was created) shall constitute "Net Cash Proceeds" when released and (z) with respect to any issuance of debt instruments or securities as described in clause (b) above, only to the extent that such net cash proceeds are used to refinance any Indebtedness permitted by this Agreement, then such net cash proceeds shall not constitute "Net Cash Proceeds" for the purpose of this Agreement.

          "NON-EXCLUDED TAXES":  as defined in subsection 4.7.

          "NON-FUNDING LENDER":  as defined in subsection 4.4(c).

          "NOTES": the collective reference to the Revolving Credit Notes, the Swing Line Notes, and the Term Notes.

          "NOTICE TIME": as to any notice of borrowing, prepayment, conversion or rollover by any Specified Borrower, the Specified Notice Time set forth in the Administrative Schedule.

          "OBLIGATIONS": the collective reference to the Domestic Obligations and the Foreign Subsidiary Obligations.

          "ORIGINAL CLOSING DATE":  April 21, 1999.

          "PARTICIPATING LENDER": as to any Accommodation, any Specified Revolving Credit Lender (other than the Specified Issuing Lender) with respect to its Specified Accommodation Participating Interest in such Accommodation.

          "PARTICIPATING MEMBER STATE": any member state which has the euro as its lawful currency.

          "PARTICIPATION CERTIFICATE": a certificate in substantially the form of Exhibit B.

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

          "PERMITTED ACQUISITION": the acquisition by the US Borrower or a Subsidiary of the US Borrower of a business that is similar, related or supportive to the US Borrower and its Subsidiaries' business or those consented to by the Required Lenders.

          "PERMITTED EXPENDITURE AMOUNTS": at any date, the amount equal to (a) the sum of (i) the Net Cash Proceeds of any issuance of Capital Stock of the US Borrower which was not required to be applied pursuant to the provisions of subsection 2.9(a) (other than Net Cash Proceeds of Capital Stock described in the first parenthetical clause of subsection 2.9(a)),
     (ii) the Net Cash Proceeds of any Asset Sale which was not required to be applied pursuant to the provisions of subsection 2.9(b) and (iii) any portion of the Excess Cash Flow of the US Borrower for fiscal years completed since the Closing Date which was not required to be applied pursuant to the provisions of subsection 2.9(c) MINUS (b) the aggregate amount of Expenditure Use Amounts as of such date.

          "PERMITTED INTEREST PERIOD": as to any Eurocurrency Loan, the permitted interest period lengths set forth in the Administrative Schedule and shall include, in any event, during any period prior to the primary syndication of the Loans, any shorter period as may be agreed to by the Lenders.

          "PERSON": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "PLAN": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which a Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

          "PLEDGED SECURITIES": as defined in the Guarantee and Collateral Agreement.

          "POUNDS STERLING OR L": legal currency of the United Kingdom.

          "PROCESS AGENT": as defined in subsection 12.13(f).

          "PROPERTIES":  as defined in subsection 5.15.

          "QUALIFIED ISSUER": as defined in Section VI of the Administrative Schedule.

          "RATABLE PORTION": for each Specified Lender, the amount of such Lender's PRO RATA portion of any applicable Specified Loan.

          "RECAPITALIZATION": the transactions consummated pursuant to the Recapitalization Agreement.

          "RECAPITALIZATION AGREEMENT": the Recapitalization Agreement, dated as of March 29, 1999, among the US Borrower, the stockholders parties thereto and JLF Acquisition LLC, as amended, supplemented or otherwise modified in accordance with subsection 8.10.

          "REGULATION T, U OR X": Regulation T, U or X of the Board as in effect from time to time.

          "RELATED BUSINESS": Any business involving, ancillary to or related to the business in which the US Borrower or any of its Subsidiaries is engaged on the date hereof.

          "RELATED FUND": with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an affiliate of such investment advisor.

          "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "REPORTABLE EVENT": any of the events set forth in Section 4043(b) of ERISA and the regulations thereunder, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

          "REQUIRED LENDERS": at any time, Lenders the Total Credit Percentages of which aggregate at least a majority.

          "REQUIREMENT OF LAW": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, statute, rule, regulation, common law or determination of an arbitrator or a court or other Governmental Authority and all official directives, consents, approvals, authorizations, restrictions and policies of any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "RESPONSIBLE OFFICER": as to any Person, the chief executive officer, the president, the chief financial officer, managing or other director, any vice president, secretary, any assistant secretary, treasurer or any assistant treasurer of such Person.

          "RESTRICTED PAYMENTS":  as defined in subsection 8.7.

          "REVOLVING CREDIT COMMITMENTS": the collective reference to the US Revolving Credit Commitments and the Foreign Subsidiary Revolving Credit Commitments.

          "REVOLVING CREDIT COMMITMENT PERCENTAGE": as to any Specified Revolving Credit Lender, the percentage of the aggregate Specified Revolving Credit Commitments constituted by its Specified Revolving Credit Commitment.

          "REVOLVING CREDIT COMMITMENT PERIOD": with respect to any Specified Borrower, the Specified Revolving Credit Commitment Period set forth in the Administrative Schedule.

          "REVOLVING CREDIT COMMITMENT TERMINATION DATE": with respect to any Specified Borrower, the Specified Revolving Credit Commitment Termination Date set forth in the Administrative Schedule.

          "REVOLVING CREDIT LENDERS": the collective reference to the US Revolving Credit Lenders and the Foreign Subsidiary Revolving Credit Lenders.

          "REVOLVING CREDIT LOANS": the collective reference to the US Revolving Credit Loans and the Foreign Subsidiary Revolving Credit Loans.

          "REVOLVING CREDIT NOTE" and "REVOLVING CREDIT NOTES": as defined in subsection 2.7(e).

          "SCHEDULED REVOLVING CREDIT COMMITMENT TERMINATION DATE": April 21, 2005 or, if such date is not a Business Day, the Business Day next preceding such date.

          "SECURED PARTIES": the collective reference to the Collateral Agent, the Administrative Agent, the Foreign Subsidiary Agents, and the Lenders.

          "SENIOR DEBT RATIO": at any date, the ratio of (a) Consolidated Senior Debt of the US Borrower and its Subsidiaries to (b) Consolidated EBITDA of the US Borrower and its Subsidiaries for the period of four consecutive fiscal quarters most recently ended.

          "SENIOR SUBORDINATED NOTE INDENTURE": the Indenture dated as of May 28, 1999 entered into by the US Borrower in connection with the issuance of the Senior Subordinated Notes, together with all instruments and other agreements entered into by the US Borrower in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 8.10.

          "SENIOR SUBORDINATED NOTES": the subordinated notes of the US Borrower issued pursuant to the Senior Subordinated Note Indenture.

          "SHARING AGREEMENT": the Sharing Agreement, among the Collateral Agent, the Administrative Agent and the Foreign Subsidiary Agents, substantially in the form of Exhibit I, as the same may be amended, supplemented or otherwise modified from time to time.

          "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "SOLVENT" and "SOLVENCY": with respect to any Person on a particular date, that on such date, (a) the fair value of the property (on a going concern basis) of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets (on a going concern basis) of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital; PROVIDED for purposes of any Person organized under the laws of England and Wales, the term "SOLVENT" shall mean that with respect to such Person on a particular date, that on such date, such Person has the ability to pay its debts as and when they fall due and could not be deemed to be unable to pay its debts for purposes of the Insolvency Act of 1986.

          "SPECIFIED": when used in relation to any Borrower, any Loans (or portion, type or class thereof), Accommodations, Assignee, Commitment, Agent, Issuing Lender, Lenders (or subclass thereof), Obligations (or portion thereof), Accommodation Outstandings and/or any other defined term herein, the applicable Borrower and/or the Loans to, Accommodations for the benefit of, Commitments to, Agent in respect of, Issuing Lender in respect of, Lenders to, Obligations owing by, and other terms relating to such Borrower or defined term, as the context may require.

          "SPECIFIED PARTICIPANT":  as defined in subsection 12.6(b).

          "SPECIFIED REFUNDED SWING LINE LOANS":  as defined in subsection
     2.12(b).

          "SPECIFIED REGISTER":  as defined in subsection 12.6(d).

          "STANDBY L/C": an irrevocable letter of credit issued by a Specified Issuing Lender pursuant to this Agreement for the account of the related Specified Borrower in respect of obligations of such Specified Borrower incurred pursuant to contracts made or performances undertaken or to be undertaken or like matters relating to contracts to which such Specified Borrower is or proposes to become a party, including, without limiting the foregoing, for insurance, trade payable or Indebtedness support purposes.

          "STANDBY L/C APPLICATION":  as defined in subsection 3.2.

          "SUBSEQUENT PARTICIPANT": any member state that adopts the euro as its lawful currency after January 1, 1999.

          "SUBSIDIARY": as to any Person, a corporation, partnership, limited liability company, or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person, including, as to any Person incorporated in England or Wales, (A) a subsidiary within the meaning of Section 736 of the Companies Act 1985, and (B) unless the context otherwise requires, any Person being a subsidiary undertaking within the meaning of Section 258 of the Companies Act 1985 AND (for all purposes of this Agreement other than the calculation of financial condition covenants under section 8.1) the affairs and policies of which the US Borrower or any other Subsidiary of the US Borrower controls or has the power to control. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the US Borrower.

          "SWING LINE COMMITMENT": any Specified Swing Line Lender's obligation to make Specified Swing Line Loans pursuant to subsection 2.12 as set forth in the Administrative Schedule.

          "SWING LINE LENDERS": the collective reference to the US Swing Line Lenders and the English Swing Line Lenders.

          "SWING LINE LOAN PARTICIPATION CERTIFICATE": a certificate in substantially the form of Exhibit C.

          "SWING LINE LOANS": as to any Specified Swing Line Lender, any swing line loans made to the Specified Borrower by such Lender.

          "SWING LINE NOTE":  as defined in subsection 2.7(e).

          "TARGET OPERATING DAY":  any day that is not (a) a Saturday or Sunday,
     (b) Christmas Day or New Year's Day or (c) any other day on which the Trans-European Real-time Gross Settlement Operating System (or any successor settlement system) is not operating (as determined by the Euro Agent).

          "TERM LOANS": the collective reference to the US Term Loans and the English Term Loans.

          "TERM LOAN LENDERS": the collective reference to the US Term Loan Lenders and the English Term Loan Lenders.

          "TERM NOTE" and "TERM NOTES":  as defined in subsection 2.7(e).

          "THIRD STAGE": the third stage of the European economic and monetary union pursuant to the Treaty establishing the European Community (as amended from time to time).

          "TOTAL CREDIT PERCENTAGE": as to any Lender at any time, the percentage of the aggregate Revolving Credit Commitments and outstanding Term Loans then constituted by its Revolving Credit Commitments and its outstanding Term Loans (or, if the Revolving Credit Commitments have terminated or expired, the percentage of the aggregate outstanding Loans and risk interests in the aggregate Accommodation Outstandings and Swing Line Loans then constituted by its outstanding Loans, and its risk interests in Accommodation Outstandings and Swing Line Loans).

          "TOWER SUBORDINATED DEBT":  as defined in subsection 6.1(e).

          "TRADE L/C": a commercial documentary letter of credit issued by a Specified Issuing Lender pursuant to subsection 3.1 for the account of a Specified Borrower for the purchase of materials, goods or services in the ordinary course of business.

          "TRADE L/C APPLICATION":  as defined in subsection 3.2.

          "TRANCHE": the reference to Eurocurrency Loans of a Specified Borrower the Interest Periods with respect to all of which begin on the same date and end on the same later date

     (whether or not such Loans shall originally have been made on the same day); Tranches may be identified as "EUROCURRENCY TRANCHES."

          "TRANSACTION DOCUMENTS": the Acquisition Agreement and all other agreements, instruments or certificates delivered in connection with the Transactions.

          "TRANSACTIONS": as defined in the recitals hereto.

          "TRANSFEREE":  as defined in subsection 12.6(f).

          "TREATY ON EUROPEAN UNION": the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993), as amended from time to time.

          "TYPE": as to any Loan, its nature as a Base Rate Loan or a Eurocurrency Loan.

          "UNDERLYING LEASE":  as defined in subsection 5.8.

          "UNIFORM CUSTOMS": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any revisions thereof.

          "US BORROWER": as defined in the preamble hereto.

          "US BORROWER PRO FORMA BALANCE SHEET":  as defined in subsection
     5.1(c).

          "US ISSUING LENDER":  Chase.

          "US LENDERS": the collective reference to Lenders holding US Loans or US Revolving Credit Commitments.

          "US LETTERS OF CREDIT": any Letter of Credit issued for the account of the US Borrower by the US Issuing Lender.

          "US LOAN": any loan made to the US Borrower by any US Lender pursuant to the Existing Credit Agreement or this Agreement.

          "US REVOLVING CREDIT COMMITMENT": as to any US Revolving Credit Lender, its obligation to make US Revolving Credit Loans to the US Borrower pursuant to subsection 2.1 and to participate in Swing Line Loans and US Letters of Credit in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Revolving Credit Lender's name in Schedule 1.1 under the heading "US Revolving Credit Commitment", as such amount may be reduced from time to time as provided herein; collectively, as to all the US Revolving Credit Lenders, the "US REVOLVING CREDIT COMMITMENTS."

          "US REVOLVING CREDIT LENDER": any US Lender having a US Revolving Credit Commitment or that holds outstanding US Revolving Credit Loans or Specified Accommodation Participating Interests hereunder.

          "US REVOLVING CREDIT LOANS": as to the US Borrower, any revolving credit loans made to the US Borrower by the US Revolving Credit Lenders pursuant to the Existing Credit Agreement or pursuant to subsection 2.1(a).

          "US STERLING TERM LOANS": as to the US Borrower, any term loans made to such Borrower by the US Sterling Term Loan Lenders pursuant to the Existing Credit Agreement on the Original Closing Date in an aggregate principal amount of 10,840,000.

          "US STERLING TERM LOAN LENDERS": as to the US Borrower, any Lenders holding outstanding US Sterling Term Loans.

          "US SWING LINE LENDER": any US Lender having a Swing Line Commitment or that holds outstanding Swing Line Loans.

          "U.S. TAX COMPLIANCE CERTIFICATE":  as defined in subsection
     4.7(b)(ii).

          "US TERM LOANS": the collective reference to the US Tranche A Term Loans, the US Tranche B Term Loans and the US Sterling Term Loans.

          "US TERM LOAN LENDERS": the collective reference to the US Tranche A Term Loan Lenders, the US Tranche B Term Loan Lenders and the US Sterling Term Loan Lenders.

          "US TRANCHE A TERM LOANS": as to the US Borrower, any term loans made to such Borrower by the US Tranche A Term Loan Lenders pursuant to the Existing Credit Agreement on the Original Closing Date in an aggregate principal amount of $70,000,000 or pursuant to subsection 2.5(a) on the Closing Date in an aggregate principal amount of $85,000,000.

          "US TRANCHE A TERM LOAN LENDERS": as to the US Borrower, any Lenders holding outstanding US Tranche A Term Loans.

          "US TRANCHE B TERM LOANS": as to the US Borrower, any term loans made to such Borrower by the US Tranche B Term Loan Lenders pursuant to the Existing Credit Agreement on the Original Closing Date in an aggregate principal amount of $190,000,000.

          "US TRANCHE B TERM LOAN LENDERS": as to the US Borrower, any Lenders holding outstanding US Tranche B Term Loans.

          "WHOLLY OWNED SUBSIDIARY": as to any Person, any Subsidiary of which such Person owns, directly or indirectly, all of the Capital Stock of such Subsidiary other than directors' qualifying shares or any shares held by nominees.

          1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Note or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in any Note, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the US Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (e) Whenever any amount denominated in a currency other than Dollars needs to be determined for purposes of Section 8 (other than subsection 8.1) such determination shall be made on the Equivalent Amount of such other currency on the date on which the particular transaction giving rise to the need to calculate such Equivalent Amount occurred.


                     SECTION 2.  AMOUNTS AND TERMS OF COMMITMENTS

          2.1 REVOLVING CREDIT COMMITMENTS. (a) THE LENDERS' REVOLVING CREDIT COMMITMENTS. Subject to the terms and conditions hereof, each Specified Revolving Credit Lender severally agrees to make Specified Revolving Credit Loans to the related Specified Borrower from time to time during the Specified Revolving Credit Commitment Period in an aggregate principal amount or Equivalent Amount thereof in the relevant currency, if applicable, at any one time outstanding, when added to such Specified Lender's Specified Revolving Credit Commitment Percentage of all Specified Accommodation Outstandings and outstanding Specified Swing Line Loans, not to exceed, after giving effect to the use of the proceeds thereof, the amount of such Specified Lender's Specified Revolving Credit Commitment; PROVIDED, that (i) the Specified Borrower shall not request and the Specified Revolving Credit Lender shall not make any Specified Revolving Credit Loan if, after giving effect to the making thereof, the Equivalent Amount of the aggregate Revolving Credit Loans, Accommodation Outstandings and Swing Line Loans would exceed the US Revolving Credit Commitments and (ii) neither the English Borrower nor the Euro Borrower shall request and neither the English Revolving Credit Lenders nor the Euro Revolving Credit Lenders shall make any English Revolving Credit Loans or Euro Revolving Credit Loans, as the case may be, if, after giving effect to the making thereof, the Equivalent Amount of the aggregate of the English Revolving Credit Loans, the Accommodations issued by the English Issuing Lender for the account of the English Borrower, the Swing Line Loans made to the English Borrower and the Euro Revolving Credit Loans, in each case, then outstanding would exceed $25,000,000. During the Specified Revolving Credit Commitment Period, the Specified Borrower may use the Specified Revolving Credit Commitments by borrowing, prepaying the Specified Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          The Specified Revolving Credit Loans may from time to time be of any available Type, as determined by the Specified Borrower and notified to the Specified Agent in accordance with subsections 2.2 and 2.10.

          (b) ENGLISH BIDCO'S CONFIRMATION. English Bidco acknowledges and confirms that (i) Chase issued the Bank Guarantee Letters of Credit with an aggregate face amount not exceeding L17,823,330.80 to the Guarantor in respect of the Guaranteed Loan Notes and (ii) English Bidco agreed to reimburse Chase on each date on which Chase notifies English Bidco of (x) the date and amount of a demand presented under the Bank Guarantee Letters of Credit, (y) the amount of such demand paid by Chase, and (z) any taxes, fees, charges or other costs or expenses incurred by Chase in connection with such payment. English Bidco hereby represents, warrants, agrees, covenants and reaffirms that: (i) it has no (and it permanently and irrevocably waives, and releases Chase from, any, to the extent arising on or prior to the Closing Date) defense, setoff, claim, or counterclaim against Chase with regard to its English Obligations in respect of the Bank Guarantee Letters of Credit and (ii) reaffirms its obligation to reimburse Chase as set forth above.

          2.2 PROCEDURE FOR REVOLVING CREDIT BORROWING. Any Specified Borrower may borrow under the related Specified Revolving Credit Commitment during the Specified Revolving Credit Commitment Period on any Business Day, PROVIDED that such Specified Borrower shall give the Specified Agent irrevocable notice by the Specified Notice Time specifying (i) the amount and currency to be borrowed,
(ii) the requested Borrowing Date, (iii) the Type or Types of Loan, and (iv) if the borrowing is to be entirely or partly of Eurocurrency Loans, the respective amounts of each such Type of Specified Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Specified Revolving Credit Commitments shall be in a minimum amount equal to (A) in the case of Base Rate Loans, the Equivalent Amount of $250,000 (or, if the then Specified Available Revolving Credit Commitments are less than the Equivalent Amount of $1,000,000, such lesser amount) and (B) in the case of Eurocurrency Loans, the Equivalent Amount of $1,000,000. Upon receipt of any such notice from the Specified Borrower, the Specified Agent shall promptly notify each Specified Revolving Credit Lender thereof. Each Specified Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Specified Agent for the account of the Specified Borrower at the office of the Specified Agent specified in subsection 12.2 prior to 11:00 a.m. local time of the Specified Agent, on the Borrowing Date requested by the Specified Borrower in funds immediately available to the Specified Agent. Such borrowing will then be made available to the Specified Borrower by the Specified Agent crediting the account of the Specified Borrower on the books of such office with the aggregate of the amounts made available to the Specified Agent by the Specified Revolving Credit Lenders and in like funds as received by the Specified Agent.

          2.3 COMMITMENT FEE; ADMINISTRATIVE AGENT FEES. (a) The US Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to, but not including, the Scheduled Revolving Credit Commitment Termination Date or such other earlier date on which the Revolving Credit Commitments are terminated (whether pursuant to Section 9 or otherwise), computed at a rate per annum equal to the Applicable Margin for Commitment Fees on the average daily excess, if any, during the period for which payment is made, of (i) the amount of such Revolving Credit Lender's US Revolving Credit Commitment OVER (ii) the sum of the Equivalent Amount of (A) the aggregate unpaid principal amount at such time of all Revolving Credit Loans made by such Revolving Credit Lender, and (B) an amount equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the Accommodation Outstandings at such time, payable quarterly in arrears on the last day of each March, June, September, and December and on the Scheduled Revolving Credit Commitment Termination Date.

          (b) Each Borrower shall pay to Chase for the accounts of the Agents the amounts payable by it set forth in the Fee Letter dated September 10, 1999 or in any subsequent agreement in the amounts and on the dates set forth therein.

          2.4 TERMINATION OR REDUCTION OF REVOLVING CREDIT COMMITMENTS. (a) Any Specified Borrower shall have the right, upon not less than three (3) Business Days' notice to the Specified Agent, to terminate the Specified Revolving Credit Commitments or, from time to time, reduce the unutilized portion of the amount of the Specified Revolving Credit Commitments, PROVIDED that any such termination of the Specified Revolving Credit Commitments shall be accompanied by prepayment (or payment of cash collateral, as applicable in the case of Specified Accommodations) in full of the Specified Revolving Credit Loans, Specified Swing Line Loans and Specified Accommodation Obligations then outstanding in excess of the Specified Revolving Credit Commitments as so reduced, together with accrued interest thereon to the date of such prepayment, cancellation of all Specified Accommodations and the payment of any unpaid commitment fee then accrued hereunder. Any such reduction shall be in a minimum Equivalent Amount of $1,000,000, and shall reduce permanently the amount of the Specified Revolving Credit Commitments then in effect and shall further include any amounts due in respect thereof under subsection 4.8. Upon termination of the Specified Revolving Credit Commitments, any Specified Accommodation then outstanding which has been fully cash collateralized shall no longer be considered an "Accommodation" as defined in subsection 1.1, and any Specified Accommodation Participating Interest heretofore granted by the Specified Issuing Lender to the Specified Revolving Credit Lenders in such Specified Accommodation shall be deemed terminated but the fees payable under subsection 3.3 shall continue to accrue to the Specified Issuing Lender with respect to such Specified Letter of Credit until the expiry thereof.

          (b) In the case of any reduction of any Specified Revolving Credit Commitments hereunder, to the extent, if any, that the sum of the Specified Revolving Credit Loans, Specified Swing Line Loans and the Specified Accommodation Outstandings exceeds the Specified Revolving Credit Commitments as so reduced, the Specified Borrower shall make a prepayment equal to such excess amount, the proceeds of which shall be applied FIRST, to payment of the Specified Swing Line Loans then outstanding, SECOND, to payment of the Specified Revolving Credit Loans then outstanding, THIRD, to payment of any Specified Accommodation Obligations then outstanding and LAST, to cash collateralize any outstanding Specified Accommodation on terms reasonably satisfactory to the Specified Lenders holding a majority of the Specified Revolving Credit Commitments.

          (c) Any Specified Revolving Credit Commitments once terminated or reduced may not be reinstated.

          2.5 TERM LOANS. (a) US TRANCHE A TERM LOANS. (i) Certain of the US Tranche A Term Loan Lenders have made US Tranche A Term Loans to the US Borrower on the Original Closing Date in the aggregate principal amount of $70,000,000. Prior to the date hereof the US Borrower has made principal payments of the US Tranche A Term Loans in an aggregate amount equal to $2,105,263.16. Subject to the terms and conditions hereof, each of the US Tranche A Term Loan Lenders (including any US Tranche A Term Loan Lenders which are becoming US Tranche A Term Loan Lenders on the date hereof) severally agrees to make the Additional US Tranche A Term Loans to the US Borrower on the Closing Date in an amount not to exceed the difference between (x) the amount set forth under the heading "US Tranche A Term Loan Commitment" opposite such Lender's name on Schedule 1.1 and (y) the amount of the US Tranche A Term Loan made by such US Tranche A Term Loan Lender on the Original Closing Date. The US Tranche A Term Loans may from time to time be (a) Eurocurrency Loans, (b) Base Rate Loans or (c) a combination thereof, as determined by the US Borrower and notified to the Administrative Agent in accordance with subsection 2.10.

          (ii) AMORTIZATION OF US TRANCHE A TERM LOANS. The aggregate US Tranche A Term Loans of all US Tranche A Term Loan Lenders shall be payable in 21 consecutive quarterly installments (except with respect to the last installment which shall be due and payable on April 21, 2005) on the dates and in a principal amount equal to the amount set forth below (together with all accrued interest thereon) opposite the applicable installment date (or, if less, the aggregate amount of the US Tranche A Term Loans then outstanding):


                    Installment                        Amount
                    -----------                        ------
                    March 31, 2000                     $7,280,704.67
                    June 30, 2000                      $3,640,352.33
                    September 30, 2000                 $3,640,352.33
                    December 31, 2000                  $3,640,352.33
                    March 31, 2001                     $3,640,352.33
                    June 30, 2001                      $7,280,704.67
                    September 30, 2001                 $7,280,704.67
                    December 31, 2001                  $7,280,704.67
                    March 31, 2002                     $7,280,704.67
                    June 30, 2002                      $7,280,704.67
                    September 30, 2002                 $7,280,704.67
                    December 31, 2002                  $7,280,704.67
                    March 31, 2003                     $7,280,704.67
                    June 30, 2003                      $9,100,880.83
                    September 30, 2003                 $9,100,880.83
                    December 31, 2003                  $9,100,880.83
                    March 31, 2004                     $9,100,880.83
                    June 30, 2004                      $9,100,880.83


                                                                             30


                    September 30, 2004                 $9,100,880.83
                    December 31, 2004                  $9,100,880.83
                    April 21, 2005                     $9,100,819.67

          (b) US TRANCHE B TERM LOANS. (i) The US Tranche B Term Loan Lenders have made US Tranche B Term Loans to the US Borrower on the Original Closing Date in the aggregate principal amount of $190,000,000. Prior to the date hereof the US Borrower has made principal payments of the US Tranche B Term Loans in an aggregate amount equal to $37,894,736.84. The US Tranche B Term Loans may from time to time be (a) Eurocurrency Loans, (b) Base Rate Loans or
(b) a combination thereof, as determined by the US Borrower and notified to the Administrative Agent in accordance with subsection 2.10.

          (ii) AMORTIZATION OF US TRANCHE B TERM LOANS. The aggregate US Tranche B Term Loans of all US Tranche B Term Loan Lenders shall be payable in 28 consecutive quarterly installments (except with respect to the last installment which shall be due and payable on October 21, 2006) on the dates and in a principal amount equal to the amount set forth below (together with all accrued interest thereon) opposite the applicable installment date (or, if less, the aggregate amount of the US Tranche B Term Loans then outstanding):


                    Installment                        Amount
                    -----------                        ------
                    March 31, 2000                     $800,554.02
                    June 30, 2000                      $200,138.50
                    September 30, 2000                 $200,138.50
                    December 31, 2000                  $200,138.50
                    March 31, 2001                     $200,138.50
                    June 30, 2001                      $200,138.50
                    September 30, 2001                 $200,138.50
                    December 31, 2001                  $200,138.50
                    March 31, 2002                     $200,138.50
                    June 30, 2002                      $200,138.50
                    September 30, 2002                 $200,138.50
                    December 31, 2002                  $200,138.50
                    March 31, 2003                     $200,138.50
                    June 30, 2003                      $200,138.50
                    September 30, 2003                 $200,138.50
                    December 31, 2003                  $200,138.50
                    March 31, 2004                     $200,138.50
                    June 30, 2004                      $200,138.50
                    September 30, 2004                 $200,138.50
                    December 31, 2004                  $200,138.50
                    March 31, 2005                     $200,138.50
                    June 30, 2005                      $200,138.50
                    September 30, 2005                 $200,138.50
                    December 31, 2005                  $200,138.50
                    March 31, 2006                     $200,138.50
                    June 30, 2006                      $200,138.50
                    September 30, 2006                 $200,138.50
                    October 21, 2006                   $146,101,108.04

          (c) US STERLING TERM LOANS. (i) The US Sterling Term Loan Lenders have made US Sterling Term Loans to the US Borrower on the Original Closing Date in the aggregate principal amount of 10,840,000. The US Sterling Term Loans may from time to time be (a) Eurocurrency Loans, (b)

Base Rate Loans or (b) a combination thereof, as determined by the US Borrower and notified to the Administrative Agent in accordance with subsection 2.10.

          (ii) AMORTIZATION OF US STERLING TERM LOANS. The aggregate US Sterling Term Loans of all US Sterling Term Loan Lenders shall be payable in 21 consecutive quarterly installments (except with respect to the last installment which shall be due and payable on April 21, 2005) on the dates and in a principal amount equal to the amount set forth below (together with all accrued interest thereon) opposite the applicable installment date (or, if less, the aggregate amount of the US Sterling Term Loans then outstanding):


                    Installment                        Amount
                    -----------                        ------
                    March 31, 2000                     L516,190
                    June 30, 2000                      L258,095
                    September 30, 2000                 L258,095
                    December 31, 2000                  L258,095
                    March 31, 2001                     L258,095
                    June 30, 2001                      L516,190
                    September 30, 2001                 L516,190
                    December 31, 2001                  L516,190
                    March 31, 2002                     L516,190
                    June 30, 2002                      L516,190
                    September 30, 2002                 L516,190
                    December 31, 2002                  L516,190
                    March 31, 2003                     L516,190
                    June 30, 2003                      L645,238
                    September 30, 2003                 L645,238
                    December 31, 2003                  L645,239
                    March 31, 2004                     L645,239
                    June 30, 2004                      L645,239
                    September 30, 2004                 L645,239
                    December 31, 2004                  L645,239
                    April 21, 2005                     L645,239

          (d) ENGLISH TERM LOANS. (i) The English Term Loan Lenders have made English Term Loans to the English Borrower on the Original Closing Date in the aggregate principal amount of 10,840,000. The English Term Loans may from time to time be (a) Eurocurrency Loans, (b) Base Rate Loans or (b) a combination thereof, as determined by English Borrower and notified to the English Agent in accordance with subsection 2.10.

          (ii) AMORTIZATION OF ENGLISH TERM LOANS. The aggregate English Term Loans of all English Term Loan Lenders shall be payable in 21 consecutive quarterly installments (except with respect to the last installment which shall be due and payable on April 21, 2005) on the dates and in a principal amount equal to the amount set forth below (together with all accrued interest thereon) opposite the applicable installment date (or, if less, the aggregate amount of the English Term Loans then outstanding):

               Installment                        Amount
               -----------                        ------
               March 31, 2000                     L516,190
               June 30, 2000                      L258,095
               September 30, 2000                 L258,095
               December 31, 2000                  L258,095
               March 31, 2001                     L258,095
               June 30, 2001                      L516,190



                                                                             32


               September 30, 2001                 L516,190
               December 31, 2001                  L516,190
               March 31, 2002                     L516,190
               June 30, 2002                      L516,190
               September 30, 2002                 L516,190
               December 31, 2002                  L516,190
               March 31, 2003                     L516,190
               June 30, 2003                      L645,238
               September 30, 2003                 L645,238
               December 31, 2003                  L645,239
               March 31, 2004                     L645,239
               June 30, 2004                      L645,239
               September 30, 2004                 L645,239
               December 31, 2004                  L645,239
               April 21, 2005                     L645,239

          2.6 PROCEDURE FOR TERM LOAN BORROWINGS. The Specified Subsidiary Borrower shall give the Specified Agent irrevocable notice by the Specified Notice Time requesting that the Specified Term Loan Lenders make the Specified Term Loans on the requested Borrowing Date and specifying (i) the amount and currency to be borrowed, (ii) the requested Borrowing Date, (iii) the Type or Types of Loan, and (iv) if the borrowing is to be entirely or partly of Eurocurrency Loans, the respective amounts of each such Type of Specified Loan and the respective lengths of the initial Interest Periods therefor. Upon receipt of such notice the Specified Agent shall promptly notify each Specified Term Loan Lender thereof. Each Specified Term Loan Lender will make an amount equal to the Specified Term Loans to be made by such Lender available to the Specified Agent for the account of the Specified Borrower at the office of the Specified Agent specified in subsection 12.2 prior to 11:00 a.m. local time of the Specified Agent, on the Borrowing Date requested by the Specified Borrower in funds immediately available to the Specified Agent. Such borrowing will then be made available to the Specified Borrower by the Specified Agent crediting the account of the Specified Borrower on the books of such office with the aggregate of the amounts made available to the Specified Agent by the Specified Term Loan Lenders and in like funds as received by the Specified Agent.

          2.7 REPAYMENT OF LOANS. (a) Each Specified Borrower hereby unconditionally promises to pay to the Specified Agent for the account of: (i) each Specified Revolving Credit Lender, the then unpaid principal amount of each Specified Revolving Credit Loan of such Specified Lender, on the Specified Revolving Credit Commitment Termination Date (or such earlier date on which the Specified Revolving Credit Loans become due and payable pursuant to Section 9);
(ii) each Specified Swing Line Lender, the then unpaid principal amount of the Specified Swing Line Loans of such Swing Line Lender, on the Specified Revolving Credit Commitment Termination Date (or such earlier date on which the Specified Swing Line Loans become due and payable pursuant to Section 9); (iii) each US Tranche A Term Loan Lender, such Lender's Ratable Portion of the amounts specified in subsection 2.5(a)(ii) (or, if less, the aggregate amount of the US Tranche A Term Loans of such Lender then outstanding), on the dates specified in subsection 2.5(a)(ii) (or such earlier date on which the US Tranche A Term Loans become due and payable pursuant to Section 9); (iv) each US Tranche B Term Loan Lender, such Lender's Ratable Portion of the amounts specified in subsection 2.5(b)(ii) (or, if less, the aggregate amount of the US Tranche B Term Loans of such Lender then outstanding), on the dates specified in subsection 2.5(b)(ii) (or such earlier date on which the US Tranche B Term Loans become due and payable pursuant to Section 9); (v) each US Sterling Term Loan Lender, such Lender's Ratable Portion of the amounts specified in subsection 2.5(c)(ii) (or, if less, the aggregate amount of the US Sterling Term Loans of such Lender then outstanding), on the dates specified in subsection 2.5(c)(ii) (or such earlier date on which the US Sterling Term Loans become due and payable pursuant to
Section 9); and (vi) each English Term Loan Lender, such Lender's Ratable Portion of the amounts specified in subsection 2.5(c)(ii) (or, if less, the aggregate amount of the English Term Loans of such Lender then outstanding), on the dates specified in subsection 2.5(c)(ii) (or such earlier date on which the English Term Loans become due and payable pursuant to Section
9). Each Specified Borrower hereby further agrees to pay interest on the unpaid principal amount of its Specified Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.1.

          (b) Each Specified Lender (including each Specified Swing Line Lender) shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Specified Borrower to such Specified Lender resulting from each Specified Loan of such Specified Lender from time to time, including the amounts of principal and interest payable and paid to such Specified Lender from time to time under this Agreement.

          (c) Each Specified Agent shall maintain a Specified Register pursuant to subsection 12.6(d), and a subaccount therein for each Specified Lender, in which shall be recorded (i) the amount of each Specified Loan made hereunder and any Note evidencing such Loan, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Specified Borrower to each Specified Lender hereunder and (iii) both the amount of any sum received by such Specified Agent hereunder from each Specified Borrower and each Specified Lender's share thereof.

          (d) The entries made in each Specified Register and the accounts of each Specified Lender maintained pursuant to subsection 2.7(b) shall, to the extent permitted by applicable law and absent manifest error, be PRIMA FACIE evidence of the existence and amounts of the obligations of each Specified Borrower therein recorded; PROVIDED, HOWEVER, that the failure of any Specified Lender or any Specified Agent to maintain the applicable Specified Register or any such account, or any error therein, shall not in any manner affect the obligation of each Specified Borrower to repay (with applicable interest) its Specified Loans owing to the Specified Lender in accordance with the terms of this Agreement.

          (e) The US Borrower agrees that, upon request to the US Agent by any Specified Lender, the US Borrower will execute and deliver to such Specified Lender (i) a promissory note of the US Borrower evidencing the Specified Revolving Credit Loans of such Specified Lender, substantially in the form of Exhibit A-1 with appropriate insertions as to date and principal amount (each as amended, supplemented, replaced or otherwise modified from time to time, a "REVOLVING CREDIT NOTE"), and/or (ii) a promissory note of the Specified Borrower evidencing the Specified Term Loan of such Specified Lender, substantially in the form of Exhibit A-2 with appropriate insertions as to Borrower, currency, date, and principal amount (each as amended, supplemented, replaced or otherwise modified from time to time, a "TERM NOTE"), and/or (iii) a promissory note of such Specified Borrower evidencing the Specified Swing Line Loans of the Specified Swing Line Lender, substantially in the form of Exhibit A-3 with appropriate insertions as to date and principal amount (as amended, supplemented, replaced or otherwise modified from time to time, the "SWING LINE NOTE").

          2.8 OPTIONAL PREPAYMENTS. Any Borrower may, at any time and from time to time, prepay such Specified Borrower's Specified Loans, in whole or in part, without premium or penalty except as set forth in subsection 4.8, upon at least three (3) Business Days' irrevocable notice to the Specified Agent, specifying the date and amount of prepayment and whether the prepayment is of
(i) a specific Type of Loan and, if of a combination thereof, the amount allocable to each and (ii) (1) Specified Term Loans, (2) Specified Revolving Credit Loans, or (3) a combination thereof, as the case may be, and if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Specified Agent shall promptly notify each Specified Term Loan Lender or Specified Revolving Credit Lender, as the case may be, thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with, in the case of prepayments of the Eurocurrency Loans only, accrued interest to such date on the amount prepaid.

          Optional prepayments of the Term Loans shall be applied to each class or tranche of Term Loans and to the installments thereof as the US Borrower shall so elect. Amounts prepaid on account of any Term Loans may not be reborrowed. Partial prepayments shall be in an aggregate principal Equivalent Amount of at least $1,000,000 and shall include any amounts due in respect thereof under subsection 4.8.

          2.9  MANDATORY PREPAYMENTS.

          (a) Subsequent to the Closing Date, unless the Required Lenders and the US Borrower shall otherwise agree, if the US Borrower or any of its Subsidiaries shall issue any class of Capital Stock for cash (other than (i) any Capital Stock issued to finance a Permitted Acquisition permitted hereunder,
(ii) Capital Stock issued by any Subsidiary pursuant to a capital contribution to such Subsidiary by the US Borrower or any other Subsidiary, (iii) Capital Stock issued to officers, directors or employees as compensation or as part of an incentive program or (iv) Capital Stock issued by the US Borrower to any Affiliate, as determined prior to the making of such capital contribution, of the US Borrower pursuant to a capital contribution to the US Borrower by such Affiliate) or incur any Indebtedness other than any Indebtedness permitted pursuant to subsection 8.2 (other than clause (n) thereof), within five (5) Business Days of the date of such issuance or incurrence, each Borrower shall prepay an amount of its Specified Term Loans equal to its Specified Borrower Percentage of the Equity Prepayment Percentage, in the case of the issuance of any such Capital Stock, or the Debt Prepayment Percentage, in the case of the incurrence of any such Indebtedness, of the Net Cash Proceeds thereof as set forth in paragraph (d) of this subsection 2.9.

          (b) Unless the Required Lenders and the US Borrower shall otherwise agree, if the US Borrower or any of its Subsidiaries shall consummate any Asset Sale or receive any cash proceeds of any casualty or condemnation, on the date which is twelve months after the date of consummation of such Asset Sale or receipt of such proceeds, each Borrower shall prepay an amount of its Specified Term Loans equal to its Specified Borrower Percentage of the Asset Sale Prepayment Percentage of the Net Cash Proceeds thereof as set forth in paragraph
(d) of this subsection 2.9 to the extent that such Net Cash Proceeds from the Asset Sale or casualty or condemnation event have not been reinvested in the business of the US Borrower or any of its Subsidiaries within twelve months of the date of such Asset Sale or such casualty or condemnation event.

          (c) Unless the Required Lenders and the US Borrower shall otherwise agree, if for any fiscal year, commencing with the fiscal year ending December 31, 2000, there shall be Excess Cash Flow for such fiscal year, each Borrower shall prepay an amount of its Specified Term Loans equal to its Specified Borrower Percentage of the ECF Prepayment Percentage of such Excess Cash Flow as set forth in paragraph (d) of this subsection 2.9. Each such prepayment shall be made on or before the date which is seven (7) Business Days after the earlier of (A) the date on which the financial statements referred to in subsection 7.1(a) are required to be delivered to the Lenders and (B) the date on which said financial statements are actually delivered.

          (d) Mandatory prepayments of the Term Loans shall be applied (i) PRO RATA to each class or tranche of Term Loans ratably based upon the then outstanding principal amounts of the Term Loans (with each class or tranche of Term Loan to be allocated that percentage of the amount to be applied as is equal to a fraction (expressed as a percentage), the NUMERATOR of which is the then outstanding principal amount of such class or tranche of Term Loans, as the case may be, and the DENOMINATOR of which is equal to the then outstanding principal amount of all Term Loans); (ii) to reduce the then remaining installments of such Term Loans ratably based upon the then amounts of such installments of such Term Loans; and (iii) subject to clauses (i) and (ii), prepayments shall be applied FIRST to Base Rate Loans and SECOND, PRO RATA, to Eurocurrency Loans, PROVIDED, that in the event the mandatory prepayment of any class or tranche of Term Loans as a result of an asset sale or disposition by any Foreign Subsidiary Borrower or any of its Subsidiaries would result in any adverse tax impact to the US Borrower or any other Foreign Subsidiary Borrower, the portion allocable to the Term Loans of each affected Borrower shall instead be applied to the Term Loans of the applicable Foreign Subsidiary Borrower. Amounts prepaid on account of any of the Term Loans may not be reborrowed.

          (e) Notwithstanding anything to the contrary in subsections 2.9(d) or 4.4, with respect to the amount of any mandatory prepayment described in subsection 2.9 that is allocated to US Tranche B Term Loans (such amount, the "US TRANCHE B PREPAYMENT AMOUNT"), at any time when US Tranche A Term Loans remain outstanding, the relevant Borrower will, in lieu of applying such amount to the prepayment of US Tranche B Term Loans, as provided in paragraph (d) above, on the date specified in subsection 2.9 for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each US Tranche B Term Loan Lender a notice (each, a "PREPAYMENT OPTION NOTICE") as described below. As promptly as practicable after receiving such notice from the relevant Borrower, the Administrative Agent will send to each Tranche B Term Loan Lender a Prepayment Option Notice, which shall be in the form of Exhibit R, and shall include an offer by the relevant Borrower to prepay on the date (each a "MANDATORY PREPAYMENT DATE") that is 10 Business Days after the date of the Prepayment Option Notice, the relevant Term Loans of such Lender by an amount equal to the portion of the Prepayment Amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's US Tranche B Term Loans. On the Mandatory Prepayment Date, (i) the relevant Borrower shall pay to the Administrative Agent the aggregate amount necessary to prepay that portion of the outstanding relevant US Tranche B Term Loans in respect of which US Tranche B Lenders have accepted prepayment as described above (such Lenders, the "ACCEPTING LENDERS"), and such amount shall be applied to reduce the US Tranche B Prepayment Amounts with respect to each Accepting Lender and (ii) the relevant Borrower shall pay to the Administrative Agent an amount equal to the portion of the US Tranche B Prepayment Amount not accepted by the Accepting Lenders, and such amount shall be applied to the prepayment of the US Tranche A Term Loans.

          (f) With respect to any Specified Borrower, if at any time the sum of its Specified Revolving Credit Loans, Specified Swing Line Loans and Specified Accommodation Outstandings exceeds the Specified Revolving Credit Commitments (including at any time after any reduction of the Specified Revolving Credit Commitments pursuant to subsection 2.4), the Specified Borrower shall make a payment in the amount of such excess which payment shall be applied in the order and in the manner set forth in subsection 2.4(b). To the extent that after giving effect to any prepayment of the Specified Loans required by the preceding sentence, the sum of the Specified Revolving Credit Loans, Specified Swing Line Loans and Specified Accommodation Outstandings exceeds the Specified Revolving Credit Commitments then in effect, the Specified Borrower shall, without notice or demand, immediately cash collateralize the then outstanding Specified Accommodation Obligations in an amount equal to such excess upon terms reasonably satisfactory to the Specified Agent.

          (g) If at any time the sum of the Equivalent Amount of the Revolving Credit Loans, Swing Line Loans and Accommodation Outstandings exceeds the US Revolving Credit Commitments (including at any time after any reduction of the US Revolving Credit Commitments pursuant to subsection 2.4), the Borrowers shall make a payment in the amount of such excess which payment shall be applied in the order and in the manner set forth in subsection 2.4(b). To the extent that after giving effect to any prepayment of the Loans required by the preceding sentence, the sum of the Equivalent Amount of the Revolving Credit Loans, Swing Line Loans and Accommodation Outstandings exceeds the Revolving Credit Commitments then in effect, the Borrowers shall, without notice or demand, immediately cash collateralize the then outstanding Accommodation Obligations in an amount equal to such excess upon terms reasonably satisfactory to the Specified Agent with respect to the relevant Accommodation Obligations.

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                                                                             36



          (h) The provisions of this subsection 2.9 shall not be in derogation of any other covenant or obligation of the US Borrower and its Subsidiaries under the Loan Documents and shall not be construed as a waiver of, or a consent to departure from, any such covenant or obligation.

          (i) Notwithstanding the foregoing provisions of this subsection 2.9, if at any time the mandatory prepayment of any Specified Term Loans pursuant to this Agreement would result, after giving effect to the procedures set forth in this Agreement, in the Specified Borrower incurring costs, under subsection 4.5,
4.6 or 4.7 as a result of Eurocurrency Loans ("AFFECTED EUROCURRENCY LOANS") being prepaid other than on the last day of an Interest Period applicable thereto, which costs are required to be paid pursuant to subsection 4.8, then the Specified Borrower may, in its sole discretion, initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect to the Affected Eurocurrency Loans with the Specified Agent (which deposit must be equal in amount to the amount of the Affected Eurocurrency Loans not immediately prepaid) to be held as security for the obligations of the Specified Borrower to make such mandatory prepayment pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Specified Agent, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Specified Term Loan that is a Eurocurrency Loan (or such earlier date or dates as shall be requested by the Specified Borrower), to repay an aggregate principal amount of such Specified Term Loan equal to the Affected Eurocurrency Loans not initially repaid pursuant to this sentence.

          (j) Notwithstanding anything to the contrary contained herein, nothing herein shall require any Foreign Subsidiary Borrower to make any payment to any Lenders (other than its Specified Lenders), it being acknowledged that no Foreign Subsidiary Borrower is in any way liable for any of the Domestic Obligations or any Obligations of any other Foreign Subsidiary Borrower (other than the English Borrower with respect to the Bank Guarantee Letters of Credit and the English Term Loans to the extent assumed or guaranteed by it).

          2.10 CONVERSION AND CONTINUATION OPTIONS. (a) Subject to the terms and conditions hereof and to the extent available to it, any Specified Borrower may elect from time to time to convert its Base Rate Loans to Eurocurrency Loans by giving the Specified Agent at least three (3) Business Days' prior irrevocable notice of such election; PROVIDED that at no time may any Specified Borrower elect to convert any or all of its Specified Swing Line Loans from Base Rate Loans to Eurocurrency Loans. Any such notice of conversion to Eurocurrency Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Specified Agent shall promptly notify each affected Specified Term Loan Lender or Specified Revolving Credit Lender, as the case may be, thereof. All or any part of outstanding Base Rate Loans may be converted as provided herein, PROVIDED that (i) no Base Rate Loan may be converted into a Eurocurrency Loan when any Event of Default has occurred and is continuing and the Specified Agent has or the Required Lenders have determined that such a conversion is not appropriate and (ii) any such conversion may only be made if, after giving effect thereto, subsection 2.11 shall not have been contravened.

          (b) Any Eurocurrency Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Specified Borrower giving notice to the Specified Agent, in accordance with the applicable provisions of the term "INTEREST PERIOD" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, PROVIDED that no Eurocurrency Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Specified Agent has or the Required Lenders have determined that such a continuation is not appropriate or
(ii) if, after giving effect thereto, subsection 2.11 would be contravened and PROVIDED, FURTHER, that if the Specified Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Eurocurrency Loans shall be automatically continued as Eurocurrency Loans on the last day of such then expiring Interest Period with a new Interest Period of one (1) month.

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                                                                             37


          (c) Subject to the terms and conditions hereof and to the extent available to it, any Specified Borrower may elect from time to time to convert its Eurocurrency Loans to Base Rate Loans, by giving the Specified Agent at least two (2) Business Days' prior irrevocable notice of such election, PROVIDED that, unless such Specified Borrower elects to pay to the Specified Agent for the account of the Specified Lenders the amount of any breakage costs and other Eurocurrency Loan related costs to be incurred by such Specified Borrower under this Agreement with respect to the prepayment or conversion of such Eurocurrency Loan prior to the end of an Interest Period, any such conversion of Eurocurrency Loans may only be made on the last day of an Interest Period with respect thereto.

          (d) For greater certainty, the conversion of any Loan to another basis of Loan, as provided in this subsection 2.10, shall not constitute a repayment of amounts owing under the Specified Loans under this Agreement nor a new advance of funds hereunder.

          2.11 MINIMUM AMOUNTS OF TRANCHES. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurocurrency Tranche shall be in a minimum Equivalent Amount of $1,000,000 and so that there shall not be more than 12 Eurocurrency Tranches at any one time outstanding.

          2.12 SWING LINE COMMITMENTS. (a) Subject to the terms and conditions hereof, each Specified Swing Line Lender agrees to make Swing Line Loans to the Specified Borrower from time to time during the Specified Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the Specified Swing Line Commitment of such Specified Swing Line Lender, PROVIDED that at no time (i) may the sum of the Specified Swing Line Loans, the Specified Revolving Credit Loans and Specified Accommodation Outstandings exceed the Specified Revolving Credit Commitments,
(ii) may the aggregate of the Swing Line Loans, the Revolving Credit Loans and the Accommodation Outstandings exceed the US Revolving Credit Commitments or
(iii) may the Equivalent Amount of the aggregate of the English Revolving Credit Loans, the Accommodations issued by the English Issuing Lender for the account of the English Borrower, the Swing Line Loans made to the English Borrower and the Euro Revolving Credit Loans, in each case, then outstanding exceed $25,000,000. During the Specified Revolving Credit Commitment Period, the Specified Borrower may use the Specified Swing Line Commitment by borrowing, prepaying the Specified Swing Line Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. All Specified Swing Line Loans shall be Base Rate Loans. The Specified Borrower shall give the Specified Swing Line Lender irrevocable notice (which notice must be received by the Specified Swing Line Lender prior to 12:00 noon local time of the Specified Swing Line Lender) on the requested Borrowing Date specifying the amount of the requested Specified Swing Line Loan which shall be in an aggregate minimum Equivalent Amount of $100,000. The proceeds of the Specified Swing Line Loan will be made available by the Specified Swing Line Lender to the Specified Borrower at the office of the Specified Swing Line Lender by 2:00 p.m. local time on the Borrowing Date by crediting the account of the Specified Borrower at such office with such proceeds. The Specified Borrower may at any time and from time to time, prepay the Specified Swing Line Loans, in whole or in part, without premium or penalty, by notifying the Specified Swing Line Lender prior to 12:00 noon local time on any Business Day of the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in a minimum principal Equivalent Amount of $100,000.

          (b) Any Specified Swing Line Lender, at any time in its sole and absolute discretion may, on behalf of the Specified Borrower (which hereby irrevocably directs the Specified Swing Line Lender to act on its behalf), and without regard to the minimum amounts in subsection 2.2, request each Specified Revolving Credit Lender including the Specified Swing Line Lender to make a Specified Revolving Credit Loan in an amount equal to such Specified Lender's Revolving Credit Commitment Percentage of the amount of the Specified Swing Line Loans outstanding on the date such notice is

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                                                                             38


given (the "SPECIFIED REFUNDED SWING LINE LOANS"). Unless any of the events described in paragraph (f) of Section 9 shall have occurred with respect to the Specified Borrower (in which event the procedures of paragraph (d) of this subsection 2.12 shall apply) each Specified Revolving Credit Lender shall make the proceeds of its Specified Revolving Credit Loan available to the Specified Agent for the account of the Specified Swing Line Lender at the office of the Specified Agent specified in subsection 12.2 prior to 1:00 p.m. local time of a Specified Agent in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Specified Revolving Credit Loans shall be immediately applied to repay the Specified Refunded Swing Line Loans. Effective on the day such Specified Revolving Credit Loans are made, the portion of such Loans so paid shall no longer be outstanding as Specified Swing Line Loans, shall no longer be due under any Specified Swing Line Note and shall be Specified Revolving Credit Loans made by the Specified Revolving Credit Lenders in accordance with their respective Specified Revolving Credit Commitment Percentages. Each Specified Borrower authorizes the Specified Swing Line Lender to charge its accounts with the Specified Agent (up to the amount available in each such account) in order to immediately pay the amount of such Specified Refunded Swing Line Loans to the extent amounts received from the Specified Revolving Credit Lenders are not sufficient to repay in full such Specified Refunded Swing Line Loans.

          (c) Notwithstanding anything herein to the contrary, no Specified Swing Line Lender shall be obligated to make any Specified Swing Line Loans if the conditions set forth in subsection 6.2 have not been satisfied.

          (d) If prior to the making of a Specified Revolving Credit Loan pursuant to paragraph (b) of this subsection 2.12 one of the events described in paragraph (f) of Section 9 shall have occurred and be continuing with respect to the Specified Borrower, each Specified Revolving Credit Lender will, on the date such Specified Revolving Credit Loan was to have been made pursuant to the notice in subsection 2.12(b), purchase an undivided participating interest in the Specified Refunded Swing Line Loan in an amount equal to (i) its Specified Revolving Credit Commitment Percentage MULTIPLIED BY (ii) the Specified Refunded Swing Line Loans. Each Specified Revolving Credit Lender will immediately transfer to the Specified Swing Line Lender, in immediately available funds, the amount of its participation, and upon receipt thereof the Specified Swing Line Lender will deliver to such Specified Revolving Credit Lender a Specified Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

          (e) Whenever, at any time after any Specified Revolving Credit Lender has purchased a participating interest in a Specified Swing Line Loan, the Specified Swing Line Lender receives any payment on account thereof, the Specified Swing Line Lender will distribute to such Specified Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Specified Revolving Credit Lender's participating interest was outstanding and funded); PROVIDED, HOWEVER, that in the event that such payment received by the Specified Swing Line Lender is required to be returned, such Specified Revolving Credit Lender will return to the Specified Swing Line Lender any portion thereof previously distributed by the Specified Swing Line Lender to it.

          (f) Each Specified Revolving Credit Lender's obligation to make the Loans referred to in subsection 2.12(b) and to purchase participating interests pursuant to subsection 2.12(d) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense, or other right which such Specified Revolving Credit Lender or the Specified Borrower may have against the Specified Swing Line Lender, the Specified Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Specified Borrower; (iv) any breach of this Agreement or any other Specified Loan Document by the Specified Borrower, any Subsidiary or any other Specified Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

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                                                                             39


                              SECTION 3.  ACCOMMODATIONS

          3.1 THE ACCOMMODATION COMMITMENTS. (a) Subject to the terms and conditions hereof, each Specified Issuing Lender, in reliance on the agreements of the other Specified Revolving Credit Lenders set forth in subsection 3.4(a), agrees to issue or accept Specified Accommodations for the account of the related Specified Borrower on any Business Day during the Specified Revolving Credit Commitment Period in such form as may be approved from time to time by the Specified Issuing Lender; PROVIDED, that, no Specified Issuing Lender shall issue or accept any Specified Accommodation if, after giving effect to such issuance, (i) the Specified Accommodation Outstandings would exceed the Specified Issuing Lender's Accommodation Commitment, (ii) the sum of the Specified Revolving Credit Loans, Specified Swing Line Loans, and Specified Accommodation Outstandings of the Specified Revolving Credit Lenders would exceed the Specified Revolving Credit Commitments of the Specified Revolving Credit Lenders, (iii) the aggregate of the Swing Line Loans, the Revolving Credit Loans and the Accommodation Outstandings would exceed the US Revolving Credit Commitments or (iv) the Equivalent Amount of the aggregate of the English Revolving Credit Loans, the Accommodations issued by the English Issuing Lender for the account of the English Borrower, the Swing Line Loans made to the English Borrower and the Euro Revolving Credit Loans, in each case, then outstanding would exceed $25,000,000. Notwithstanding the foregoing, the letter of credit described on Schedule 3.1 shall, from and after the Closing Date, be deemed to be a US Letter of Credit issued pursuant to this Section 3.1(a) with the Lender listed on such schedule being deemed to be the US Issuing Lender in respect of such US Letter of Credit. Each Specified Accommodation shall (i) be
(w) the Bank Guarantee Letters of Credit, (x) a Standby L/C, (y) a Trade L/C or
(z) a bankers' acceptance, to the extent included in the Specified Accommodation Commitment and (ii) expire or mature no later than five (5) Business Days prior to the Scheduled Revolving Credit Commitment Termination Date. No Accommodation (other than the Bank Guarantee Letters of Credit) shall have an expiry or maturity date more than one year after its date of issuance or creation; PROVIDED, that, any Specified Letter of Credit (other than the Bank Guarantee Letters of Credit) may provide for the renewal thereof for additional periods not to exceed one (1) year (which shall in no event extend beyond the Scheduled Revolving Credit Commitment Termination Date). Each Specified Accommodation shall be denominated in the currency of the Specified Revolving Credit Commitment.

          (b) Each Specified Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the jurisdiction of the Specified Issuing Lender's office.

          (c) No Specified Issuing Lender shall at any time be obligated to issue or accept any Specified Accommodation hereunder if such issuance would conflict with, or cause the Specified Issuing Lender or any Specified Participating Lender to exceed any limits imposed by, any applicable Requirement of Law.

          3.2 PROCEDURE FOR ISSUANCE OF SPECIFIED ACCOMMODATIONS. Any Specified Borrower may from time to time request that the Specified Issuing Lender issue or accept a Specified Accommodation by delivering to the Specified Issuing Lender and the Specified Agent at their respective address for notices specified herein a draft of the Specified Accommodation to be accepted by the Specified Issuing Lender, or a commercial letter of credit application in the Issuing Lender's then customary form (a "TRADE L/C APPLICATION"), or a standby letter of credit application in the Specified Issuing Lender's then customary form (a "STANDBY L/C APPLICATION"), completed to the reasonable satisfaction of the Specified Issuing Lender, and such other certificates, documents and other papers and information as may be customary for Accommodations of the kind being requested and as the Specified Issuing Lender may reasonably request. Upon receipt of any Letter of Credit Application and appropriate documentation, the Specified Issuing Lender will process such documents, certificates and other papers and information delivered to it in connection therewith in accordance with its customary procedures and, upon receipt by the Specified Issuing Lender of confirmation from the Specified Agent

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                                                                             40


that issuance of such Specified Accommodation will not contravene subsection 3.1, the Specified Issuing Lender shall promptly issue or accept the Specified Accommodation requested thereby (but in no event shall the Specified Issuing Lender be required to issue or accept any Specified Letter of Credit earlier than three (3) Business Days (or such earlier date as the Specified Issuing Lender may approve) after its receipt of the appropriate documentation therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Specified Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Specified Issuing Lender and the Specified Borrower or delivering the accepted draft to the Specified Borrower (or as directed by it). The Specified Issuing Lender shall furnish a copy of such Specified Letter of Credit to the Specified Borrower and the Specified Agent promptly following the issuance thereof. Each Specified Agent shall provide a notice of the aggregate amount of Specified Accommodation Outstandings periodically, but at least annually, to the Specified Lenders.

          3.3 FEES, COMMISSIONS AND OTHER CHARGES. (a) Each Specified Borrower shall pay to the Specified Agent, for the account of the Specified Issuing Lender and the Specified Participating Lenders, a letter of credit commission or acceptance fee, as applicable, with respect to each Specified Accommodation, in an amount equal to the Applicable Margin applicable to Specified Revolving Credit Loans bearing interest at the Eurocurrency Rate plus 1/4 of 1% per annum of the average daily face amount of such Specified Accommodation, payable quarterly in arrears on the last day of each March, June, September and December and on the Specified Revolving Credit Commitment Termination Date. A portion of such commission or fee, as applicable, equal to 1/4 of 1% of the average daily face amount of such Specified Accommodation shall be payable to the Specified Issuing Lender for its own account, and the remaining portion of such commission shall be payable to the Specified Issuing Lender and the Specified Participating Lenders to be shared ratably among them in accordance with their respective Specified Revolving Credit Commitment Percentages. Such commission and fee shall be nonrefundable.

          (b) In addition to the foregoing fees and commissions, each Specified Borrower shall pay or reimburse the Specified Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Specified Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Specified Accommodation.

          (c) The Specified Agent shall, promptly following its receipt thereof, distribute to the Specified Issuing Lender and the Specified Participating Lenders all fees and commissions received by the Specified Agent for their respective accounts pursuant to this subsection.

          3.4 ACCOMMODATION PARTICIPATIONS. (a) Effective on the date of issuance or acceptance of each Specified Accommodation (or, in the case of the Bank Guarantee Letters of Credit, the Closing Date), the Specified Issuing Lender irrevocably agrees to grant and hereby grants to each Specified Participating Lender, and each Specified Participating Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the Specified Issuing Lender, on the terms and conditions hereinafter stated, for such Specified Participating Lender's own account and risk an undivided interest equal to such Specified Participating Lender's Specified Revolving Credit Commitment Percentage in the Specified Issuing Lender's obligations and rights under each Specified Accommodation issued by such Specified Issuing Lender and the amount of each draft paid by the Specified Issuing Lender thereunder. Each Specified Participating Lender unconditionally and irrevocably agrees with the Specified Issuing Lender that, if a draft is paid under any Specified Accommodation (including a draft drawn by the Guarantor under the Bank Guarantee Loan Note Letter of Credit) for which such Specified Issuing Lender is not reimbursed in full by the Specified Borrower in accordance with the terms of this Agreement, such Specified Participating Lender shall pay to the Specified Agent, for the account of the Specified Issuing Lender, upon demand at the Specified Agent's address specified in subsection 12.2, an amount equal to such Specified Participating Lender's Specified Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed. On the date that any Specified Assignee becomes a Specified Revolving Credit Lender party to this Agreement in accordance with subsection 12.6, participating interests in any outstanding Specified Accommodation held by the transferor Specified Revolving Credit Lender from which such Assignee acquired its interest hereunder shall be proportionately reallotted between such Specified Assignee and such transferor Specified Revolving Credit Lender. Each Specified Participating Lender hereby agrees that its obligation to participate in each Specified Accommodation, and to pay or to reimburse the Specified Issuing Lender for its participating share of the drafts drawn or amounts otherwise paid thereunder, is absolute, irrevocable and unconditional and shall not be affected by any circumstances whatsoever (including, without limitation, the occurrence or continuance of any Default or Event of Default), and that each such payment shall be made without offset, abatement, withholding or other reduction whatsoever.

          (b) If any amount required to be paid by any Specified Participating Lender to the Specified Issuing Lender pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any draft paid by the Specified Issuing Lender under any Specified Letter of Credit is paid to the Specified Issuing Lender after the date such payment is due, such Specified Participating Lender shall pay to the Specified Agent, for the account of the Specified Issuing Lender, on demand, an amount equal to the product of (i) such amount, multiplied by (ii) the daily average Base Rate (or if there is no Base Rate available, daily Eurocurrency Rate) for the Specified Borrower during the period from and including the date such payment is required to the date on which such payment is immediately available to the Specified Issuing Lender, multiplied by (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360 for Eurocurrency Loans, or 365 or 366 for Base Rate Loans, as applicable. A certificate of the Specified Issuing Lender submitted to any Specified Participating Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after any Specified Issuing Lender has paid a draft under any Specified Accommodation and has received from any Specified Participating Lender its PRO RATA share of such payment in accordance with subsection 3.4(a), such Specified Issuing Lender receives any reimbursement on account of such unreimbursed portion, or any payment of interest on account thereof, the Specified Issuing Lender will pay to the Specified Agent, for the account of such Specified Participating Lender, its PRO RATA share thereof; PROVIDED, HOWEVER, that in the event that any such payment received by the Specified Issuing Lender shall be required to be returned by the Specified Issuing Lender, such Specified Participating Lender shall return to the Specified Agent for the account of the Specified Issuing Lender, the portion thereof previously distributed to it.

          3.5 REIMBURSEMENT OBLIGATION OF THE SPECIFIED BORROWER. Each Specified Borrower agrees to reimburse its Specified Issuing Lender on each date on which such Specified Issuing Lender notifies such Specified Borrower of the date and amount of a draft presented under any Specified Accommodation and paid by the Specified Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Specified Issuing Lender in connection with such payment. Each such payment shall be made to the Specified Issuing Lender at its address for notices specified herein in lawful money of the currency in which such Specified Accommodation is issued and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Specified Borrower under this subsection from the date such amounts become payable until payment in full, at the rate which would be payable on Specified Revolving Credit Loans which are Base Rate Loans, denominated in the same currency as the relevant Specified Accommodation (or, if there is no Base Rate available, daily Eurocurrency Rate).

          3.6 OBLIGATIONS ABSOLUTE. Each Specified Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which such Specified Borrower or any other Person may have or have had against its Specified Issuing Lender or any beneficiary of a Specified Accommodation. Each Specified Borrower also agrees with its Specified Issuing Lender that such Specified Issuing Lender shall not be responsible for, and such Specified Borrower's obligations under subsection 3.5 shall not be

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                                                                             42


affected by, among other things, the enforceability, validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be unenforceable, invalid, fraudulent or forged, or any dispute between or among the Specified Borrower and any beneficiary of any Specified Accommodation or any other party to which such Specified Accommodation may be transferred or any claims whatsoever of the Specified Borrower against any beneficiary of such Specified Accommodation or any such transferee, except for errors or omissions caused by the Specified Issuing Lender's gross negligence or wilful misconduct. The Specified Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Specified Accommodation, except for errors or omissions caused by the Specified Issuing Lender's gross negligence or wilful misconduct. The Specified Borrower agrees that any action taken or omitted by the Specified Issuing Lender under or in connection with any Specified Accommodation or the related drafts or documents, if done in the absence of gross negligence or wilful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, including, without limitation, Article V thereof or the standards of care specified in the laws of the jurisdiction of the Specified Issuing Lender's issuing office, as applicable, shall be binding on the Specified Borrower and shall not result in any liability of such Specified Issuing Lender to the Specified Borrower.

          3.7 ACCOMMODATION PAYMENTS. If any draft shall be presented for payment under any Specified Accommodation, the Specified Issuing Lender shall promptly notify the Specified Borrower and the Specified Agent of the date and amount thereof. The responsibility of the Specified Issuing Lender to the Specified Borrower in connection with any draft presented for payment under any Specified Accommodation shall, in addition to any payment obligation expressly provided for in such Specified Accommodation, be limited to determining that the documents (including each draft) delivered under such Specified Accommodation in connection with such presentment are in conformity with such Specified Accommodation.

          3.8 LETTER OF CREDIT APPLICATIONS. To the extent that any provision of any Specified Letter of Credit Application, including any reimbursement provisions contained therein, related to any Specified Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this
Section 3 shall prevail.


                            SECTION 4.  GENERAL PROVISIONS

          4.1 INTEREST RATES AND PAYMENT DATES. (a) Each Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such day plus the Applicable Margin.

          (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Specified Base Rate plus the Applicable Margin.

          (c) Upon the occurrence and during the continuance of any Event of Default specified in subsection 9(a), the Specified Loans and any overdue amounts hereunder shall bear interest at a rate per annum which is (x) in the case of the Specified Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% per annum or (y) in the case of overdue interest, commitment fee or other amount, the rate described in paragraph (b) (or, if no Base Rate is available, paragraph (a) for Interest Periods of one day) of this subsection 4.1 plus 2% per annum.

          (d) Interest shall be payable in arrears on each Interest Payment Date, PROVIDED that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

          4.2 COMPUTATION OF INTEREST AND FEES. (a) Unless otherwise indicated in the Administrative Schedule, interest on Loans, fees, interest on overdue interest, and other amounts payable hereunder shall be calculated, on the basis of a 365-or 366-day year, in each case, for the actual days elapsed. The Specified Agent shall as soon as practicable notify the Specified Borrower and the Specified Revolving Credit Lenders or the Specified Term Loan Lenders, as the case may be, of each determination of a Eurocurrency Rate. Any change in the interest rate on a Specified Loan resulting from a change in the Specified Base Rate or the Specified Eurocurrency Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Specified Agent shall as soon as practicable notify the Specified Borrower and the Specified Revolving Credit Lenders or the Specified Term Loan Lenders, as the case may be, of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by a Specified Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Specified Borrower and the Specified Lenders and the other parties hereto in the absence of manifest error. The Specified Agent shall, at the request of the Specified Borrower, deliver to the Specified Borrower a statement showing the quotations used by the Specified Agent in determining any interest rate pursuant to subsection 4.1(a) or (b).

          (c) If any provision of any Loan Document would oblige any Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Lender of interest at such prohibited rate (as such terms are construed under the applicable Requirement of Law), then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by that Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows:

               (i) firstly, by reducing the amount or rate of interest required to be paid to the affected Lender under subsection 4.1; and

               (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the affected Lender which would constitute interest for purposes of any applicable Requirement of Law.

          4.3 INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period:

          (a) the Specified Agent shall have determined (which determination, absent manifest error, shall be conclusive and binding upon the Specified Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Specified Eurocurrency Rate for such Interest Period, or

          (b) the Specified Agent shall have received notice from holders of a majority of the Specified Loans subject to such Interest Period that the Specified Eurocurrency Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Specified Lenders (as conclusively certified by such Specified Lenders) of making or maintaining their affected Specified Loans during such Interest Period, the Specified Agent shall give telecopy or telephonic notice thereof to the Specified Borrower and the Specified Lenders as soon as practicable thereafter. If such notice is given (x) any Specified Eurocurrency Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans,
(y) any Specified Loans that were to have been converted on the first day of such Interest Period to Eurocurrency Loans shall be converted to or continued as Base Rate Loans and (z) any

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                                                                             44


outstanding Specified Eurocurrency Loans shall be converted, on the last day of the Interest Periods therefor, to Base Rate Loans. Until such notice has been withdrawn by the Specified Agent (which the Specified Agent agrees to do when the circumstances that prompted the delivery of such notice no longer exist), no further Eurocurrency Loans shall be made or continued as such, nor shall the Specified Borrower have the right to convert such Specified Loans to Eurocurrency Loans. Notwithstanding the foregoing, until such notice has been withdrawn by the Specified Agent (which the Specified Agent agrees to do when the circumstances that prompted the delivery of such notice no longer exist), if a Base Rate is not available to the Specified Borrower, any Specified Loans or Specified Obligations or other amounts due hereunder not subject to an Interest Period determined prior to such notice shall bear interest at a rate determined from time to time by the Specified Agent to be its cost of maintaining its share of such Specified Loans, Specified Obligations or other amounts plus the Applicable Margin and any overdue percentage (to the extent chargeable at such time) pursuant to subsection 4.1(c).

          4.4 PRO RATA TREATMENT AND PAYMENTS. (a) Each borrowing, conversion or continuation pursuant to subsection 2.10, of Specified Loans (other than Specified Swing Line Loans) by a Specified Borrower from the Specified Lenders and any reduction of the Specified Commitments of the Specified Lenders hereunder shall be made PRO RATA according to the respective principal amounts of such Specified Loans held by the Specified Lenders or the respective Specified Commitments of the Specified Lenders, as the case may be.

          (b) Whenever (i) any payment received by a Specified Agent under this Agreement or any Specified Note or (ii) any other amounts received by such Specified Agent for or on behalf of the Specified Borrower (including, without limitation, proceeds of collateral or payments under any guarantee) is insufficient to pay in full all amounts then due and payable to such Specified Agent and the Specified Lenders under this Agreement and any Specified Note and the other Loan Documents, such payment shall be distributed by the Specified Agent and applied by the Specified Agent and the Specified Lenders in the following order: FIRST, to the payment of fees and expenses due and payable to the Specified Agent under and in connection with this Agreement and the other Specified Loan Documents; SECOND, to the payment of all expenses due and payable under subsection 12.5, ratably among the Specified Agent and the Specified Lenders in accordance with the aggregate amount of such payments owed to the Specified Agent and each such Specified Lenders; THIRD, to the payment of fees due and payable under subsections 2.3 and 3.3(a) (which, in the case of the Specified Lenders, shall be distributed ratably among such Lenders in accordance with the Specified Revolving Credit Commitment Percentage of each such Lender and, in the case of the Specified Issuing Lender, the amount retained by such Specified Issuing Lender for its own account pursuant to subsection 3.3(a)) and to the payment of interest then due and payable under the Specified Loans, ratably in accordance with the aggregate amount of interest and fees owed to each such Specified Lender; FOURTH, to the payment of the principal amount of the Specified Loans and the Specified Accommodation Obligations (including any amounts required to be cash collateralized) then due and payable and, in the case of proceeds of collateral or payments under any guarantee, to the payment of any other Obligations to any Secured Party Lender not covered in First through Third above ratably secured by such collateral or ratably guaranteed under any such guarantee, ratably among the Secured Parties Lenders in accordance with the aggregate principal amount and, in the case of proceeds of collateral or payments under any guarantee, the obligations secured or guaranteed thereby owed to each such Specified Lender.

          (c) If any Specified Revolving Credit Lender (a "NON-FUNDING LENDER") has (x) failed to make a Specified Revolving Credit Loan required to be made by it hereunder, and the Specified Agent has determined that such Specified Lender is not likely to make such Specified Loan or (y) given notice to the Specified Borrower or the Specified Agent that it will not make, or that it has disaffirmed or repudiated any obligation to make, any Specified Loans, any payment made on account of the principal of the Specified Loans outstanding shall be made as follows:

          (i) in the case of any such payment made on any date when and to the extent that, in the determination of the Specified Agent, the Specified Borrower would be able, under the terms and conditions hereof, to reborrow the amount of such payment under the Specified Commitments and to satisfy any applicable conditions precedent set forth in subsection 6.2 to such reborrowing, such payment shall be made on account of the outstanding Specified Revolving Credit Loans held by the Specified Lenders other than the Non-Funding Lender PRO RATA according to the outstanding principal amounts of the Specified Revolving Credit Loans of such Specified Lenders;

          (ii) otherwise, such payment shall be made on account of the outstanding Specified Revolving Credit Loans held by the Specified Revolving Credit Lenders PRO RATA according to the respective outstanding principal amounts of such Loans; and

          (iii) any payment made on account of interest on the Specified Revolving Credit Loans shall be made PRO RATA according to the respective amounts of accrued and unpaid interest due and payable on such Loans with respect to which such payment is being made.

The Specified Borrower agrees to give the Specified Agent such assistance in making any determination pursuant to this paragraph as the Specified Agent may reasonably request. Any such determination by the Specified Agent shall be conclusive and binding on the Specified Lenders.

          (d) All payments (including prepayments) to be made by a Specified Borrower on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to its Specified Agent, for the account of the Specified Lenders at the Specified Agent's office listed in subsection 12.2 or in the Administrative Schedule, in the currency in which such amounts are denominated and in immediately available funds. The Specified Agent shall promptly distribute such payments in accordance with the provisions of subsections 4.4(b) and (c) promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurocurrency Loans) would become due and payable on a day other than a Business Day, such payment shall become due and payable on the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension), unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day.

          (e) A payment shall be deemed to have been made by the Specified Agent on the date on which it is required to be made under this Agreement if the Specified Agent has, on or before that date, taken all relevant steps to make that payment. With respect to the payment of any amount denominated in euro, the Euro Agent shall not be liable to the Euro Borrower or any of the Euro Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Specified Agent if the Specified Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds in the euro unit to the account with the bank in the principal financial center in the Participating Member State which the Euro Borrower or, as the case may be, any Euro Lender shall have specified for such purpose. In this paragraph (e), "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Euro Agent may from time to time determine for the purpose of clearing or settling payments of euro.

          (f) Unless the Specified Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Specified Lender will not make the amount that would constitute its relevant Ratable Portion of the Specified Loans on such date available to the Specified Agent, the Specified Agent may assume that such Specified Lender has made such amount available to the Specified Agent on such Borrowing Date, and the Specified Agent may, in reliance upon such assumption, make available to the Specified Borrower a corresponding amount. If such amount is made available to the Specified Agent on a date after such Borrowing Date, such Specified Lender shall pay to the Specified Agent on demand an amount equal to the product of (i) the daily average Base Rate (or, if a Base Rate is not available to such Specified Borrower, a Eurocurrency Rate with an Interest Period of one day) during such period, times (ii) the amount of such Specified Lender's relevant Ratable Portion of such Specified Loans, times
(iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Specified Lender's relevant Ratable Portion of such Specified Loans shall have become immediately available to the Specified Agent and the denominator of which is 365/366 or 360, as applicable. A certificate of the Specified Agent submitted to any Specified Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Specified Lender's relevant Ratable Portion of such Specified Loans is not in fact made available to the Specified Agent by such Specified Lender within three (3) Business Days of such Borrowing Date, the Specified Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans denominated in the relevant currency (or, if a Base Rate is not available to the Specified Borrower, a Eurocurrency Rate with an Interest Period of one day), on demand, from the Specified Borrower. The failure of any Specified Lender to make any Specified Loan to be made by it shall not relieve any other Specified Lender of its obligation, if any, hereunder to make its Specified Loan on such Borrowing Date, but no Specified Lender shall be responsible for the failure of any other Specified Lender to make the Specified Loan to be made by such other Specified Lender on such Borrowing Date.

          (g) Any amount payable by the Specified Agent to the Specified Lenders under this Agreement in the currency of a Participating Member State shall be paid in the euro unit.

          (h) If, in relation to the currency of any Subsequent Participant, the basis of accrual of interest or fees expressed in this Agreement with respect to such currency shall be inconsistent with any convention or practice in the London Interbank Market for the basis of accrual of interest or fees in respect of the euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such Subsequent Participant becomes a Participating Member State; PROVIDED, that if any Loan in the currency of such Subsequent Participant is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Loan, at the end of the then current Interest Period.

          (i) Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and (i) without prejudice to the respective liabilities for indebtedness of the Specified Borrowers to the Specified Lenders and the Specified Lenders to the Specified Borrowers under or pursuant to this Agreement and (ii) without increasing the Specified Revolving Credit Commitment of any Specified Lender:

               (i) the Revolving Credit Commitments and each reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency denomination of a Subsequent Participant to be paid to or by the Specified Agent shall, immediately upon such Subsequent Participant becoming a Participating Member State, be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as the Specified Agent may from time to time specify; and

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                                                                             47


               (ii) except as expressly provided in this subsection 4.4, each provision of this Agreement shall be subject to such reasonable changes of construction as the Specified Agent may from time to time specify to be necessary or appropriate to reflect the adoption of the euro in any Participating Member State and any relevant market conventions or practices relating to the euro.

          4.5 ILLEGALITY. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Specified Lender to make or maintain Eurocurrency Loans as contemplated by this Agreement, (a) the commitment of such Specified Lender hereunder to make Eurocurrency Loans, continue Eurocurrency Loans as such, and convert Base Rate Loans to Eurocurrency Loans, as applicable, shall forthwith be cancelled and (b) such Specified Lender's Loans then outstanding as Eurocurrency Loans, if any, shall be converted automatically to Specified Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Specified Loans or within such earlier period as required by law; PROVIDED that before making any such demand, each Specified Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different lending office if the making of such a designation would allow the Specified Lender or its lending office to continue to perform its obligations to make Eurocurrency Loans. If any such conversion of a Eurocurrency Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Specified Borrower shall pay to such Specified Lender such amounts, if any, as may be required pursuant to subsection 4.8. If circumstances subsequently change so that any affected Lender shall determine that it is no longer so affected, such Specified Lender will promptly notify the Specified Borrower and the Specified Agent, and upon receipt of such notice, the obligations of such Specified Lender to make or continue Eurocurrency Loans or to convert Base Rate Loans into Eurocurrency Loans, as applicable, shall be reinstated. Notwithstanding the foregoing, until such notice has been withdrawn by the Specified Lender (which the Specified Lender agrees to do when the circumstances that prompted the delivery of such notice no longer exist), if a Base Rate is not available to the Specified Borrower, any Specified Loans or Specified Obligations or other amounts due hereunder not subject to an Interest Period determined prior to such notice shall bear interest at a rate determined from time to time by the Specified Lender to be its cost of maintaining its share of such Specified Loans, specified Obligations or other amounts plus the Applicable Margin and any applicable overdue percentage pursuant to subsection 4.1(c).

          4.6 REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Specified Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject any Specified Lender to any tax of any kind whatsoever with respect to this Agreement, any Specified Eurocurrency Loan, any Specified Note, any Specified Accommodation, Letter of Credit Application, or change the basis of taxation of payments to such Specified Lender in respect thereof (except for taxes covered by subsection 4.7 and the establishment of a tax based on the net income of such Specified Lender or changes in the rate of tax on the net income of such Specified Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit (including, without limitation, letters of credit or bankers acceptances) by, or any other acquisition of funds by, any office of such Lender; or

               (iii)shall impose on such Specified Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Specified Lender, by an amount which such Specified Lender reasonably deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or to increase the cost to such Specified Lender, by an amount which such Specified Lender reasonably deems to be material, of issuing or maintaining any Specified Accommodation or participation therein or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Specified Borrower shall promptly pay such Specified Lender, upon its written demand and presentation of supporting calculations and any reasonably available supporting documentation, any additional amounts necessary to compensate such Specified Lender for such increased cost or reduced amount receivable, PROVIDED, in respect of Accommodations and Eurocurrency Loans, that before making any such demand, each Specified Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different Accommodation lending office or a different Eurocurrency lending office, as the case may be, if the making of such designation would allow the Specified Lender, its Eurocurrency Loan lending office, or its Accommodation lending office, as the case may be, to continue to perform its obligations to make Accommodations or Eurocurrency Loans, as applicable, or to continue to fund or maintain Accommodations or Eurocurrency Loans, as applicable, and avoid the need for, or materially reduce the amount of, such increased cost. If any Specified Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify (in any event no later than ninety (90) days after such Specified Lender becomes entitled to make such claim) the Specified Borrower in writing, through the Specified Agent, of the event by reason of which it has become so entitled. Such demand shall be accompanied by a statement summarizing the basis for the additional amounts payable under this subsection including reasonably detailed calculations of such additional amounts. Such statement submitted by such Specified Lender, through the Specified Agent, to the Specified Borrower shall be conclusive in the absence of manifest error. If the Specified Borrower so notifies the Specified Agent within five (5) Business Days after any Specified Lender notifies the Specified Borrower of any increased cost pursuant to the foregoing provisions of this subsection 4.6, the Specified Borrower may convert all Eurocurrency Loans of such Specified Lender then outstanding into Base Rate Loans if a Base Rate option is available in accordance with subsection 2.10 and, additionally, reimburse such Specified Lender for any cost in accordance with subsection 4.8. This covenant shall survive the termination of this Agreement and the payment of the Specified Loans and all other amounts payable hereunder.

          (b) If any Specified Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Specified Lender or any corporation controlling such Specified Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Specified Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Specified Accommodation to a level below that which such Specified Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Specified Lender's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by such Specified Lender to be material, then from time to time, after submission by such Specified Lender to the Specified Borrower (with a copy to the Specified Agent) of a prompt written request therefor and presentation of supporting calculations and any reasonably available supporting documentation, the Specified Borrower shall pay to such Specified Lender such additional amount or amounts as will compensate such Specified Lender for such reduction. This covenant shall survive the termination of this Agreement and the payment of the Specified Loans and all other amounts payable hereunder.

          4.7 TAXES. (a) Except as provided below in this subsection, all payments made by each Specified Borrower under this Agreement and any Specified Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Specified Governmental Authority, excluding net income taxes, franchise taxes imposed in lieu of net income taxes, and branch profits taxes imposed on any Specified Agent or any Specified Lender as a result of a present or former connection between such Specified Agent or such Specified Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Specified Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") are required by law to be withheld from any amounts payable to the Specified Agent or any Specified Lender hereunder or under any Specified Notes, the amounts so payable to the Specified Agent or such Specified Lender shall be increased to the extent necessary to yield to the Specified Agent or such Specified Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and any Specified Notes, PROVIDED, HOWEVER, that the Specified Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Specified Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Specified Lender's failure to comply with the requirements of paragraphs (b),
(c) or (d) of this subsection 4.7, (ii) that are United States withholding taxes imposed on amounts payable to a US Lender either at the time the US Lender becomes a party to this Agreement or as a result of an event occurring after the US Lender becomes a US Lender other than a change in law or regulation or the introduction of any law or regulation or a change in interpretation or administration of any law, except to the extent that such US Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to Section 4.7(a) or (iii) that are United Kingdom withholding taxes imposed on amounts payable to an English Lender either at the time the English Lender becomes a party to this Agreement or as a result of an event occurring after the English Lender becomes a English Lender other than a change in law or regulation or the introduction of any law, except to the extent that such English Lender's assignor (if any) was entitled at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to
Section 4.7(a). Whenever any Non-Excluded Taxes are payable by the Specified Borrower, as promptly as possible thereafter the Specified Borrower shall send to the Specified Agent for its own account or for the account of such Specified Lender, as the case may be, a certified copy of an original official receipt received by the Specified Borrower showing payment thereof. If the Specified Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Specified Agent the required copies of receipts or other required documentary evidence, the Specified Borrower shall indemnify the Specified Agent and the Specified Lenders for any incremental taxes, interest or penalties that may become payable by the Specified Agent or any Specified Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Specified Loans and all other amounts payable hereunder.

          (b) With respect to US Lenders, each US Lender that is not a United States Person as defined in Section 7701(a)(30) of the Code shall:

               (i) in the case of any such US Lender other than a US Lender described in clause (ii) of this subsection:

                    (x) on or before the date of any payment by the US Borrower under this Agreement or any Notes to such US Lender, deliver to the US Borrower and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service ("IRS") Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Agreement and any Notes without any deduction or withholding of any United States federal income taxes or at a reduced rate and (B) a duly completed

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                                                                             50


               IRS Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                    (y)  deliver to the US Borrower and the
               Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the US Borrower; and

                    (z) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the US Borrower or the Administrative Agent; or

               (ii) in the case of any such US Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and that does not comply with sub-paragraph (i) of this paragraph (b),

                    (x) represent to the US Borrower (for the benefit of the US Borrower and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code and deliver to the US Borrower on or before the date of any payment by the US Borrower, with a copy to the Administrative Agent, (A) a certificate stating that such US Lender (1) is not a "bank" under Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (2) is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the Code and (3) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (any such certificate a "U.S. TAX COMPLIANCE CERTIFICATE") and (B) two duly completed copies of IRS Form W-8, or successor applicable form, certifying to such US Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Agreement and any US Notes;

                    (y) deliver to the US Borrower and the Administrative Agent two further copies of IRS Form W-8 on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the US Borrower or the Administrative Agent for filing and completing such forms; and

                    (z) agree, to the extent legally entitled to do so, upon
               reasonable request by the US Borrower, to provide to the US Borrower (for the benefit of the US Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such US Lender to an exemption from withholding with respect to payments under this Agreement and any Notes.

Each Person that shall become a US Lender or a Specified Participant pursuant to subsection 12.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection; provided that in the case of a Specified Participant the obligations of such Specified Participant pursuant to this paragraph (b) shall be determined as if such Specified Participant were a US Lender except that such Specified Participant shall furnish all such required forms, certifications and statements to the US Lender from which the related participation shall have been purchased. Each US Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section 4.7(b), a US Lender shall not be required to deliver any form pursuant to this Section 4.7(b) that such US Lender is not legally able to deliver.

          (c) Each Specified Lender shall, upon request by the Specified Borrower, deliver to the Specified Borrower or the applicable Governmental Authority, as the case may be, any form or certificate required in order that any payment by the Specified Borrower under this Agreement or any Specified Notes may be made free and clear of, and without deduction or withholding for or on account of any Non-Excluded Taxes (or to allow any such deduction or withholding to be at a reduced rate) imposed on such payment under the laws of any jurisdiction, PROVIDED that such Specified Lender is legally entitled to complete, execute and deliver such form or certificate and such completion, execution or submission would not materially prejudice the legal position of such Specified Lender.

          (d) Each English Lender represents to English Borrower that at the date hereof it is either (i) a bank as defined in Section 840A of the Income and Corporation Taxes Act of 1988 and is within the charge to United Kingdom corporation tax in respect of all interest received by it under this Agreement or (ii) entitled by virtue of an applicable double tax treaty to claim such exemption or relief from United Kingdom income tax as will allow interest payments hereunder by the English Borrower to be made to it free and clear of all taxes imposed by United Kingdom and has filed such a claim including all of the appropriate supporting documents and a gross payment direction will be or should be, issued in due course to English Borrower by the Inland Revenue. Notwithstanding anything in this agreement to the contrary, no English Lender shall be entitled to payments under subsection 4.7(a) pending the issuance of a gross payment direction under this clause (ii). Notwithstanding any other provision of this Section 4.7(d), an English Lender shall not be required to deliver any form pursuant to this Section 4.7(d) that such English Lender is not legally able to deliver.

          (e) If the Specified Agent or Specified Lender receives a refund in respect of Non-Excluded Taxes paid by the Specified Borrower, which in the good faith judgment of such Specified Lender is allocable to such payment, it shall promptly pay such refund, together with any other amounts paid by the Specified Borrower in connection with such refunded Non-Excluded Taxes, to the Specified Borrower, net of all reasonable out-of-pocket expenses of such Specified Lender incurred in obtaining such refund, PROVIDED, HOWEVER, that the Specified Borrower agrees to promptly return such refund to the Specified Agent or the Specified Lender as the case may be, if it receives notice from the Specified Agent or Specified Lender that such Specified Agent or Specified Lender is required to repay such refund.

          4.8 INDEMNITY. Each Specified Borrower agrees to indemnify each Specified Lender and to hold each Specified Lender harmless from any loss or expense which such Specified Lender sustains or incurs as a consequence of (a) default by the Specified Borrower in payment when due of the principal amount of or interest on any Eurocurrency Loan, (b) default by the Specified Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans after the Specified Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Specified Borrower in making any prepayment after the Specified Borrower has given a notice thereof in accordance with the provisions of this Agreement or (d) the making of a prepayment of Eurocurrency Loans on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense (but excluding loss of margin) arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. Calculation of all amounts payable to a Specified Lender under this subsection 4.8 shall be made as though such Specified Lender had actually funded its relevant Eurocurrency Loan through the purchase of a deposit bearing interest at the Eurocurrency Rate in an amount equal to the amount of such Eurocurrency Loan and having a maturity comparable to the relevant Interest Period; PROVIDED, HOWEVER, that each Specified Lender may fund each of its Eurocurrency Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection
4.8. This covenant shall survive the termination of this Agreement and the payment of the Specified Loans and all other amounts payable hereunder for a period of nine (9) months thereafter.

          4.9 REPLACEMENT OF SPECIFIED LENDER. If at any time (a) the Specified Borrower becomes obligated to pay additional amounts described in subsections 4.5, 4.6 or 4.7 as a result of any condition described in such subsections or any Specified Lender ceases to make Eurocurrency Loans pursuant to subsection 4.5, (b) any Specified Lender becomes insolvent and its assets become subject to a receiver, liquidator, trustee, custodian or other Person having similar powers, (c) any Specified Lender becomes a "Non-Funding Lender" or (d) any Specified Lender fails to comply with an amendment, waiver or modification to this Agreement or the other Loan Documents which has been approved by the Required Lenders (or any different requisite amount of Lenders as provided herein), then the Specified Borrower may, on three (3) Business Days' prior written notice to the Specified Agent and such Specified Lender, replace such Specified Lender by causing such Specified Lender to (and such Specified Lender shall) assign pursuant to subsection 12.6(c) all of its rights and obligations under this Agreement to a Specified Lender or other entity selected by the Specified Borrower and acceptable to the Specified Agent for a purchase price equal to the outstanding principal amount of such Lender's Specified Loans and all accrued interest and fees and other amounts payable hereunder; PROVIDED that (i) no Specified Borrower shall have the right to replace its Specified Agent (in its capacity as such), (ii) no Specified Agent or Specified Lender shall have any obligation to any Specified Borrower to find a replacement Specified Lender or other such entity, (iii) in the event of a replacement of a Specified Lender to which the Specified Borrower becomes obligated to pay additional amounts pursuant to clause (a) of this subsection 4.9, in order for the Specified Borrower to be entitled to replace such a Specified Lender, such replacement must take place no later than six (6) months after the Specified Lender shall have demanded payment of additional amounts under one of the subsections described in clause (a) of this subsection 4.9, as the case may be, and (iv) in no event shall the Specified Lender hereby replaced be required to pay or surrender to such replacement Specified Lender or other entity any of the fees received by such Specified Lender hereby replaced pursuant to this Agreement. In the case of a replacement of a Specified Lender to which the Specified Borrower becomes obligated to pay additional amounts pursuant to clause (a) of this subsection 4.9, the Specified Borrower shall pay such additional amounts to such Specified Lender prior to such Specified Lender being replaced and the payment of such additional amounts shall be a condition to the replacement of such Specified Lender. The Specified Borrower's right to replace a Non-Funding Lender pursuant to this subsection 4.9 is, and shall be, in addition to, and not in lieu of, all other rights and remedies available to the Specified Borrower against such Non-Funding Lender under this Agreement, at law, in equity, or by statute.

          4.10 REDENOMINATION AND ALTERNATIVE CURRENCIES. Each obligation under this Agreement of a party to this Agreement which has been denominated in the National Currency Unit of a Subsequent Participant state shall be redenominated into the euro unit in accordance with EMU Legislation immediately upon such Subsequent Participant becoming a Participating Member State (but otherwise in accordance with EMU Legislation).

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                                                                             53


                      SECTION 5.  REPRESENTATIONS AND WARRANTIES

          To induce the Agents and the Lenders to enter into this Agreement and to make their respective Loans and to issue and participate in Accommodations, each Borrower, only as to itself and its Subsidiaries, hereby represents and warrants to the Agents and each Lender that:

          5.1 FINANCIAL CONDITION. (a) The audited consolidated financial statements of the US Borrower (or its predecessor) and its Subsidiaries for the period from April 2, 1996 through December 31, 1996 and the fiscal years ended December 31, 1997 and December 31, 1998, copies of which have been furnished to each Lender, have been prepared using accounting methods, procedures and policies which are in accordance with GAAP and present fairly in all material respects the financial positions of the US Borrower, its predecessors and its Subsidiaries on a consolidated basis, in each case, as at the dates thereof, and the results of operations and statements of cash flows for the periods then ended. The unaudited consolidated balance sheet of the US Borrower and its Subsidiaries as at March 31, 1999, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, present fairly in all material respects the consolidated financial condition of the US Borrower and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments and the absence of footnotes). Neither the US Borrower nor any of its Subsidiaries had, as at the date of the most recent balance sheet referred to above, any Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which in any such case is material and is not reflected in the foregoing statements or in the notes thereto and which has any reasonable likelihood of resulting in a material cost or loss.

          (b) The audited consolidated financial statements of the English Borrower and its Subsidiaries for fiscal years ended March 31, 1997, March 31, 1998 and March 31, 1999, copies of which have been furnished to each Lender, have been prepared using accounting methods, procedures and policies which are in accordance with GAAP applied on a basis consistent with that of prior years and present fairly in all material respects the financial positions of the English Borrower and its Subsidiaries on a consolidated basis, in each case, as at the dates thereof, and the results of operations and statements of cash flows for the periods then ended. Neither the English Borrower nor any of its Subsidiaries had, as at the date of the most recent balance sheet referred to above, any Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which in any such case is material and is not reflected in the foregoing statements or in the notes thereto and which has any reasonable likelihood of resulting in a material cost or loss.

          (c) The audited consolidated financial statements of the Target for the fiscal periods ended December 31, 1996, December 31, 1997 and December 31, 1998, copies of which have been furnished to each Lender, have been prepared using accounting methods, procedures and policies which are in accordance with GAAP and present fairly in all material respects the financial positions of the Target, in each case, as at the dates thereof, and the results of operations and statements of cash flows for the periods then ended. The unaudited balance sheet of the Target as at June 30, 1999, and the related unaudited statements of income and cash flows for the six-month period ended on such date, present fairly in all material respects the financial condition of the Target as at such date, and the results of its operations and its cash flows for the six-month period then ended (subject to normal year-end audit adjustments and the absence of footnotes). The Target does not have, as at the date of the most recent balance sheet referred to above, any Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which in any such case is

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                                                                             54


material and is not reflected in the foregoing statements or in the notes thereto and which has any reasonable likelihood of resulting in a material cost or loss.

          (d) The PRO FORMA balance sheet of US Borrower and its Subsidiaries (the "US BORROWER PRO FORMA BALANCE SHEET"), certified by a Responsible Officer of US Borrower, copies of which have been heretofore furnished to each Lender, is the PRO FORMA balance sheet of US Borrower as at the Closing Date, adjusted to give effect to (i) the Transactions, and (ii) the financings contemplated by this Agreement. The US Borrower Pro Forma Balance Sheet was prepared based on good faith assumptions and is based on the best information available to US Borrower as of the date of delivery thereof, and reflects on a PRO FORMA basis the financial position of US Borrower and its combined Subsidiaries as at the Closing Date. Neither the US Borrower nor any of its Subsidiaries had, as at the date of the US Borrower Pro Forma Balance Sheet, any material Guarantee Obligation, contingent liability or, to the best knowledge of the US Borrower, liability for taxes, or any long-term lease or unusual forward or long-term commitment which is not reflected in the US Borrower Pro Forma Balance Sheet and which has any reasonable likelihood of resulting in a material cost or loss.

          5.2 NO CHANGE. Since December 31, 1998, there has been no Material Adverse Change.

          5.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. US Borrower and each of its Subsidiaries (a) is duly organized, validly existing or validly subsisting and, in the case of the US Borrower, its Domestic Subsidiaries and any of its Foreign Subsidiaries organized in a jurisdiction where such concept is applicable, in good standing, as the case may be, under the laws of the jurisdiction of its organization or incorporation, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Affect.

          5.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each Credit Party has the power and authority, and the legal right, to make, deliver and perform this Agreement, any of the Specified Notes and the other Specified Loan Documents to which it is a party and, with respect to each Specified Borrower, to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of, or the granting of any security interests under, this Agreement and any of the Specified Notes and the other Specified Loan Documents and to authorize the execution, delivery and performance of this Agreement, any of the Specified Notes and the other Specified Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings under this Agreement or with the execution, delivery, performance, validity or enforceability of, or the granting of any security interests under, this Agreement, any of the Specified Notes or the other Specified Loan Documents to which any Credit Party is a party, except for (i) those which have been or will be made or taken and are or will be in full force and effect, (ii) consents under immaterial Contractual Obligations or other immaterial consents or (iii) those filings and notices referred to subsection 5.20(d). This Agreement, any Specified Note and each of the other Specified Loan Documents has been duly executed and delivered on behalf of the Credit Party party thereto. This Agreement, any Specified Note and each of the other Specified Loan Documents constitutes a legal, valid and binding obligation of the Credit Party party thereto enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

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                                                                             55


          5.5 NO LEGAL BAR. The execution, delivery and performance of this Agreement, any of the Notes and the other Loan Documents, the borrowings hereunder and thereunder and the use of the proceeds thereof will not violate any Requirement of Law or any material Contractual Obligation of any Credit Party or of any of their Subsidiaries.

          5.6 NO MATERIAL LITIGATION. Except as set forth in Schedule 5.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Specified Borrower, threatened by or against any of the Credit Parties or any of their Subsidiaries or against any of their respective properties or revenues (a) with respect to this Agreement, the other Loan Documents, or any of the transactions contemplated hereby or thereby, (b) with respect to any Transaction Document or any transactions contemplated thereby, which affects any material provision or any material transaction contemplated thereby, or (c) which could reasonably be expected to have a Material Adverse Effect.

          5.7 NO DEFAULT. None of the Credit Parties or any of their Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          5.8 OWNERSHIP OF PROPERTY; LIENS. Each of the Credit Parties and their Subsidiaries (a) in respect of property situated in the United States, has good and valid title or title in fee simple to, as applicable, or a valid leasehold interest in, all its material real and immovable property, and good title to, or a valid leasehold interest in, all its other material property and
(b) in respect of property situated outside the United States, is the legal and beneficial owner of all its material property, and none of such property referred to in clauses (a) and (b) hereof is subject to any Lien except as permitted by subsection 8.3. As of the date hereof, the Fee Properties as listed on Part I of Schedule 5.19 constitute all the real and immovable properties (y) in respect of property situated in the United States, owned by good and valid title or title in fee simple and (z) in respect of property situated outside the United States, legally or beneficially owned, as applicable, by the US Borrower or its Subsidiaries and the Leased Properties as listed on Part II of Schedule 5.19 constitute all of the real and immovable properties leased by the US Borrower or its Subsidiaries. As of the date hereof, each of the Leased Properties listed on Part II of Schedule 5.19 which may be made subject to a recorded Lien without violating the terms of the applicable Underlying Lease, and each lease agreement under which an interest in any material Leased Property is held (as amended, an "UNDERLYING LEASE") is in full force and effect.

          5.9 INTELLECTUAL PROPERTY. Each of the Credit Parties and their Subsidiaries owns, or is validly licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license that could not reasonably be expected to have a Material Adverse Effect (the "INTELLECTUAL PROPERTY"). Except as set forth on Schedule 5.9, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property which could reasonably be expected to have a Material Adverse Effect, nor do the Credit Parties know of any valid basis for any such claim which could reasonably be expected to have a Material Adverse Effect. To the best of the Credit Parties' knowledge, the use of such Intellectual Property by the Credit Parties and their Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          5.10 TAXES. Except as set forth in Schedule 5.10, each of the Credit Parties and their Subsidiaries has filed or caused to be filed all federal and all other material tax returns which, to the knowledge of the Credit Parties, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority

(other than (i) any such taxes, assessments, fees, or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Credit Parties or their Subsidiaries, as the case may be, and (ii) taxes, assessments, fees or other charges imposed by any Governmental Authority, other than income taxes imposed by any Governmental Authority, with respect to which the failure to make payments could not, by reason of the amount thereof or of remedies available to such Governmental Authorities, reasonably be expected to have a Material Adverse Effect); no tax Lien has been filed, and, to the knowledge of the Credit Parties, no claim is being asserted, with respect to any such tax, fee or other charge other than those being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Credit Parties or their Subsidiaries, as the case may be.

          5.11 US FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulations T, U or X as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board. If requested by any US Lender or the Administrative Agent, the US Borrower will furnish to the Specified Agent and each Specified Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or G-3 referred to in said Regulation U.

          5.12 ERISA. Except where the liability, individually or in the aggregate, which could reasonably be expected to result has not had or could not reasonably be expected to have a Material Adverse Effect: (i) neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan; (ii) each Plan (other than a Multiemployer Plan) has complied in all material respects with the applicable provisions of ERISA and the Code; (iii) no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Single Employer Plan has arisen and remains outstanding, during such five-year period; (iv) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which could reasonably be expected to have a Material Adverse Effect; (v) none of the Credit Parties nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and, to the best knowledge of the Credit Parties, none of the Credit Parties nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Credit Parties or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made; (vi) no such Multiemployer Plan is in Reorganization or Insolvent; and (vii) the present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Credit Parties and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits.

          5.13 INVESTMENT COMPANY ACT. Neither the US Borrower nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          5.14 SUBSIDIARIES, ETC. As of the date hereof, the only Subsidiaries of the US Borrower, and the only partnerships, limited liability companies or other joint ventures in which the US Borrower or any of its Subsidiaries has an interest are those listed on Schedule 5.14. As of the date hereof, the US Borrower owns the percentage of the Capital Stock or other evidences of the ownership of each

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                                                                             57


Subsidiary, partnership, limited liability company or other joint venture listed on Schedule 5.14 as set forth on such Schedule. As of the date hereof, no such Subsidiary, partnership, limited liability company, or other joint venture has issued any securities convertible into shares of its Capital Stock, and the outstanding stock and securities (or other evidence of ownership) of such Subsidiaries, partnerships, limited liability companies, or other joint ventures owned by the US Borrower and its Subsidiaries are so owned free and clear of all Liens, warrants, options or rights of others of any kind except as set forth in
Schedule 5.14.  As of the date hereof, the Target has no Subsidiaries.

          5.15 ENVIRONMENTAL MATTERS. Except as disclosed on Schedule 5.15 hereto:

          (a) The facilities and properties owned, leased or operated by the US Borrower or any of its Subsidiaries (the "PROPERTIES") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under such conditions which (i) constitute or constituted a violation of, or could reasonably be expected to give rise to liability under, any Environmental Law in effect at the time of the making of this representation, or (ii) could materially and adversely interfere with the continued operation of the Properties, or (iii) materially impair the fair saleable value thereof, except in each case insofar as such violation, liability, interference, or reduction in fair market value, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

          (b) The business of the US Borrower and its Subsidiaries, the Properties and all operations at the Properties are, and to the knowledge of the US Borrower have been, in compliance in all material respects with all applicable Environmental Laws except for noncompliance which is not reasonably likely to result in a Material Adverse Effect.

          (c) Neither the US Borrower nor any of its Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business of the US Borrower and its Subsidiaries, nor does any Specified Borrower have knowledge or reason to believe that any such notice will be received or is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in a Material Adverse Effect.

          (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law in effect at the time of the making of this representation, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law in effect at the time of the making of this representation, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Specified Borrower, threatened, under any Environmental Law in effect at the time of the making of this representation to which the US Borrower or any Subsidiary is or, to the best knowledge of any Specified Borrower, will be named as a party with respect to the Properties or the business of the US Borrower and its Subsidiaries, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law in effect at the time of the making of this representation with respect to the Properties or the business of the US Borrower and its Subsidiaries, except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

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                                                                             58


          (f) There has been no release or, to the best knowledge of any Specified Borrower, threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the US Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the business of the US Borrower and its Subsidiaries, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws in effect at the time of making this representation, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

          (g) To the best knowledge of any Specified Borrower, each of the representations and warranties set forth in subsections 5.15(a) through (f) is true and correct with respect to each parcel of real property owned or operated by the US Borrower or any Subsidiary (other than the Properties) except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct is not reasonably likely to result in a Material Adverse Effect.

          5.16 REGULATION H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

          5.17 DELIVERY OF TRANSACTION DOCUMENTS. Each Specified Agent has received for itself and for each Specified Lender a complete copy of each of the Transaction Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof.

          5.18 REPRESENTATIONS AND WARRANTIES CONTAINED IN THE TRANSACTION DOCUMENTS. Each of the Transaction Documents has been duly executed and delivered by the Credit Parties party thereto and all other parties thereto and is full force and effect. The representations and warranties of the US Borrower and its Subsidiaries and, to the best knowledge of the Credit Parties parties thereto, the other parties, in each of the Transaction Documents, are true and correct in all material respects.

          5.19 DISCLOSURE. As of the Closing Date or, if later, the date it was furnished, no information, financial statement, report, certificate or other document prepared or furnished by or on behalf of any Credit Party to any Agent or any Lender in connection with this Agreement or any other Specified Loan Document (but excluding all projections and pro forma financial statements which shall have been prepared in good faith and based upon reasonable assumptions, it being recognized that such projections are not viewed as facts and actual results may be different) taken as a whole contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. As of the Closing Date, there is no fact known to any Credit Party which has, or which could reasonably be expected to have, a Material Adverse Effect.

          5.20 GUARANTEE AND COLLATERAL AGREEMENT; MORTGAGES. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Pledged Securities described therein and proceeds thereof and all actions have been taken to cause the Guarantee and Collateral Agreement to constitute a fully perfected first Lien on, and security interest in, all right, title and interest of the US Borrower and its Domestic Subsidiaries, respectively, in such Pledged Securities described therein and in proceeds thereof superior in right to any other Person.

          (b) The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the respective collateral described therein and proceeds thereof, and the Guarantee and Collateral Agreement constitutes a fully perfected, first priority Lien on, and security interest in, all right, title and

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                                                                             59


interest of the US Borrower and its Domestic Subsidiaries in such collateral and the proceeds thereof superior in right to any other Person other than Liens permitted hereby.

          (c) The properties listed on Schedule 5.19 constitute all material real properties owned by the US Borrower or any of its Subsidiaries. The Mortgages are each effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the properties described therein owned by the US Borrower and its Domestic Subsidiaries and proceeds thereof, subject to obtaining necessary consents (which consents shall be obtained on or prior to the Closing Date) and when the Mortgages are filed in the offices specified on Schedule 5.19, the Mortgages shall constitute a fully perfected, first priority Lien on, and security interest in, all right, title and interest of the US Borrower and its Domestic Subsidiaries in the Mortgaged Properties and the proceeds thereof, superior in right to any other Person other than Liens permitted hereby.

          (d) Each other Loan Document to which any Credit Party is a party and which purports to grant a Lien on any property of such Credit Party to secure the Specified Obligations is effective to create in favor of the Specified Agent, for the benefit of the Specified Lenders, a legal, valid and enforceable security interest in the respective collateral described therein and proceeds thereof, and when appropriate filings and notices have been taken or given, such Loan Document shall constitute fully perfected, first priority Liens on, and security interests in, all right, title and interest of such Credit Party in such collateral and the proceeds thereof superior in right to any other Person other than Liens permitted hereby.

          5.21 SOLVENCY. Each Specified Borrower is, individually and together with its Subsidiaries, Solvent.

          5.22 INSURANCE. The insurance maintained by or reserved against on the books of the Borrowers and their respective Subsidiaries is for such risks as are customarily insured against by companies engaged in the same or similar business. None of the Credit Parties or any of their Subsidiaries is in default under any provisions of any such policy of insurance or has received notice of cancellation of any such insurance (other than in connection with the replacement of any such policy). None of the Credit Parties or any of their Subsidiaries has made any claims under any policy of insurance with respect to which the insurance carrier has denied liability, which denial is reasonably like to result in a Material Adverse Effect.

          5.23 SENIOR INDEBTEDNESS. The Domestic Obligations and the US Borrower's guarantee of the Foreign Subsidiary Obligations constitute "Designated Senior Indebtedness" of the US Borrower under and as defined in the Senior Subordinated Note Indenture. The obligations of each Domestic Subsidiary under the Guarantee and Collateral Agreement constitute "Guarantor Senior Indebtedness" of such Subsidiary under and as defined in the Senior Subordinated Note Indenture.

          5.24 YEAR 2000 MATTERS. Any reprogramming required to permit the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of computer systems and other equipment containing embedded microchips, in either case owned or operated by the US Borrower or any of its Subsidiaries or used or relied upon in the conduct of their business (including any such systems and other equipment supplied by others or with which the computer systems of the US Borrower or any of its Subsidiaries interface), and the testing of all such systems and other equipment as so reprogrammed, has been substantially completed. The costs to the US Borrower and its Subsidiaries that have not been incurred as of the date hereof for such reprogramming and testing and for the other reasonably foreseeable consequences to them of any improper functioning of other computer systems and equipment containing embedded microchips due to the occurrence of the year 2000 could not reasonably be expected to result in a Default or Event of Default or to have a Material Adverse Effect.

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                                                                             60

                           SECTION 6.  CONDITIONS PRECEDENT

          6.1 CONDITIONS TO INITIAL EXTENSIONS OF CREDIT. The agreement of each US Tranche A Term Loan Lender to make its Additional US Tranche A Term Loan hereunder and of any US Revolving Credit Lender, any US Swing Line Lender or any Issuing Lender to make any Loan or issue or create any Accommodation under the Additional US Revolving Credit Commitments, in each case, on the Closing Date is subject to the satisfaction of the following conditions precedent on or prior to October 25, 1999:

          (a) LOAN DOCUMENTS. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a Responsible Officer of each Borrower, (ii) for the account of each of the Specified Lenders who has requested a Specified Note pursuant to subsection 2.7(e), a Revolving Credit Note, a Term Note or a Swing Line Note, as the case may be, conforming to the requirements hereof and executed and delivered by a Responsible Officer of the Specified Borrower; (iii) the Guarantee and Collateral Agreement, executed and delivered by a Responsible Officer of the US Borrower and each of its Domestic Subsidiaries, (iv) Mortgages, executed and delivered by a Responsible Officer of the US Borrower or its Domestic Subsidiaries, and (v) the Sharing Agreement, executed and delivered by each of the Specified Agents and the Collateral Agent. The English Agent shall have received such collateral documents and guarantees as shall have been reasonably requested by the English Agent to effect:
     (1) a charge of 65% of the common stock of English Bidco to secure the Domestic Obligations, (2) a guarantee by English Bidco of the English Obligations of English Borrower and a charge of all the Capital Stock of English Borrower owned by English Bidco to secure such guarantee and the other English Obligations, (3) guarantee by the Material Subsidiaries of English Borrower of the English Obligations of English Borrower only and a charge of all the Capital Stock and material assets of the Material Subsidiaries to secure such guarantee, (4) guarantee by English Borrower and the Material Subsidiaries of English Borrower of the English Obligations owed by English Bidco and a charge of all the Capital Stock and material assets of English Borrower and such Material Subsidiaries to secure such guarantee, and (5) charge over the assets of English Borrower to secure the English Obligations owed by English Borrower.

          (b) CORPORATE PROCEEDINGS OF THE CREDIT PARTIES. The Administrative Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors or duly authorized committee of each Credit Party authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (ii) the borrowings and guarantees contemplated hereunder, and (iii) the granting by it of Liens created pursuant to the Loan Documents, and (iv) the other transactions contemplated hereby, certified by the Secretary, Assistant Secretary, or comparable officer of such Person as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance reasonably satisfactory to the Specified Agent.

          (c) INCUMBENCY CERTIFICATES. The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary (or comparable officer) of each Credit Party, dated the Closing Date, as to the incumbency and signature of the officers of such Person executing each Loan Document to which it is a party and any certificate or other document to be delivered by it pursuant hereto and thereto, together with evidence of the incumbency of such Secretary, Assistant Secretary, or comparable officer.

          (d) CORPORATE DOCUMENTS. The Administrative Agent shall have received true and complete copies of the certificate of incorporation and by-laws or memorandum and articles thereof (or equivalent documents), as the case may be, of each Credit Party, certified as of the

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                                                                             61


     Closing Date as complete and correct copies thereof by the Secretary, Assistant Secretary, or comparable officer of such Person.

          (e) EQUITY AND DEBT FINANCING. The US Borrower shall have received at least $35,000,000 in cash from the proceeds of common equity issued by the US Borrower to Onex Corporation, J2R Partners III and certain other shareholders of the US Borrower and at least $30,000,000 in cash from the proceeds of convertible subordinated indebtedness issued by the US Borrower to Tower Automotive, Inc. or any of its affiliates (the "TOWER SUBORDINATED DEBT"), in each case, on terms reasonably satisfactory to the Administrative Agent and the Syndication Agent.

          (f) CLOSING OF NELSON ACQUISITION; TRANSACTION DOCUMENTS. The Nelson Acquisition shall have been consummated in accordance with the Acquisition Agreement and all requirements of applicable law, and the Administrative Agent shall have received (i) a certified copy of each of the Transaction Documents, which shall be in form and substance reasonably satisfactory to the Agents and (ii) a certificate signed by a Responsible Officer of the US Borrower to the effect that all conditions precedent and other material transactions contemplated by the Transaction Documents have been satisfied or consummated, as the case may be, without amendment, waiver or modification of the material terms thereof. The aggregate purchase price for the capital stock of the Target in connection with the Nelson Acquisition shall not exceed $175,000,000 (subject to adjustment in accordance with Section 2.3 of the Acquisition Agreement). Up to $20,400,000 of the purchase price for the Nelson Acquisition shall be financed with cash from the Borrower (without giving effect to the equity and debt financing described in paragraph (e) above or the proceeds of the Additional US Tranche A Term Loans or borrowings under the Additional US Revolving Credit Commitments).

          (g) REPAYMENT OF INDEBTEDNESS. Contemporaneously with the Loans made on the Closing Date, the US Borrower and its Subsidiaries shall repay all of the existing outstanding Indebtedness of the Target for an aggregate amount not to exceed approximately $100,000,000, other than any such Indebtedness which is to remain outstanding after the Closing Date and which is reasonably satisfactory to the Administrative Agent, and all Liens in connection with such repaid Indebtedness shall have been (or contemporaneously shall be) released.

          (h) FEES. The Lenders, the Agents, and CSI shall have received all fees required to be paid and expenses required to be paid for which invoices have been presented on the Closing Date and the total aggregate amount of all fees and expenses incurred or to be incurred in connection with this Agreement, the other Loan Documents, the Nelson Acquisition and the financings contemplated thereby shall not exceed $6,000,000.

          (i) CONSENTS, LICENSES AND APPROVALS. (i) All governmental and material third party approvals reasonably necessary or in the reasonable judgment of the Administrative Agent advisable in connection with the execution, delivery and performance of the Transactions, the financings contemplated hereby, and the continuing operations of the US Borrower and its Subsidiaries shall have been obtained and be in full force and effect, and (ii) all applicable waiting periods shall have expired without any action being taken or threatened by any competent Governmental Authority which would restrain, prevent or otherwise impose adverse conditions on the US Borrower, any of its Subsidiaries, the Transactions, or the financings thereof.

          (j) FINANCIAL INFORMATION. The Administrative Agent shall have received (i) copies of the financial statements described in subsection 5.1(a) (except the financial statements referred to in Section 5.1(a) and 5.1(b) to the extent already received by each of the Lenders) and unaudited interim financial statements of the Target for each fiscal month and quarterly period

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                                                                             62


     ended subsequent to December 31, 1998 as to which such financial statements are available, and all of such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the financial condition of the Target, as reflected in the financial statements or projections previously furnished to the Lenders.

          (k) INSURANCE. The Administrative Agent shall have received evidence reasonably satisfactory to it that insurance relating to the US Borrower and its Subsidiaries complying with the provisions of the Loan Documents will be in place after the Transactions.

          (l) PERFECTION; LIEN SEARCHES. All filings and other actions reasonably required by any Specified Agent to create and perfect a first priority security interest in all collateral granted to any Specified Agent pursuant to any Loan Documents shall have been duly made or taken (or the Specified Agent shall be reasonably satisfied that such action shall promptly be taken), and all such collateral shall be free and clear of other Liens except as permitted hereby. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions listed on Schedule 5.19 and each other jurisdiction in the United States where assets of the Target and its Domestic Subsidiaries are located, and (i) such search shall reveal no Liens on any of the assets of the Target and its Domestic Subsidiaries other than those permitted pursuant to subsection 8.3 or (ii) the Administrative Agent shall have received evidence reasonably satisfactory to it that UCC-3 termination statements and other Lien release documentation shall have been duly executed and delivered on the Closing Date, and all other necessary actions shall have been duly taken, to the extent necessary to effect the release of all Liens other than those permitted pursuant to subsection 8.3 on the assets of the Target and its Domestic Subsidiaries. All actions including pursuant to clause (q) below necessary to perfect or continue the perfection of each Specified Agent in any of the collateral shall have been taken or duly provided for.

          (m) PERFECTION CERTIFICATE. The Administrative Agent shall have received a Perfection Certificate in the form of Exhibit H duly completed by the US Borrower and its Domestic Subsidiaries.

          (n) LEGAL OPINIONS. The Administrative Agent shall have received the following executed legal opinions, each dated the Closing Date:

               (i) the executed legal opinion of Kirkland & Ellis, New York counsel to the Credit Parties, substantially in the form of Exhibit E-1; and

               (ii) such legal opinions of local counsel to the Credit Parties, in form and substance reasonably satisfactory to the Administrative Agent as the Administrative Agent may request.

     Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (o) CLOSING CERTIFICATE. The Administrative Agent shall have received a Closing Certificate substantially in the form of Exhibit F hereto and dated the Closing Date, executed by a Responsible Officer of each Credit Party.

          (p) PLEDGED STOCK. Each Specified Agent shall have received the pledged stock to be pledged pursuant to, and the acknowledgements and consents of the Issuers referred to in, the applicable Loan Documents, together with undated stock powers endorsed in blank for each stock certificate representing such pledged stock, or, as applicable, such other documents or notifications required by the applicable Loan Documents.

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                                                                             63


          (q) SURVEYS. The Collateral Agent shall have received, and the title insurance company issuing the policy referred to in subsection 6.1(r) (the "TITLE INSURANCE COMPANY") shall have received, maps or plats of an as-built survey of the sites of the property covered by each Mortgage certified to the Collateral Agent and the Title Insurance Company in a manner satisfactory to them, dated (or, in the case of previously prepared maps, plats or surveys, recertified) a date satisfactory to the Collateral Agent and the Title Insurance Company, by an independent professional licensed land surveyor satisfactory to the Collateral Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1962, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements appurtenant to the sites or necessary or desirable to use the sites; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and (vi) if the site is described as being on a filed map, a legend relating the survey to said map.

          (r) TITLE INSURANCE POLICY. The Collateral Agent shall have received in respect of each parcel covered by each Mortgage a mortgagee's title policy (or policies) or marked up unconditional binder for such insurance dated the Closing Date. Each such policy shall (i) be in an amount satisfactory to the Collateral Agent; (ii) be issued at ordinary rates;
     (iii) insure that the Mortgage insured thereby creates a valid first Lien on such parcel free and clear of all defects and encumbrances, except such as may be approved by the Collateral Agent; (iv) name the Collateral Agent for the ratable benefit of the Secured Parties as the insured thereunder;
     (v) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (vi) contain such endorsements and affirmative coverage as the Collateral Agent may request and (vii) be issued by title companies satisfactory to the Collateral Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Collateral Agent). The Collateral Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, and all charges for mortgage recording tax, if any, have been paid.

          (s) FLOOD INSURANCE. If required by law and requested by the Collateral Agent, the Collateral Agent shall have received (i) a policy of flood insurance which (A) covers any parcel of improved real property which is encumbered by any Mortgage, (B) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage which is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (C) has a term ending not earlier than the maturity of the indebtedness secured by such Mortgage and (ii) confirmation that the Company has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board of Governors of the Federal Reserve System.

          (t) COPIES OF DOCUMENTS. The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in subsection 6.1(r) and a copy, certified by such parties as the Administrative Agent may deem appropriate, of all other documents affecting the property covered by each Mortgage.

          (u) OTHER DOCUMENTATION. All other documentation, including, without limitation, any tax sharing agreement, employment agreement, management compensation arrangement or

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                                                                             64


     other financing arrangement of each of the Borrowers, or any of their Subsidiaries shall be reasonably satisfactory in form and substance to the Agents.

          6.2 CONDITIONS TO EACH SPECIFIED LOAN. The agreement of each Specified Lender to make any Specified Loan requested to be made by it on any date (including the Closing Date) or of the Specified Revolving Credit Lenders and the Specified Issuing Lender to issue, accept or participate in any Specified Accommodation is subject to the satisfaction of the following conditions precedent:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Credit Parties and their Subsidiaries in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for any representation and warranty which is expressly made as of an earlier date, which representation and warranty shall have been true and correct in all material respects as of such earlier date.

          (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Specified Loans requested to be made, or Specified Accommodation requested to be issued or accepted, on such date.

          (c) LETTER OF CREDIT APPLICATION. With respect to the issuance of any Specified Letter of Credit, the Specified Issuing Bank shall have received a Specified Letter of Credit Application, completed to its reasonable satisfaction and duly executed by a Responsible Officer; PROVIDED that if such Specified Letter of Credit is being issued to support the repayment of any Indebtedness of any Subsidiary of the Specified Borrower, such Subsidiary shall also execute such Specified Letter of Credit Application and shall agree to be jointly and severally liable with the Specified Borrower for any and all obligations arising under or in connection with such Specified Letter of Credit or the Specified Letter of Credit Application related thereto.

Each borrowing by a Specified Borrower hereunder and issuance of any Specified Accommodation shall constitute a representation and warranty by the Specified Borrower as of the date of such Specified Loan or issuance or acceptance, as the case may be, that the conditions contained in this subsection 6.2 have been satisfied.


                          SECTION 7.  AFFIRMATIVE COVENANTS

          Each Borrower, as to itself and its Subsidiaries, hereby agrees that, so long as any Commitment remains in effect, any Loan remains outstanding and unpaid, any Accommodation is outstanding, or any other Obligations (other than indemnification obligations not due and payable) are owing to any Secured Party, each Borrower, as to itself and its Subsidiaries, shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

          7.1  FINANCIAL STATEMENTS.  Furnish to the Administrative Agent:

          (a)  as soon as available, but in any event within one hundred twenty
     (120) days after the end of each fiscal year of the US Borrower, a copy of the consolidated (and unaudited consolidating for the US and UK operations only) balance sheet of the US Borrower and its consolidated Subsidiaries as at the end of such year and the consolidated (and unaudited consolidating for the US and UK operations only) statements of income and retained earnings and consolidated statement of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing;

          (b) as soon as available, but in any event not later than sixty (60) days after the end of each of the first three (3) quarterly periods of each fiscal year of the US Borrower, the unaudited consolidating for the US and UK operations only and unaudited consolidated balance sheet of the US Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidating for the US and UK operations only and unaudited consolidated statements of income and retained earnings and consolidated statement of cash flows of the US Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form (i) the figures for the previous year and (ii) the figures set forth in the relevant budgets required to be delivered in accordance with subsection 7.2(c), certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes);

all such financial statements shall fairly present in all material respects the consolidated and consolidating for the US and UK operations only financial position of the US Borrower and its Subsidiaries as of such date and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          7.2  CERTIFICATES; OTHER INFORMATION.  Furnish to the Administrative
Agent:

          (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), (i) a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default relating to the covenants contained in subsection 8.1, except as specified in such certificate and (ii) a report of a reputable insurance broker with respect to the insurance required by the Guarantee and Collateral Agreement;

          (b) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and 7.1(b), (x) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, (i) each of the Borrowers and their respective Subsidiaries has observed or performed all of its respective covenants and other agreements, and satisfied every condition, contained in this Agreement, in the Notes and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, in all material respects, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) stating that all such financial statements fairly present in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments and the absence of footnotes) and have been prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as disclosed therein) and (iii) showing in detail the calculations supporting such statement in respect of subsections 8.1 and 8.8 and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Credit Party keeps inventory or equipment and of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date);

          (c) as soon as available but not later than ninety (90) days after the end of each fiscal year of the US Borrower, a copy of the projections by the US Borrower of the operating budget and cash flow budget of the US Borrower and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared in good faith and based upon reasonable assumptions;

          (d) as soon as reasonably practicable after the same are filed, copies of all financial statements and reports which the US Borrower or any Subsidiary may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

          (e) promptly, such additional financial and other information as any Lender may from time to time reasonably request (including, without limitation, any supplemental reports with respect to the insurance required by the Guarantee and Collateral Agreement).

          7.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature (other than Indebtedness), except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the US Borrower or its Subsidiaries, as the case may be and to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; PROVIDED that, notwithstanding the foregoing, the US Borrower and each of its Subsidiaries shall have the right to pay any such obligation and in good faith contest, by proper legal actions or proceedings, the validity or amount of such claims.

          7.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. (a) Except as provided in subsection 8.5, continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business except if (i) in the reasonable business judgment of the US Borrower or such Subsidiary, as the case may be, it is in its economic interest not to preserve and maintain such rights or franchises, and (ii) such failure to preserve and maintain such privileges, rights or franchises could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

          7.5 MAINTENANCE OF PROPERTY; INSURANCE. (a) Keep all property (including the Mortgaged Properties) necessary in its business in good working order and condition (ordinary wear and tear and damage by casualty excepted); maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are customarily insured against in the same general area by companies engaged in the same or a similar business or as otherwise reasonably requested by the Specified Agent; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried except to the extent that the failure to do any of the foregoing with respect to any such property could not reasonably be expected to materially adversely affect the value or usefulness of such property.

          (b) With respect to Inventory and Equipment (as defined in the Guarantee and Collateral Agreement) (i) maintain, with financially sound and reputable companies, insurance policies insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as are customary for businesses of the same or similar type and (ii) insuring the US Borrower or any of its Domestic Subsidiary, as the case may be, against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as are customary for businesses of the same or similar type.

          (c) All such insurance shall (i) provide that no cancellation in coverage thereof shall be effective until at least thirty (30) days after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent for the ratable benefit of the Secured Parties as insured party, lender loss payee or, with respect to the Mortgaged Properties, mortgagee under a standard mortgage clause, and (iii) if reasonably requested by the Collateral Agent, include a breach of warranty clause.

          7.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and prior to the occurrence and continuance of a Default or an Event of Default not to exceed two times a year for each Lender and at any time upon the occurrence and during the continuance of a Default or Event of Default, permit representatives of any Specified Lender in connection with such Lender's credit analysis of the US Borrower to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonable advance notice at any reasonable time on any Business Day and to discuss the business, operations, properties and financial and other condition of the US Borrower and its Subsidiaries with officers and employees of the US Borrower and its Subsidiaries and with its independent certified public accountants; PROVIDED that the Specified Agent or such Specified Lender shall notify the US Borrower prior to any contact with such accountants and give the US Borrower the opportunity to participate in such discussions; PROVIDED, that prior to the occurrence of any Default or Event of Default the Borrowers shall not be required to pay for any visits by any Lender in excess of one visit per year.

          7.7 NOTICES. Promptly give notice to the Administrative Agent and each Lender of:

          (a)  the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of the US Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the US Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, could reasonably be expected to have a Material Adverse Effect;

          (c) the following events, if, in the aggregate, they could reasonably be expected to have a Material Adverse Effect: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Single Employer Plan or any withdrawal from, or the termination, Reorganization or

     Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the US Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan;

          (d)  the occurrence of any Material Adverse Change; and

          (e) the receipt by the US Borrower or any Subsidiary of any complaint, order, citation, notice or other written communication from any Person with respect to the existence or alleged existence of a violation of any Environmental Laws or Materials of Environmental Concern or any other environmental, health or safety matter including the occurrence of any spill, discharge or release in a quantity that is reportable under any Environmental Law on any Mortgaged Property or any other property owned, leased or utilized by the US Borrower or any Subsidiary of the US Borrower but only to the extent that such complaint, order, citation, notice or written communication in the aggregate could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the US Borrower or the applicable Commonly Controlled Entity proposes to take with respect thereto.

          7.8  ENVIRONMENTAL LAWS.

          (a) Comply in all material respects with, and will use reasonable best efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect;

          (b) Conduct and complete (or cause to be conducted and completed) all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and in a timely fashion comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings or to the extent that the failure to take such actions could not in the aggregate be reasonably expected to have a Material Adverse Effect; and

          (c) Defend, indemnify and hold harmless the Specified Agent and the Specified Lenders, and their respective employees, agents, officers, directors and controlling persons, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the US Borrower, any of its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of or relate to the gross negligence or wilful misconduct of the Specified Agent or any of the Specified Lenders, or any post-foreclosure actions not taken in accordance with the Assets Conservation, Lender

     Liability and Deposit Insurance Protection Act of 1996 or any similar foreign law. The agreements in this paragraph shall survive repayment of all Specified Loans and all other amounts payable hereunder.

          7.9 PLEDGE OF AFTER ACQUIRED PROPERTY. If at any time following the Closing Date any Specified Borrower or any Subsidiary shall acquire at any time property of any nature whatsoever with a monetary value on the date of such acquisition in excess of the Equivalent Amount of $5,000,000 in the aggregate, the Specified Borrower and any such Subsidiary shall grant to the Specified Agent for the ratable benefit of the Specified Lenders a first priority or first ranking (subject to then existing Liens of the type permitted in Section 8.3) Lien on and security interest in such property as collateral security for the Specified Obligations pursuant to documentation reasonably satisfactory to the Specified Agent and take such actions as the Specified Agent shall reasonably require to ensure the priority and perfection of such Lien, PROVIDED that (i) only 65% of the voting Capital Stock of any direct Foreign Subsidiary which is a Material Subsidiary of the US Borrower or its Domestic Subsidiaries need be so pledged, (ii) no voting Capital Stock or assets of any indirect Foreign Subsidiary of the US Borrower or its Domestic Subsidiaries need be so pledged unless such Foreign Subsidiary is also a Material Subsidiary of a Foreign Subsidiary Borrower and such pledge is only to secure the Specified Obligations of such Foreign Subsidiary Borrower, in which case subsection 7.10 shall be complied with, (iii) with respect to real or immovable property, only fee owned real estate or immovable property in excess of the Equivalent Amount of $5,000,000 need be mortgaged, and (iv) property subject to a Lien permitted by subsection 8.3(h) or falling within 8.14(a)(ii) need not be so pledged.

          7.10 ADDITIONAL SUBSIDIARIES. If, at any time, any Specified Borrower or any of its Subsidiaries shall form any new Material Subsidiary after the date of this Agreement or any Subsidiary becomes a Material Subsidiary, such Specified Borrower or such Material Subsidiary, as the case may be, shall, subject to applicable Requirements of Law (i) cause any such Material Subsidiary to guarantee the Specified Obligations to the extent permitted by law, and
(ii) cause each holder of any Capital Stock of such Material Subsidiary to pledge 100% of such Capital Stock to the Specified Agent which shall be accompanied by such resolutions, incumbency certificates and legal opinions as are reasonably requested by the Specified Agent; PROVIDED, that (i) in the event such Material Subsidiary is a direct Foreign Subsidiary of the US Borrower or its Domestic Subsidiaries, (x) only 65% of the voting Capital Stock of such Foreign Subsidiary need be pledged to the Collateral Agent and (y) such Foreign Subsidiary need not provide any guarantee or a security interest in its assets, and (ii) no voting Capital Stock or assets of any indirect Foreign Subsidiary of the US Borrower or its Domestic Subsidiaries need be so pledged unless such Foreign Subsidiary is also a Subsidiary of a Foreign Subsidiary Borrower and such pledge is only to secure the Specified Obligations of such Foreign Subsidiary Borrower, in which case the foregoing shall be complied with, subject to applicable Requirements of Law.

          7.11 INTELLECTUAL PROPERTY. Whenever the US Borrower or any other Credit Party, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Copyright, Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, the US Borrower shall or shall cause such other Credit Party to report such filing to the Specified Agent within five (5) Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Specified Agent, the US Borrower and such Credit Party shall execute and deliver any and all agreements, instruments, documents, and papers as the Collateral Agent may reasonably request to evidence the Administrative Agent's security interest in any Copyright, Patent or Trademark or such Intellectual Property and the goodwill and general intangibles of the US Borrower or such Credit Party relating thereto or represented thereby.

          7.12 USE OF PROCEEDS. Use the Specified Revolving Credit Commitments for working capital and general corporate purposes of the Specified Borrower and its Subsidiaries and Permitted Acquisitions, which shall include up to $6,000,000 to finance the Nelson Acquisition and the fees and expenses in connection therewith, PROVIDED that, no more than L15,000,000 of the English Revolving Credit Commitments may be used for purposes other than the Bank Guarantee Letters of Credit, reimbursement obligations in respect thereof and obligations in respect of the related loan notes. Use the Additional US Tranche A Term Loans to finance the Transactions and to pay fees and expenses in connection therewith.

          7.13 INTEREST RATE PROTECTION AGREEMENTS. Within 90 days following the Closing Date, ensure that at all times during the two year period following the date that is 90 days following the Closing Date at least 40% of the sum of the Senior Subordinated Notes and the Term Loans bears interest at a fixed rate or is subject to interest rate protection reasonably satisfactory to the Administrative Agent.


                            SECTION 8.  NEGATIVE COVENANTS

          Each Borrower as to itself and its Subsidiaries hereby agrees that, so long as the Specified Commitments remain in effect, any Specified Loan remains outstanding and unpaid, any Specified Accommodation remains outstanding or any other Obligations (other than indemnification obligations not due and payable) are owing to any Secured Party, each Borrower as to itself and its Subsidiaries shall not, and (except with respect to subsection 8.1) shall not permit any of its Subsidiaries to, directly or indirectly:

          8.1  FINANCIAL CONDITION COVENANTS.

          (a) INTEREST COVERAGE RATIO. Permit the Interest Coverage Ratio for any period of four consecutive calendar quarters ending during any period set forth below to be less than the ratio set forth opposite such period below:


               Period                                       Ratio
               ------                                       -----
     Closing Date through December 31, 1999             1.75 to 1.00
     January 1, 2000 through December 31, 2000          2.00 to 1.00
     January 1, 2001 through December 31, 2001          2.25 to 1.00
     January 1, 2002 and thereafter                     2.75 to 1.00

          (b) LEVERAGE RATIO. Permit the Leverage Ratio at the last day of any fiscal quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period below:


               Fiscal Quarter                               Ratio
               --------------                               -----
     Closing Date through December 31, 1999             5.75 to 1.00
     January 1, 2000 through December 31, 2000          5.25 to 1.00
     January 1, 2001 through December 31, 2001          4.75 to 1.00
     January 1, 2002 and thereafter                     4.50 to 1.00

          (c) SENIOR DEBT RATIO. Permit the Senior Debt Ratio at the last day of any fiscal quarter occurring on or after September 30, 2000 to be greater than 3.00 to 1.00.

          (d) MINIMUM CASH RETAINED EARNINGS. At the last day of any fiscal quarter occurring during any period set forth below, permit (a) the sum of
     (i) $175,000,000, (ii) 100% of the Net Cash Proceeds of any equity securities issued by the US Borrower from the Original Closing Date through such day of determination (other than those referred to in subsection 6.1(e)) and (iii) 100% of Consolidated Net Income from May 1, 1999 through such day of determination, to be less than (b) the sum of (i) $156,000,000,
     (ii) 75% of the Net Cash Proceeds of any equity securities issued by the US Borrower from the Original Closing Date through such day of determination (other than those referred to in subsection 6.1(e)) and (iii) 50% of Consolidated Net Income for each fiscal quarter (or, in the case of the first fiscal quarter concluding after the Original Closing Date, the period from May 1, 1999 to such date of conclusion) of the US Borrower for which Consolidated Net Income is a positive number commencing from May 1, 1999 through such day of determination.

          8.2 LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

          (a)  Indebtedness of the Credit Parties under the Loan Documents;

          (b) Indebtedness among the Credit Parties and their Subsidiaries arising as a result of intercompany loans (including the conversion into intercompany indebtedness of any investments made in the form of equity and permitted hereunder); PROVIDED that any such loan made by a Credit Party is evidenced by an Intercompany Note pledged by such Credit Party to secure its Obligations pursuant to documentation reasonably satisfactory to the Administrative Agent.

          (c) Indebtedness of Subsidiaries of the US Borrower outstanding on the Closing Date and listed on Schedule 8.2 and extensions, renewals or replacements thereof provided that no such extension, renewal or replacement shall increase the principal amount thereof;

          (d) Indebtedness resulting from the endorsement of negotiable instruments in the ordinary course of business;

          (e) Indebtedness of Subsidiaries of the US Borrower in respect of obligations under Financing Leases and purchase money Indebtedness in an aggregate amount outstanding not to exceed Equivalent Amount of $16,250,000 at any one time;

          (f) Indebtedness in respect of Interest Rate Agreements for hedging purposes only and not for speculative purposes;

          (g) Indebtedness of any Credit Party (other than the US Borrower) to any other Credit Party from intercompany transfers of assets made in the ordinary course of business or to the extent permitted under subsections
     8.6 and 8.9;

          (h)  Guarantee Obligations permitted by subsection 8.4;

          (i)  Indebtedness subject to Liens permitted under subsections 8.3(b),
     (c), (d), and (e);

          (j) additional Indebtedness of Subsidiaries of the US Borrower in an aggregate principal amount outstanding not to exceed the Equivalent Amount of $19,500,000 at any one time;

          (k) Indebtedness of English Bidco and English Borrower in respect of Guaranteed Loan Notes not to exceed L17,823,330.80;

          (l) Indebtedness of a Credit Party which is a Domestic Subsidiary of the US Borrower incurred to fund part of the cost of a Permitted Acquisition, PROVIDED, (A) (i) such Indebtedness is owed to the selling party and is evidenced by a promissory note or (ii) so long as the Senior Debt Ratio is less than or equal to 2.75 to 1.0 both before and after giving effect to such Permitted Acquisition, such Indebtedness is in an aggregate principal amount during the term of this Agreement not in excess of $65,000,000, (B) any such Indebtedness is subordinated to the Obligations hereunder on terms reasonably satisfactory to the Administrative Agent, and (C) immediately after giving effect to the incurrence of such Indebtedness, no Event of Default exists;

          (m)  RESERVED;

          (n)  Indebtedness in respect of the Senior Subordinated Notes;

          (o) Indebtedness of the US Borrower owing to outside directors, employees or members of management in connection with the repurchase of any Capital Stock permitted pursuant to subsection 8.7(a)(ii); PROVIDED, that
     (i) such Indebtedness shall be subordinated to payment of the Obligations on terms satisfactory to the Administrative Agent and (ii) such Indebtedness shall provide that no payments of principal, interest or other amounts may be paid in cash thereon prior to October 21, 2007;

          (p) Indebtedness owing to any insurance company in connection with the financing of any insurance premiums permitted by such insurance company in the ordinary course of business;

          (q) Indebtedness assumed in connection with a Permitted Acquisition permitted by subsection 8.9(k); PROVIDED, that such Indebtedness was in existence at the time of such Permitted Acquisition and was not created in contemplation thereof; and

          (r)  in the case of the US Borrower, the Tower Subordinated Debt.

          8.3 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens created by the Loan Documents in favor of the Specified Agent or the Lenders;

          (b) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves with respect to contested taxes are maintained on the books of the US Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

          (c) carriers', landlord's, warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings;

          (d) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, insurance contracts, utilities, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (f) easements, rights-of-way, zoning restrictions, restrictions, minor defects, encroachments or irregularities in title and other similar encumbrances (i) previously or hereinafter incurred in the ordinary course of business which, in the aggregate, are not material in amount and which, in the case of such encumbrances on any of the Properties covered by the Mortgages, do not in the aggregate materially detract from the value of the Property subject thereto or, in the case of such encumbrances on any property, materially interfere with the ordinary conduct of the business of the US Borrower or its Subsidiaries or (ii) which are set forth in the "marked up" commitments for title insurance delivered to the Administrative Agent on the Closing Date or thereafter;

          (g) Liens in existence on the Closing Date listed on Schedule 8.3, securing Indebtedness permitted by subsection 8.2(c) (including extensions, renewals and replacements of such Indebtedness as permitted under subsection 8.2(c)), PROVIDED that no such Lien is spread to cover any additional property (other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien) after the Closing Date and that the amount of Indebtedness secured thereby is not increased except pursuant to the instrument creating such Lien (without any modification thereof) other than as set forth in subsection 8.2(c);

          (h) purchase money Liens and Liens in respect of Financing Leases upon or in any property acquired or held by Subsidiaries of the US Borrower to secure Indebtedness permitted under subsection 8.2(e) incurred solely for the purpose of financing the acquisition of such property, and Liens existing on such property at the time of its acquisition or existing on property of any Person that becomes a Subsidiary after the date hereof at the time such Person becomes a Subsidiary (other than any such Lien created in contemplation of such acquisition);

          (i) Liens on assets of a Foreign Subsidiary which is not a Credit Party securing working capital lines of such Foreign Subsidiary to the extent (x) the Indebtedness secured thereby is permitted under subsection 8.2(j) or (y) is the Indebtedness of the Spanish Subsidiary referred to on
     Schedule 8.2;

          (j) licenses, leases or subleases permitted hereunder granted to others not interfering in any material respect in the business of the US Borrower or any of its Subsidiaries;

          (k) attachment or judgment Liens (other than judgment Liens paid or fully covered by insurance which are not outstanding for more than sixty
     (60) days) in an aggregate amount outstanding at any one time not in excess of the Equivalent Amount of $6,500,000;

          (l) Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases or consignment arrangements entered into by Subsidiaries of the US Borrower in the ordinary course of business;

          (m) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;

          (n) Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to Subsidiaries of the US Borrower) the Equivalent Amount of $13,000,000 in aggregate amount at any time outstanding; and

          (o) Liens existing on any property or asset prior to the acquisition thereof by Subsidiaries of the US Borrower, PROVIDED THAT (i) such Lien is not created in contemplation of such acquisition and (ii) such Lien does not apply to any other property or other assets of any Subsidiary of the US Borrower.

          8.4 LIMITATION ON GUARANTEE OBLIGATIONS. Create, incur, assume or suffer to exist any Guarantee Obligation except:

          (a)  Guarantee Obligations pursuant to the Loan Documents;

          (b) guarantees of Indebtedness by Subsidiaries of the US Borrower permitted pursuant to subsection 8.2(c) in existence on the Closing Date and set forth on Schedule 8.4 and extensions, renewals and replacements thereof, PROVIDED, however, that no such extension, renewal or replacement shall (i) amend or modify the subordination provisions, if any, contained in such guarantee in a manner adverse to the Secured Parties, or (ii) increase the principal amount of such Indebtedness guaranteed by the original guarantee;

          (c)  the Specified Accommodation Obligations;

          (d) indemnities given in the ordinary course of business in favor of the companies issuing title insurance policies insuring the title to any property to induce such issuance;

          (e) surety bonds issued in the ordinary course of business in respect of the type of obligations described in subsection 8.3(e);

          (f) indemnities made in the Loan Documents, the Transaction Documents or in any of the agreements contemplated hereby and thereby and in the financial advisory agreement described in subsection 8.11(b)(ii) and in the corporate charter and/or bylaws of the US Borrower and its Subsidiaries;

          (g)  guarantees by English Borrower of the Guaranteed Loan Notes;

          (h) indemnities and guarantees (other than guarantees of Indebtedness (other than Indebtedness of Subsidiaries of the US Borrower permitted hereunder)) made in the ordinary course of business, PROVIDED that such indemnities and guarantees could not in the aggregate reasonably be expected to have a Material Adverse Effect;

          (i) guarantees of Indebtedness of any Subsidiary of the US Borrower permitted under Section 8.2 to the extent that such Subsidiary has granted a security interest in its material assets for the benefit of the Lenders;

          (j) Guarantee Obligations of Subsidiaries in respect of Indebtedness under any Interest Rate Agreement permitted under subsection 8.2(f);

          (k) additional Guarantee Obligations in aggregate principal amount not to exceed $6,500,000 at any one time; and

          (l) Guarantee Obligations of Subsidiaries under the Senior Subordinated Note Indenture in respect of the Senior Subordinated Notes.

          8.5 LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except (i) any Domestic Subsidiary of a Specified Borrower may be merged or consolidated with or into such Specified Borrower (PROVIDED that the Specified Borrower shall be the continuing or surviving corporation) or with or into any one or more Wholly Owned Subsidiaries of any such Specified Borrower (PROVIDED that no Domestic Subsidiary of the US Borrower may be merged or consolidated with or into any Foreign Subsidiary of the US Borrower unless such Domestic Subsidiary shall be the surviving corporation), (ii) any Subsidiary of a Specified Borrower may liquidate or dissolve if, in connection therewith, all of its assets are transferred to such Specified Borrower (or a Subsidiary thereof which is a Credit Party), (iii) any Subsidiary which is not a Material Subsidiary may liquidate or dissolve, (iv) any Foreign Subsidiary may be merged or consolidated with or into another Foreign Subsidiary (PROVIDED that if any such merger or consolidation involves a Credit Party, such Credit Party shall be the continuing or surviving corporation), (v) in the case of a Subsidiary of the US Borrower, to the extent necessary to effect any Permitted Acquisitions and
(vi) any transaction permitted by subsection 8.6(d).

          8.6 LIMITATION ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except:

          (a) obsolete, negligible, surplus or worn out property disposed of in the ordinary course of business or property that is no longer used or useful in the conduct of the US Borrower's business disposed of in the ordinary course of business;

          (b) the sale, transfer or exchange of inventory in the ordinary course of business;

          (c) transfers resulting from any casualty or condemnation of property or assets;

          (d) so long as immediately before and after giving effect thereto no Default or Event of Default exists, any sale or other transfer of any property or assets having an aggregate fair market value not exceeding 10% of Consolidated Total Assets of the US Borrower and its Subsidiaries prior to giving effect to such disposition, PROVIDED that the Net Cash Proceeds of each such transaction are applied to the prepayment of the Loans to the extent required by subsection 2.9;

          (e) intercompany sales or transfers of assets made (i) in the ordinary course of business, (ii) between Credit Parties, (iii) from Credit Parties to Subsidiaries which are not Credit Parties if such sales or transfers are for at least fair market value or (iv) between Subsidiaries which are not Credit Parties;

          (f) licenses or sublicenses of intellectual property and general intangibles and licenses, leases or subleases of other property in the ordinary course of business and which do not materially interfere with the business of the US Borrower and its Subsidiaries;

          (g) any consignment arrangements or similar arrangements for the sale of assets in the ordinary course of business;

          (h) the sale or discount of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

          (i)  dispositions permitted by subsection 8.5; and

          (j) the sale of assets to the extent that such assets are exchanged for credit against the purchase price of productive assets, or the proceeds of such sale are reasonably promptly applied to the purchase price of productive assets.

          8.7 LIMITATION ON RESTRICTED PAYMENTS. Declare or pay any dividend (other than dividends payable solely in common stock of the US Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any class of Capital Stock of the US Borrower or any of its Subsidiaries or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property, obligations of the US Borrower, any Subsidiary or otherwise (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "RESTRICTED PAYMENTS"), except that:

          (a) Subsidiaries of the US Borrower may make Restricted Payments to other Subsidiaries of the US Borrower and to the US Borrower and the US Borrower may make the respective Restricted Payments, so long as (except in the cases of clauses (i), (iii) and (v)) no Event of Default has occurred and is continuing or would be continuing after giving effect to such Restricted Payment:

               (i) the proceeds of which shall be applied by the US Borrower directly to pay its out of pocket expenses, for administrative, legal and accounting services provided by third parties that are reasonable and customary and incurred in the ordinary course of business for such professional services, or to pay franchise fees and similar costs or to pay operating expenses in the ordinary course of business, including salaries or other compensation of employees;

               (ii) payments, the proceeds of which will be used to repurchase the Capital Stock or other equity securities of the US Borrower from outside directors, employees, officers or members of the management of the US Borrower, or any Subsidiary, at a price not in excess of fair market value, in an aggregate amount not in excess of $3,250,000 in any fiscal year and $13,000,000 in the aggregate during the term of this Agreement plus the cash proceeds received by the US Borrower as a result of any resales of any such Capital Stock or other securities and plus the amount of Indebtedness referred to in subsection 8.2(o);

               (iii) payments, the proceeds of which will be used to pay taxes of the US Borrower as part of a consolidated group;

               (iv) payments, the proceeds of which will be used to pay management fees and expenses to Hidden Creek as described in subsection 8.11(b)(ii); and

               (v) Restricted Payments may be made to the US Borrower to be applied by the US Borrower to the payment of regularly scheduled payments on the Senior Subordinated Notes due within five Business Days to the extent such payments are then permitted by the subordination provisions contained in the Senior Subordinated Notes.

          (b) any Subsidiary of any of the Borrowers may make Restricted Payments to the Specified Borrower or to their respective Subsidiaries;

          (c)  Restricted Payments necessary to complete the Transactions; and

          (d) the US Borrower may make scheduled interest payments (as scheduled
on   the Closing Date) when due on the Tower Subordinated Debt to the extent
permitted      under the subordination provisions applicable thereto.


          8.8 LIMITATION ON CAPITAL EXPENDITURES. (a) Make or commit to make any Capital Expenditure except for expenditures in the ordinary course of business not exceeding, in the aggregate for the US Borrower and its Subsidiaries during any of the fiscal years of the US Borrower set forth below the sum of (x) the amount set forth opposite such fiscal year below (the "BASE CAPEX AMOUNT") and (y) the then unused Permitted Expenditure Amount, PROVIDED THAT, (b) to the extent Capital Expenditures made in any particular year are less than the amount set forth below with respect to such year, the amount of such difference (other than the component thereof described in clause (y)) (the "CAPEX ROLLOVER") may be carried forward and spent in the subsequent year:

          Fiscal Year                        Amount
          -----------                        ------
          1999                            $37,500,000

          2000                            $50,000,000

          2001 and each year thereafter   $40,000,000

          (c) Notwithstanding the foregoing, in no event shall Capital Expenditures be made by the US Borrower.

          8.9 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person ("INVESTMENTS"), except:

          (a)  extensions of trade credit in the ordinary course of business;

          (b)  Investments in Cash Equivalents;

          (c)  (i)  Investments (other than Permitted Acquisitions) by the
     US Borrower and its Subsidiaries in any of the Credit Parties, including any new Subsidiary which becomes a Credit Party and (ii) Investments in Foreign Subsidiaries of the US Borrower that are not Credit Parties not to exceed the sum of (x) $6,500,000 in the aggregate plus (y) intercompany indebtedness permitted by subsection 8.2(b);

          (d) loans and advances by the US Borrower or its Subsidiaries to their respective directors, officers and employees (a) which are in the form of notes payable by such directors, officers and employees to the US Borrower or its Subsidiaries and used to finance the purchase of Capital Stock of the US Borrower or its Subsidiaries or (b) in an aggregate principal amount not exceeding the Equivalent Amount of $1,300,000 at any one time outstanding;

          (e) loans, advances or Investments in existence on the Closing Date and listed on Schedule 8.9, and extensions, renewals, modifications or restatements or replacements thereof, PROVIDED that no such extension, renewal, modification or restatement shall (i) increase the amount of the original loan, advance or investment, or (ii) adversely affect the interests of the Secured Parties with respect to such original loan, advance or investment or the interests of the Specified Lenders under this Agreement or any other Loan Document in any material respect;

          (f) Investments permitted by subsection 8.2(b), subsection 8.4, subsection 8.7 and by subsection 8.8;

          (g) promissory notes and other similar non-cash consideration received in the ordinary course of business by the Subsidiaries of the US Borrower in connection with the dispositions permitted by subsection 8.6;

          (h)  Investments in Interest Rate Agreements;

          (i) Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (j) in addition to the foregoing, Investments by Subsidiaries of the US Borrower in an aggregate amount not exceeding the Equivalent Amount of $13,000,000 (at cost, without regard to any write down or write up thereof) at any one time outstanding;

          (k) so long as after giving effect thereto no Default or Event of Default shall have occurred and be continuing, Investments after the Closing Date by Subsidiaries of the US Borrower resulting from Permitted Acquisitions in an aggregate amount which shall include Indebtedness permitted by subsections 8.2(l) and (q) not to exceed the sum of (A) the amount of $13,000,000 per annum, (B) the amount of common stock of the US Borrower issued subsequent to the Closing Date in connection with Permitted Acquisitions, (C) the amount of the Indebtedness referred to in subsection 8.2(l)(A)(ii) and (D) the then unused Permitted Expenditure Amount, PROVIDED, that (i) the Administrative Agent shall have received as soon as practicable, (I) such opinions (including with respect to environmental matters), certificates and copies of agreements (including any Permitted Acquisition Documents) as it shall reasonably request and (II) a certificate of a Responsible Officer of the US Borrower after giving effect to such Permitted Acquisition showing the aggregate purchase price (including the assumption of any Indebtedness) for Permitted Acquisitions made by the US Borrower and its Subsidiaries since the Closing Date, (ii) such actions as may be required or reasonably requested to ensure that the Specified Agent, for the ratable benefit of the Specified Lenders, has a perfected first priority security interest or first ranking hypothec (in each case, to the extent permitted by any assumed Indebtedness) in any assets required to be secured pursuant to subsections 7.9 and 7.11 or any other Loan Document, subject to Liens permitted by subsection 8.3, shall have been taken and (iii) (I) on a pro forma basis for the period of four consecutive fiscal quarters most recently ended (assuming the consummation of such Permitted Acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period of four consecutive fiscal quarters and taking into account for such pro forma computation only, the reasonable pro forma cost savings associated with such Permitted Acquisition which are reasonably satisfactory to the Administrative Agent), the US Borrower shall be in compliance with the covenants contained in subsection 8.1 and (II) the Administrative Agent shall have received calculations in reasonable detail reasonably satisfactory to it showing compliance with the requirements of this clause
     (iii) certified by a Responsible Officer of the US Borrower;

          (l) Investments which were owned by the target entity of a Permitted Acquisition and which were acquired by the US Borrower and its Subsidiaries in connection with such Permitted Acquisition and were not made or created in contemplation of such Permitted Acquisition; and

          (m) the Nelson Acquisition pursuant to the terms of the Acquisition Agreement.

          8.10  LIMITATION ON PAYMENTS AND MODIFICATIONS OF SENIOR SUBORDINATED
NOTE INDENTURE. (a) Make any payment or prepayment on or redemption of any of the Senior Subordinated Notes or the Tower Subordinated Debt and any payments in redemption, defeasance or repurchase thereof, except (i) mandatory payments of interest, fees and expenses required by the terms of the agreement governing or instrument evidencing such indebtedness but only to the extent permitted under the subordination provisions applicable thereto and (ii) to the extent that the Leverage Ratio does not exceed 3.5 to 1.0 after giving effect to the application described in this clause (ii) and no Default or Event of Default exists, up to 50% of the net proceeds of equity issuances of the US Borrower used to make voluntary redemptions of outstanding Senior Subordinated Notes under the "equity clawback" provisions with respect thereto.

          (b) Amend, supplement or otherwise modify any of the provisions of the Senior Subordinated Note Indenture or the Tower Subordinated Debt.

          (i) which amends or modifies the subordination provisions contained therein;

          (ii) which shortens the fixed maturity, or increases the rate or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of such Indebtedness, or increases the amount of, or accelerates the time of payment of, any fees payable in connection therewith;

          (iii) which relates to the affirmative or negative covenants, events of default or remedies under the documents or instruments evidencing such Indebtedness and the effect of which is to subject the US Borrower or any of its Subsidiaries, to any more onerous or more restrictive provisions; or

          (iv) which otherwise adversely affects the interests of the Lenders as senior creditors or the interests of the Lenders under this Agreement or any other Loan Document in any respect.

          (c) Make any payment in cash on any equity or debt security that may be made under the terms thereof by the issuance of any security of the same nature.

          (d) Designate any Indebtedness as "Designated Senior Indebtedness" under the Senior Subordinated Note Indenture.

          (e)  RESERVED.

          (f) Amend, supplement or otherwise modify any of the Recapitalization Agreement or the Transaction Documents in any material respect without the consent of the Administrative Agent.

          8.11 LIMITATION ON TRANSACTIONS WITH AFFILIATES. (a) Except as set forth on Schedule 8.11 hereto, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (i) otherwise permitted under this Agreement, (ii) (x) in the ordinary course of the US Borrower's or such Subsidiary's business and (y) upon fair and reasonable terms no less favorable to the US Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate or (iii) required by the Recapitalization Agreement or the Transaction Documents.

          (b) In addition, notwithstanding the foregoing, the US Borrower and its Subsidiaries shall be entitled to make the following payments and/or to enter into the following transactions:

          (i) the payment of reasonable and customary fees and reimbursement of expenses payable to directors of the US Borrower;

          (ii) the payment to Hidden Creek and its Affiliates of fees plus out-of-pocket expenses pursuant to financial advisory agreements between Hidden Creek or such Affiliates and the US Borrower or its Subsidiaries;

          (iii) the employment arrangements with respect to the procurement of services of directors, officers and employees in the ordinary course of business and the payment of reasonable fees in connection therewith;

          (iv) the adoption by the Board of Directors of the US Borrower of a stock option plan, including any grants thereunder and the issuance of any common stock upon the exercise of such options;

          (v) directors and officers insurance policies and premiums and indemnity agreements (and any payments pursuant thereto), between the US Borrower and its Subsidiaries and each individual director and officer of the US Borrower and its Subsidiaries;

          (vi) the sale of equity interests in the US Borrower to employees, management and directors of the US Borrower or any of its Subsidiaries (pursuant to subscription agreements to be entered into in connection therewith); and

          (vii) the issuance of the Tower Subordinated Debt and the making of payments thereunder in accordance with the terms thereof.

          8.12 LIMITATION ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by the US Borrower or any Subsidiary of real or personal, immovable or movable, property which has been or is to be sold or transferred by the US Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the US Borrower or such Subsidiary; PROVIDED that this subsection 8.12 shall not prohibit any sale and leaseback resulting from the incurrence of any lease in respect of any capital asset entered into within ninety (90) days of the acquisition of such capital asset for the purpose of providing permanent financing of such capital asset.

          8.13 LIMITATION ON CHANGES IN FISCAL YEAR. Permit the fiscal year of the US Borrower to end on a day other than December 31; PROVIDED that the US Borrower may change such fiscal year upon the approval of each of the Specified Agents.

          8.14 RESTRICTIONS AFFECTING SUBSIDIARIES. Enter into with any Person, or suffer to exist any consensual agreement which prohibits or limits the ability of the US Borrower or any of its Subsidiaries to (a) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than (i) this Agreement and the other Loan Documents, (ii) any industrial revenue bonds, purchase money mortgages or Financing Leases or any other agreement or transaction permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby) and (iii) any agreements entered into in connection with foreign working capital lines, the restrictions contained in which are applicable only to assets of the relevant Foreign Subsidiary which are not required to be pledged in favor of the Lenders (or any of them) or (b) pay dividends or make other distributions or pay any Indebtedness owed to the US Borrower or any of its Subsidiaries except as permitted by this Agreement and the other Loan Documents.

          8.15 LIMITATION ON LINES OF BUSINESS. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the US Borrower and its Subsidiaries are engaged on the date of this Agreement or which are similar, related or supportive businesses or those consented to by the Required Lenders.

          8.16 AMENDMENTS TO CORPORATE DOCUMENTS; TRANSACTION DOCUMENTS; LICENSES. (a) Amend its certificate of incorporation or by-laws or other governing documents unless such amendment does not adversely affect the interests of any Secured Party in any material respect, (b) amend, supplement or otherwise modify the terms and conditions of the indemnities and licenses furnished pursuant to the Recapitalization Agreement or any Transaction Document such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Credit Parties or the Secured Parties with respect thereto, (c) otherwise amend, supplement or otherwise modify the terms and conditions of the Recapitalization Agreement or any Transaction Document except to the extent that any such amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect or (d) increase the rate or amount of, or method of calculation of, the fees described in subsection 8.11(b)(ii) from the rates and amounts in existence on the date hereof.

          8.17 PASSIVE STATUS OF THE US BORROWER. Permit the US Borrower to engage in any activities or incur any Indebtedness or Guarantee Obligations other than (A) maintaining its corporate existence, (B) participating in any tax and accounting matters in connection with activities permitted hereunder and under the other Loan Documents, (C) owning the stock of Subsidiaries and activities incident to its ownership of Subsidiaries, (D) its activities incident to the performance of the Loan Documents, (E) transactions pursuant to or in connection with the Transactions, (F) assuming and making payments on the Senior Subordinated Notes and the Tower Subordinated Debt, (G) the issuance and/or sale of its common stock or options or warrants in respect of its Capital Stock, provided that the proceeds thereof are applied as set forth in subsection 2.9, (H) incurring the Indebtedness referred to in subsection 8.2(o) and (I) making any Restricted Payment permitted by subsection 8.7.


                            SECTION 9.  EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) Any Borrower shall fail to pay any principal of any Specified Loan and/or Specified Note or any Specified Accommodation Obligation when due in accordance with the terms thereof or hereof; or any Borrower shall fail to pay any interest on any Specified Loan and/or

     Specified Note, or any other amount payable hereunder by it, within five
     (5) days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or deemed made by any Borrower or any of their Subsidiaries herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) Any Borrower or any of their Subsidiaries shall default in the performance or observance of (i) any agreement contained in Section 8 (other than subsections 8.2, 8.3, 8.4, 8.7 and 8.9) or Section 11 of this Agreement or Section 5 of the Guarantee and Collateral Agreement or (ii) subsections 8.2, 8.3, 8.4, 8.7 or 8.9 and, in the case of any default under this clause (ii), such default shall continue unremedied for a period of ten (10) days; or

          (d) Any Borrower or any of their Subsidiaries shall default in the observance or performance of any other agreement contained in this Agreement or in any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of thirty (30) days; or

          (e) Any Credit Party or any of its Material Subsidiaries shall (i) default (x) in any payment of principal of or interest on any Indebtedness (other than any of the Loans) or (y) in the payment of any Guarantee Obligation (other than the guarantees pursuant to the Loan Documents), having an outstanding principal amount individually or in the aggregate for both of clauses (x) and (y) in excess of the Equivalent Amount of $6,500,000, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

          (f) (i) Any Credit Party or any of its Material Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, liquidation, administration, winding up, insolvency, receivership, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, administration, arrangement, adjustment, winding-up, liquidation, dissolution, receivership, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, administrator, liquidator, custodian, administrative receiver, conservator or other similar official for it or for all or any substantial part of its assets, or any of the Credit Parties or any of their Material Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Credit Party or any of its Material Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against any Credit Party or any of its Material Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60)

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                                                                             83


     days from the entry thereof; or (iv) any Credit Party or any of its Material Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Credit Party or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts (other than intercompany debts) as they become due; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the US Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the US Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the US Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to result in a Material Adverse Effect; or

          (h) One or more judgments or decrees shall be entered against the Specified Borrower or any of their Material Subsidiaries involving, individually or in the aggregate, a liability (not paid or fully covered by insurance) of the Equivalent Amount of $6,500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

          (i) Any Borrower or any of their Subsidiaries shall incur any liability (not paid or fully covered by insurance) under any Environmental Law in an amount which would result in a Material Adverse Effect; or

          (j) Any Loan Document shall, at any time, cease to be in full force and effect (unless released by the Specified Agent, at the direction of the Required Lenders or as otherwise permitted under this Agreement) or shall be declared null and void, or the validity or enforceability thereof of any terms or provisions therein shall be contested by any Credit Party, or any of the Liens intended to be created by the Loan Documents shall cease to be or shall not be a valid and perfected Lien having the priority contemplated thereby; or

          (k) (x) A Change of Control shall occur or (y) the US Borrower shall fail to own directly or indirectly, beneficially and of record 100% of the Capital Stock of each Foreign Subsidiary Borrower if in each case of (x) and (y) above, such event shall occur other than by actions taken by the Administrative Agent or the Collateral Agent under the Loan Documents; or

          (l)  The subordination provisions contained in the Senior Subordinated
     Note Indenture shall cease, for any reason, to be in full force and effect or enforceable in accordance with their terms;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to a Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon), the maximum amount available to be drawn under all outstanding Accommodations and all other amounts owing under this Agreement and

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                                                                             84


any Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:
(i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers declare the Loans hereunder (with accrued interest thereon), the maximum amount available to be drawn under all outstanding Accommodations and all other amounts owing under this Agreement and any Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. All payments under this Section 9 on account of undrawn Accommodations shall be made by the Specified Borrower directly to a cash collateral account established for such purpose for application to the Specified Borrower's obligations with respect thereto as drafts are presented under the Specified Accommodations. Any remaining amounts paid by the Specified Borrower in respect of such undrawn Specified Accommodations shall be returned to the Specified Borrower after the last expiry date of the Accommodations and after the Obligations have been paid in full. Except as expressly provided above in this Section, each Credit Party hereby waives presentment, demand, protest and all other notices of any kind.


                               SECTION 10.  THE AGENTS

          10.1 APPOINTMENT. Each Specified Lender hereby irrevocably designates and appoints its Specified Agent and person holding a power of attorney of such Specified Lender under this Agreement and the other Specified Loan Documents, and each such Specified Lender irrevocably authorizes such Specified Agent for such Specified Lender, to take such action on its behalf under the provisions of this Agreement and the other Specified Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Specified Agent by the terms of this Agreement and the other Specified Loan Documents, together with such other powers as are reasonably incidental thereto including, without limitation, the execution and delivery of the Sharing Agreement on behalf of such Specified Lender and the appointment of Chase, as
Collateral Agent thereunder.   Notwithstanding any provision to the contrary
elsewhere in this Agreement, no Specified Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Specified Loan Document or otherwise exist against the Specified Agent.

          10.2 DELEGATION OF DUTIES. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          10.3 EXCULPATORY PROVISIONS. The Agents shall not, nor shall any of their officers, directors, controlling persons, employees, agents, attorneys-in-fact or Affiliates be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or wilful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Specified Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Notes or any other Loan Document or for any failure of any Credit Party to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the

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                                                                             85


agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Credit Parties.

          10.4 RELIANCE BY THE SPECIFIED AGENTS. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Credit Party), independent accountants and other experts selected by the Agent. The Agents shall deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Specified Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or all the Lenders, as it deems appropriate or it shall first be indemnified to its satisfaction by the Specified Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and any Notes and the other Loan Documents in accordance with a request of the Required Lenders or all the Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Obligations.

          10.5 NOTICE OF DEFAULT. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received written notice from a Specified Lender or any Credit Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that an Agent receives such a notice, the Specified Agent shall give notice thereof to the Specified Lenders and other Agents. The Agents shall each take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders or all the Lenders; PROVIDED that unless and until such Agents shall have received such directions, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as they shall deem advisable in the best interests of the Lenders.

          10.6 NON-RELIANCE ON AGENT AND LENDERS. Each Lender expressly acknowledges that no Agent has, nor has any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and made its own decision to make its Specified Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of any Credit Party. Except for notices, reports and other documents expressly required to be furnished to the Specified Lenders by the Specified Agent hereunder, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Credit Party which may come into the possession of the Agents or any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates.

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                                                                             86


          10.7 INDEMNIFICATION. The Specified Lenders agree to indemnify the Specified Agent in its capacity as such (to the extent not reimbursed by the Specified Borrower and without limiting the obligation of the Specified Borrower to do so), ratably according to their respective Specified Commitment Percentages in effect on the date on which indemnification is sought under this subsection, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Specified Loans) be imposed on, incurred by or asserted against the Specified Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Specified Agent under or in connection with any of the foregoing; PROVIDED that no Specified Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Specified Agent's gross negligence or wilful misconduct. The Specified Agent shall have the right to deduct any amount owed to it by any Specified Lender under this subsection from any payment made by it to such Lender hereunder. The agreements in this subsection shall survive the payment of the Specified Loans and all other amounts payable hereunder.

          10.8 AGENTS IN THEIR INDIVIDUAL CAPACITY. The Agent, and their Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Credit Parties as though the Agents were not the Agents hereunder and under the other Loan Documents. With respect to its Specified Loans made or renewed by it and any Specified Note issued to it, the Specified Agent shall have the same rights and powers under this Agreement and the other Specified Loan Documents as any Specified Lender and may exercise the same as though it were not a Specified Agent, and the terms "Specified Lender" and "Specified Lenders" shall include each of the Specified Agents in its individual capacity.

          10.9 SUCCESSOR AGENTS. Any Specified Agent may resign as the Specified Agent upon ten (10) days' notice to the Lenders and the US Borrower. If the Specified Agent shall resign as Specified Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Specified Lenders a successor agent for the Specified Lenders, which successor agent shall be subject to the approval of the Specified Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Specified Agent, and the term "Specified Agent" shall mean such successor agent effective upon such appointment and approval, and the former Specified Agent's rights, powers and duties as Specified Agent shall be terminated, without any other or further act or deed on the part of such former Specified Agent or any of the parties to this Agreement or any holders of the Specified Loans. After any retiring Specified Agent's resignation as Specified Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Specified Agent under this Agreement and the other Loan Documents.

          10.10 ADDITIONAL MINISTERIAL POWERS OF THE SPECIFIED AGENTS. Each Specified Agent is hereby irrevocably authorized by each of the Specified Lenders to execute any document creating any Lien and to release any Lien covering any asset of the Specified Borrower or any of its Subsidiaries (including, without limitation, any Properties, accounts receivable or inventory) that is the subject of a disposition, sale or assignment which is permitted under this Agreement or, subject to subsection 12.1, which has been consented to by the Required Lenders.

          10.11 SPECIFIED ISSUING LENDER AND COLLATERAL AGENT. Each Specified Revolving Credit Lender hereby acknowledges that the provisions of this Section 10 shall apply to the Specified Issuing Lender, in its capacity as issuer of any Specified Accommodation, and to the Specified Swing Line Lender, in its capacity as provider of any Specified Swing Line Loans, and in its capacity under the other Loan Documents, each in the same manner as such provisions are expressly stated to apply to a Specified Agent. Each Lender hereby acknowledges that the provisions of this Section 10 shall apply to

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                                                                             87


Chase, as Collateral Agent under the other Loan Documents, in the same manner as such provisions are expressly stated to apply to the Specified Agents.

          10.12 ENGLISH AGENT AS TRUSTEE. (a) The English Agent in its capacity as trustee or otherwise under the Loan Documents:

               (i) is not liable for any failure, omission, or defect in perfecting or registering the security constituted or created by any Loan Document;

               (ii) may accept without inquiry such title as any Credit Party may have to any asset secured by any Loan Document; and

               (iii) is not under any obligation to hold any Loan Document or any other document in connection with the Loan Documents or the assets secured by any Loan Document (including title deeds) in its own possession or take any steps to protect or preserve the same. The English Agent may permit any Credit Party to retain any Loan Document or other document in its possession.

          (b) Except as otherwise provided in the Loan Documents, all moneys which under the trusts contained in the Loan Documents are received by the English Agent in its capacity as trustee or otherwise may be invested in the name of or under the control of the English Agent in any investment authorized by English law for the investment by trustee of trust money or in any other investments which may be selected by the English Agent. Additionally, the same may be placed on deposit in the name or under the control of the English Agent at such bank or institution (including the English Agent) and upon such terms as the English Agent may think fit.


                                SECTION 11.  GUARANTEE

          11.1 GUARANTEE. To induce the Lenders to execute and deliver this Agreement, to make Loans, and to issue and participate in Accommodations, and in consideration thereof, the US Borrower hereby unconditionally and irrevocably guarantees, as primary obligor and joint and several co-debtor and not merely as surety to the Agents, the Secured Parties and their successors, indorsees, transferees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Foreign Subsidiary Obligations, and the US Borrower further agrees to pay the expenses which may be paid or incurred by the Agents or the Secured Parties in collecting any or all of the Foreign Subsidiary Obligations and/or enforcing any rights under this Section 11 or under the Foreign Subsidiary Obligations in accordance with subsection 12.5. The guarantee contained in this Section 11 shall remain in full force and effect until the Foreign Subsidiary Obligations are paid in full and each of the Foreign Subsidiary Revolving Credit Commitments is terminated, notwithstanding that from time to time prior thereto any Foreign Subsidiary Revolving Credit Borrower may be free from any Specified Obligations.

          11.2 WAIVER OF SUBROGATION. Notwithstanding any payment or payments made by the US Borrower in respect of the Foreign Subsidiary Obligations or any setoff or application of funds of the US Borrower by any Agent or any Lender, until payment in full of the Foreign Subsidiary Obligations and the termination of each of Foreign Subsidiary Revolving Credit Commitments, the US Borrower shall not be entitled to be subrogated to any of the rights of the Agents or the Lenders against the Borrowers or any collateral security or guarantee or right of offset held by any Agent or any Lender for the payment of the Foreign Subsidiary Obligations, nor shall the US Borrower seek any reimbursement from any Borrower in respect of payments made by the US Borrower hereunder.

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                                                                             88


          11.3 MODIFICATION OF FOREIGN SUBSIDIARY OBLIGATIONS. The US Borrower hereby consents that, without the necessity of any reservation of rights against the US Borrower and without notice to or further assent by the US Borrower, any demand for payment of the Foreign Subsidiary Obligations made by any Agent, any Issuing Lender, any Lender may be rescinded by the Agent, the Issuing Lender, or the Lenders, and the Foreign Subsidiary Obligations continued, and the Foreign Subsidiary Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Agent, any Issuing Lender, or any Lender, and that this Agreement, any Notes, and the other Loan Documents, including, without limitation, any collateral security document or other guarantee or document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Agents, the Issuing Lenders, or the Lenders, may deem advisable from time to time, and, to the extent permitted by applicable law, any collateral security or guarantee or right of offset at any time held by any Agent, any Issuing Lender, or any Lender, for the payment of the Foreign Subsidiary Obligations may be sold, exchanged, waived, surrendered or released, all without the necessity of any reservation of rights against the US Borrower and without notice to or further assent by the US Borrower which will remain bound hereunder notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. The Agents, the Issuing Lenders, and the Lenders shall not have any obligation to protect, secure, perfect or insure any collateral security document or property subject thereto at any time held as security for the Foreign Subsidiary Obligations. When making any demand hereunder against the US Borrower, the Agents, the Issuing Lenders, or the Lenders, may, but shall be under no obligation to, make a similar demand on any other party or any other guarantor, and any failure by any Agent, any Issuing Lender, or any Lender, to make any such demand or to collect any payments from any Borrower or any such other guarantor shall not relieve the US Borrower of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agents, the Issuing Lenders, or the Lenders, against the US Borrower. For the purposes of this subsection "demand" shall include the commencement and continuance of any legal proceedings.

          11.4 WAIVER BY THE US BORROWER. The US Borrower waives the benefits of division and discussion and any and all notice of the creation, renewal, extension or accrual of the Foreign Subsidiary Obligations and notice of or proof of reliance by the Agents, the Issuing Lenders, or the Lenders upon the guarantee contained in this Section 11 or acceptance of the guarantee contained in this Section 11, and the Foreign Subsidiary Obligations, and any of them, shall conclusively be deemed to have been created, contracted, continued or incurred in reliance upon the guarantee contained in this Section 11, and all dealings between the US Borrower and the Agents, the Issuing Lenders, or the Lenders shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 11. The US Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Specified Borrower or the US Borrower with respect to any Specified Obligations. This guarantee shall be construed as a continuing absolute and unconditional guarantee of payment without regard to the validity, regularity or enforceability of this Agreement, any Note or any other Loan Document, including, without limitation, any collateral security or guarantee therefor or right of offset with respect thereto at any time or from time to time held by any Agent, any Issuing Lender, or any Lender and without regard to any defense, setoff or counterclaim which may at any time be available to or be asserted by any Borrower against any Agent, any Issuing Lender, or any Lender, or any other Person, or by any other circumstance whatsoever (with or without notice to or knowledge of any Borrower or the US Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for any of its Foreign Subsidiary Obligations, or of the US Borrower under the guarantee contained in this Section 11 in bankruptcy or in any other instance, and the obligations and liabilities of the US Borrower hereunder shall not be conditioned or contingent upon the pursuit by any Agent, any Issuing Lender or any Lender or any other Person at any time of any right or remedy against any Foreign Subsidiary Borrower or against any other Person which may be or become liable in respect of any Foreign Subsidiary Obligations or against

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                                                                             89


any collateral security or guarantee therefor or right of offset with respect thereto. The guarantee contained in this Section 11 shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the US Borrower and the successors and assigns thereof, and shall inure to the benefit of the Lenders and their successors, indorsees, transferees and assigns, until the Foreign Subsidiary Obligations shall have been satisfied in full and the Foreign Subsidiary Revolving Credit Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement any Foreign Subsidiary Borrower may be free from any Foreign Subsidiary Obligations.

          11.5 REINSTATEMENT. This guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Foreign Subsidiary Obligations is rescinded or must otherwise be restored or returned by any Agent, any Issuing Lender, or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the US Borrower or any Foreign Subsidiary Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the US Borrower, any Foreign Subsidiary Borrower or any substantial part of their respective property, or otherwise, all as though such payments had not been made.


                              SECTION 12.  MISCELLANEOUS

          12.1 AMENDMENTS AND WAIVERS. Neither this Agreement, any Note, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or otherwise modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Specified Agent, as the case may be, may, from time to time, (a) enter into with any Credit Party written amendments, supplements or modifications hereto and to any Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement or any Notes or the other Loan Documents or changing in any manner the rights of the Secured Parties or any Credit Party or any other Person hereunder or thereunder (including, without limitation, for the purpose of adding additional Tranches of Term Loans after the Closing Date) or (b) waive, on such terms and conditions as the Required Lenders or the Specified Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or any Notes or the other Loan Documents or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall directly (i) reduce the aggregate amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or thereunder or extend the scheduled date of any payment thereof or increase the aggregate amount or extend the expiration date of any Lender's Specified Revolving Credit Commitment, in each case without the consent of each Lender affected thereby,
(ii) amend, modify or waive any provision of this subsection 12.1 (except as contemplated by clause (xi) below) or reduce the percentage specified in the definition of Required Lenders or consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release collateral having an aggregate value in excess of the Equivalent Amount of $30,000,000 or release the US Borrower from any Guarantee Obligation under the Loan Documents, in each case, except as set forth in subsection 10.10, without the written consent of all the Lenders, (iii) amend, modify or waive any provision of subsection 2.12 and Sections 3 or 10 (to the extent applicable to Swing Line Notes or Swing Line Lenders) without the written consent of the then Swing Line Lenders, (iv) except as specified in clause (i) above, amend, modify or waive any provision of (w) subsection 2.5 (to the extent such subsection 2.5 relates to the US Tranche A Term Loans) without the written consent of US Tranche A Term Loan Lenders the US Tranche A Term Loan Percentages of which aggregate at least a majority, (x) subsection 2.5 (to the extent such subsection 2.5 relates to the US Tranche B Term Loans) without the written consent of US Tranche B Term Loan Lenders the US Tranche B Term Loan Percentages of which aggregate at least a majority, (y) subsection 2.5 (to the extent such subsection 2.5 relates to the US Sterling Term Loans) without the written consent of US Sterling Term Loan Lenders the US Sterling Term Loan Percentages of which aggregate at least a

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                                                                             90


majority, (z) subsection 2.5 (to the extent such subsection 2.5 relates to the English Term Loans) without the written consent of English Term Loan Lenders the English Term Loan Percentages of which aggregate at least a majority, (v) amend, modify or waive any provision of subsection 2.1, 2.2, 2.3 or 2.4 or Section 3 without the written consent of the Specified Revolving Credit Lenders the Specified Revolving Credit Commitment Percentages of which aggregate at least a majority of the outstanding Specified Revolving Credit Commitments, (vi) amend, modify or waive any provision of Section 10 without the written consent of each Agent, (vii) amend, modify or waive the order of application of prepayments specified in subsection 4.4(b) without the consent of (A) US Revolving Credit Lenders the Total Credit Percentages (calculated for this purpose without reference to outstanding US Term Loans, English Term Loans and Foreign Subsidiary Revolving Credit Commitments) of which aggregate at least a majority,
(B) US Term Loan Lenders the Total Credit Percentages (calculated for this purpose without reference to outstanding Revolving Credit Commitments and English Term Loans) of which aggregate at least a majority, (C) Specified Foreign Subsidiary Revolving Credit Lenders the Total Credit Percentages (calculated for this purpose without reference to outstanding Term Loans and other Specified Revolving Credit Commitments) of which aggregate at least a majority, and (D) Specified English Term Loan Lenders which hold a majority of the outstanding Specified English Term Loans (the US Lenders and the Foreign Subsidiary Lenders referred to in clauses (A), (B), (C), and (D), collectively, the "MAJORITY CLASS LENDERS"), (viii) amend, modify or waive the provisions of any Specified Accommodation or any Specified Accommodation Obligation without the written consent of the Specified Issuing Lender, (ix) amend, modify or waive any provision of any Loan Document that provides for the ratable sharing by the Secured Parties of the proceeds of any realization on the security for the Obligations to provide for a non-ratable sharing thereof, without the consent of the Majority Class Lenders, (x) amend, modify or waive any provision herein that
(A) affects the Revolving Credit Lenders, or Term Loan Lenders (or any tranche thereof) only, without the prior written consent of a majority in interest of the Revolving Credit Lenders, Term Loan Lenders (or tranche thereof), as the case may be, (B) adversely affects the Specified Lenders or Specified Revolving Credit Lenders or Specified Term Lenders only, without the prior written consent of a majority in interest of such Specified Lenders or Specified Revolving Credit Lenders or Specified Term Lenders, as the case may be, or (C) except as provided in the foregoing provisions of this subsection 12.1, adversely affects the rights and interests of any of the Specified Lenders differently from those of any other class of Specified Lenders, without the prior written consent of a majority in interest of each separate class of Specified Lenders affected thereby, (xi) if additional Tranches of Term Loans are extended after the Closing Date with the consent of the Required Lenders as required above, such Tranches may be included on a PRO RATA basis (as is originally done with the US Tranche A Term Loans, the US Tranche B Term Loans , the US Sterling Term Loans and the English Term Loans) in the various prepayments or repayments required pursuant to subsections 2.8 and 2.9, in any section providing scheduled installments for any new Tranche of Term Loans and in the definition of Required Lenders and may share in the Collateral on a ratable basis or (xii) amend or modify any provision of this Agreement which would require a Lender to make a Loan with an Interest Period in excess of six months without the prior written consent of such Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon each of the Borrowers, the Agents, the Lenders, and all future holders of any of the Obligations. In the case of any waiver, the Credit Parties, the Lenders, and each of the Agents shall be restored to their former position and rights hereunder and under the outstanding Loans and the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          12.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three (3) Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of any Borrower, the Agents, the Issuing Lenders and the Swing Line

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                                                                             91


Lenders, and as set forth on the signature pages hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans or any Notes:

     The Borrowers:           3101 South Taylor Drive
                              P.O. Box 1024
                              Sheboygan, WI  53082-1024
                              Attention: Thomas C. Dinolfo
                              Telecopy: (920) 458-4861

                              With copies to:

                              Morris Ashby Limited
                              16 Freebournes Road
                              Witham
                              Essex, England CM8 3DX
                              Attention: David White
                              Telecopy: 011-44-1376-518-622

                              and

                              Hidden Creek Investments
                              4508 IDS Center
                              Minneapolis, MN  55402
                              Attention:  Scott Rued and Carl E. Nelson
                              Telecopy: 612-332-2012

     The Administrative       The Chase Manhattan Bank
     Agent, the US            270 Park Avenue, 47th Floor
     Issuing Lender or        New York, New York 10017
     US Swing Line            Attention: Richard W. Duker
     Lender:                  Telecopy: (212) 972-9854

     with copies to:          The Chase Manhattan Bank
                              Loan & Agency Services Group
                              One Chase Manhattan Plaza, 8th Floor
                              New York, New York  10081
                              Attention:  Janet Belden
                              Telecopy:  (212) 552-5658

     The English              Chase Manhattan International Limited
     Agent, the Euro          Trinity Tower
     Agent and the            9 Thomas More Street
     English Issuing          London, England  E19YT
     Lender:                  Attention:  Stephen Clark or Stephen Hurfford
                              Telecopy: 011-44-171-777-2360

     with copies to:          The Chase Manhattan Bank
                              270 Park Avenue, 47th Floor
                              New York, New York  10017
                              Attention:  Richard W. Duker
                              Telecopy:  (212) 972-9854

     The Collateral           The Chase Manhattan Bank
     Agent:                   270 Park Avenue, 47th Floor
                              New York, New York  10017
                              Attention:  Richard W. Duker
                              Telecopy:  (212) 972-9854

PROVIDED that any notice, request or demand to or upon the Specified Agent or the Specified Lenders pursuant to subsection 2.2, 2.4, 2.5, 2.6, 2.7, 2.10, or
4.4 shall not be effective until received.

          12.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          12.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Specified Loans hereunder.

          12.5  PAYMENT OF EXPENSES AND TAXES.  Each Specified Borrower agrees
(a) to pay or reimburse the Specified Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and any Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith (requested by or for the benefit of such Borrower) other than any Assignment and Acceptance, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Specified Agent, (b) to pay or reimburse each Specified Lender and the Specified Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, any Notes, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of one counsel representing the Specified Agent and the Specified Lenders in each jurisdiction and, at any time after and during the continuance of an Event of Default, to the extent a conflict arises, of one additional counsel to all the Specified Lenders, and (c) to pay, indemnify, and hold each Specified Lender and the Specified Agent (and their respective trustees, directors, officers, employees and agents) harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any Notes, the other Loan Documents and any such other documents (requested by or for the benefit of such Borrower), and (d) to pay, indemnify, and hold each Specified Lender and the Specified Agent (and their respective trustees, directors, officers, employees and agents) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, any Notes, the other Loan Documents, the Acquisition Documents, the Transactions or the use of the proceeds of the Specified Loans in connection with the Transactions and any such other documents (all the foregoing in this clause (d), collectively, the "INDEMNIFIED LIABILITIES"), PROVIDED that the Specified Borrower shall have no obligation hereunder to the Specified Agent, or any Specified Lender (or their respective trustees, directors, officers, employees and agents) with respect to indemnified liabilities arising from the gross negligence or wilful misconduct of the indemnified party or, in the case of indemnified liabilities arising under this Agreement, any Notes and the other documents, from material breach by the indemnified party of this Agreement, any Notes or the other Loan Documents, as the case may be. The agreements in this subsection shall survive repayment of the Specified Loans and all other amounts payable hereunder.

          12.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS. (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, Agents, and all future holders of the Loans and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Specified Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks, insurance companies, mutual funds, or other financial institutions or other entities ("SPECIFIED PARTICIPANTS") participating interests in any Specified Loan owing to such Lender, any Note held by such Lender, any Specified Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Specified Lender of a participating interest to a Specified Participant, such Specified Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Specified Lender shall remain solely responsible for the performance thereof, such Specified Lender shall remain the holder of any such Specified Loan for all purposes under this Agreement and the other Loan Documents, and the Specified Borrower and the Specified Agent shall continue to deal solely and directly with such Specified Lender in connection with such Specified Lender's rights and obligations under this Agreement and the other Loan Documents. No Specified Lender shall permit any Specified Participant to have the right to consent to any amendment or waiver in respect of this Agreement or any of the other Loan Documents, except that such Lender may grant such Specified Participant the right to consent to any amendment or waiver in respect of this Agreement or the other Loan Documents that would, directly or indirectly, (i) reduce the aggregate amount or extend the final maturity of any Specified Loan, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or (ii) consent to the assignment or transfer by the Specified Borrower of any of its rights and obligations under this Agreement or any of the other Loan Documents. Each Specified Borrower agrees that if amounts outstanding under this Agreement and the Specified Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Specified Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Specified Lender under this Agreement or any Note, PROVIDED that in purchasing such participating interest, such Specified Participant shall be deemed to have agreed to share with the Specified Lenders the proceeds thereof as provided in subsection 12.7(a) as fully as if it were a Specified Lender hereunder. The Specified Borrower also agrees that each Specified Participant shall be entitled to the benefits of subsections 4.5, 4.6 and 4.7 with respect to its participation in the Specified Commitments and the Specified Loans and Specified Accommodations outstanding from time to time as if it was a Specified Lender; PROVIDED that in the case of subsection 4.6 and 4.7, such Specified Participant shall have complied with the requirements of said subsection and PROVIDED, FURTHER, that no Specified Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Specified Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Specified Lender to such Specified Participant had no such transfer occurred.

          (c) Any Specified Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any other Specified Lender of the same class, any local affiliate thereof or a Related Fund of such Specified Lender or, with the consent of the Specified Agent and the Specified Borrower (such consents not to be unreasonably withheld), to an additional bank, mutual fund, or financial or lending institution or any fund that is regularly engaged in making, purchasing, or investing in loans or securities (a "SPECIFIED ASSIGNEE") all or any part of its rights and obligations under this Agreement and any Specified Notes pursuant to an Assignment and Acceptance, executed by such Specified Assignee, such assigning Lender (and, in the case of a Specified

Assignee that is not then a Specified Lender of the same class, a local affiliate thereof or a Related Fund of such Specified Lender, by the Specified Agent) and delivered to the Specified Agent for its acceptance and recording in the Specified Register; PROVIDED that (x) each such transfer shall be in respect of a portion of such assigning Lender's rights and obligations under this Agreement and any Specified Notes equal to or in excess of the Equivalent Amount of $2,500,000 or, if such assigning Lender's outstanding Commitment on the date of such assignment is less than the Equivalent Amount of $2,500,000, the aggregate of such assigning Lender's Commitments hereunder, or as otherwise agreed by the Specified Borrower and the Specified Agent, (y) no Swing Line Lender may transfer any portion of its Specified Swing Line Commitment without the consent of the Specified Borrower (such consent not to be unreasonably withheld) and (z) if any Lender assigns a part of its rights and obligations under this Agreement in respect of any of its Specified Revolving Credit Loans and/or Specified Revolving Credit Commitments to a Specified Assignee, such Lender shall assign proportionate interests in its other Revolving Credit Loans and Revolving Credit Commitments. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (y) the Specified Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Specified Lender hereunder with Specified Commitments as set forth therein, and (z) the assigning Specified Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Specified Lender's rights and obligations under this Agreement, such assigning Specified Lender shall cease to be a party hereto).

          (d) Each Specified Agent acting, for this purpose, as agent of the Specified Borrower shall maintain at its address referred to in subsection 12.2 a copy of each Assignment and Acceptance delivered to it and a register (the "SPECIFIED REGISTER") for the recordation of the names and addresses of the Specified Lenders and the Specified Commitments of, and principal amount of the Specified Loans owing to, each Specified Lender from time to time and any Specified Notes evidencing such Specified Loans. The entries in the Specified Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agents and the Lenders may treat each Person whose name is recorded in the Specified Register as the owner of the Specified Loans and any Specified Notes evidencing such Specified Loans recorded therein for all purposes of this Agreement. No assignment or transfer of any Specified Loan (or portion thereof) or any Specified Note evidencing such Specified Loan shall be effected unless and until it has been recorded in the Specified Register as provided in this subsection 12.6(d). Any assignment or transfer of all or part of a Specified Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Specified Note, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Specified Notes in the same aggregate principal amount shall be issued to the designated Assignee and the old Specified Notes shall be returned by the Specified Agent to the Borrower marked "cancelled". The Specified Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Specified Lender and a Specified Assignee (and, in the case of a Specified Assignee that is not, before such assignment, a Specified Lender, an affiliate thereof or a Related Fund of such Specified Lender, by the Specified Agent) together with payment, by a Specified Assignee, to the Specified Agent of a registration and processing fee of the Equivalent Amount of $4,000 (except in the case of a Specified Assignee that is a Specified Lender, an affiliate thereof or a Related Fund of such Specified Lender) if the Specified Assignee is not a Specified Lender prior to the execution of the Specified Assignment and Acceptance and $1,000 otherwise, the Specified Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Specified Register and give notice of such acceptance and recordation to the assigning Specified Lender, the Specified Assignee and the Specified Borrower. On or prior to such effective date, if requested, the Specified Borrower, at its own expense, shall execute and deliver to the Specified Agent (in exchange for any Specified Revolving Credit Note, Specified Swing Line Note or Specified Term Note of the assigning

Specified Lender) a new Specified Revolving Credit Note, Specified Swing Line Note or Specified Term Note, as the case may be, to the order of such Specified Assignee in an amount equal to the Specified Revolving Credit Commitment, Specified Swing Line Commitment or portion of the Specified Term Loan, as the case may be, assumed by it pursuant to such Specified Assignment and Acceptance and, if the assigning Specified Lender has retained a Specified Revolving Credit Commitment, Specified Swing Line Commitment or portion of a Specified Term Loan hereunder, a new Specified Revolving Credit Note, Specified Swing Line Note or Specified Term Note, as the case may be, to the order of the assigning Specified Lender in an amount equal to the Specified Revolving Credit Commitment or Specified Term Loan, as the case may be, retained by it hereunder. Such new Specified Notes shall be in the form of the Specified Note replaced thereby.

          (f) The Specified Borrower authorizes each Specified Lender to disclose to any Specified Participant or Specified Assignee (each, a "SPECIFIED TRANSFEREE") and any prospective Specified Transferee any and all financial information in such Specified Lender's possession concerning the Credit Parties and their Affiliates which has been delivered to such Specified Lender by or on behalf of the Credit Parties pursuant to this Agreement or which has been delivered to such Specified Lender by or on behalf of the Credit Parties in connection with such Specified Lender's credit evaluation of the Specified Borrower and its Affiliates prior to becoming a party to this Agreement, under the condition such Specified Transferee or prospective Specified Transferee agrees to comply with the provisions of subsection 12.16.

          (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Specified Loans and Specified Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by US Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

          12.7 ADJUSTMENTS; SET-OFF. (a) If any Specified Lender (a "BENEFITTED SPECIFIED LENDER") shall at any time receive any payment of all or part of the Specified Obligations owing to it or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 9(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Specified Lender, if any, in respect of the Specified Obligations owing to such other Specified Lender, such benefitted Specified Lender shall purchase for cash from the other Specified Lenders a participating interest in such portion of the Specified Obligations owing to each such other Specified Lender, or shall provide such other Specified Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Specified Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Specified Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Specified Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Specified Lenders provided by law, each Specified Lender shall have the right, without prior notice to the Specified Borrower, any such notice being expressly waived by the Specified Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Specified Borrower hereunder or under any Specified Notes and not paid by the Specified Borrower after expiration of any applicable grace periods (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Specified Lender or any branch or agency thereof to or for the credit or the account of the Specified Borrower. Each Specified Lender agrees promptly to notify the Specified Borrower and the Specified Agent after any such set-off and application made by such Specified Lender, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

          12.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with each of the Borrowers and Agents.

          12.9 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          12.10 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Credit Parties and the Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any of the Agents or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          12.11  JUDGMENT CURRENCY.

          (a) If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this subsection 12.11 referred to as the "JUDGMENT CURRENCY") an amount due in a particular currency (the "DENOMINATED CURRENCY") under any Loan Document, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such date, or the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this subsection 12.11 being hereinafter in this subsection 12.11 referred to as the "JUDGMENT CONVERSION DATE").

          (b) If, in the case of any proceeding in the court of any jurisdiction referred to in subsection 12.11(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the time of actual receipt of the amount due in immediately available funds, the applicable Credit Party shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Denominated Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.

          (c) Any amount due from any Credit Party under this subsection 12.11 shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

          (d) The term "RATE OF EXCHANGE" in this subsection 12.11 means the spot rate of exchange at which the Specified Agent would, on the relevant date at or about 12:00 noon, be prepared to sell Denominated Currency against the Judgment Currency.

          12.12 GOVERNING LAW. THIS AGREEMENT AND ANY NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND

ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          12.13 SUBMISSION TO JURISDICTION; WAIVERS. Each of the Borrowers hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address set forth in subsection 12.2 or at such other address of which any Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages; and

          (f) with respect to the Foreign Subsidiary Borrowers, appoints the US Borrower, as its agent (in such capacity, the "PROCESS AGENT") to receive on its behalf service of copies of the summons and complaint and any other process that may be served in any such proceeding. Service may be made on the Process Agent at its address specified above or on the Specified Foreign Subsidiary Borrower at its address specified hereunder, in each case in the manner provided for the giving of notices in subsection 12.2 hereof.

          12.14 ACKNOWLEDGEMENTS. Each of the Borrowers hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and any Notes and the other Loan Documents;

          (b) no Secured Party has any fiduciary relationship with or duty to the Credit Parties arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Secured Parties, on one hand, and the Credit Parties, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

          (c) no joint venture exists among the Secured Parties or among the Credit Parties and the Secured Parties.

          12.15 WAIVERS OF JURY TRIAL. EACH BORROWER, THE LENDERS, AND EACH AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS

AGREEMENT OR ANY NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          12.16 CONFIDENTIALITY. Each Specified Lender agrees to keep confidential any information obtained by it pursuant hereto and the other Loan Documents identified as confidential at the time of delivery in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's trustees, officers, directors, employees, representatives, attorneys, agents or affiliates who are involved in the Transactions and are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source or such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law, regulation, subpoena or judicial order or process (provided that notice of such requirement or order shall be promptly furnished to the Specified Borrower unless such notice is legally prohibited) or requested or required by bank regulators or auditors or any administrative body, commission, or other Governmental Authority to whose jurisdiction such Lender may be subject, (d) to assignees or participants or potential assignees or participants or to professional advisors or direct or indirect contractual counterparties in swap agreements provided in each case such Person agrees to be bound by the provisions of this subsection 12.16, (e) to the extent required in connection with any litigation between any Credit Party and any Specified Lender with respect to the Specified Loans or this Agreement and the other Loan Documents, (f) to rating agencies, their employees, representatives, attorneys, agents or affiliates who are involved in the Transactions and are advised of the confidential nature of such information and agree to be bound by provisions of this subsection 12.16, (g) to the National Association of Insurance Commissioners and (h) with the Specified Borrower's prior written consent, PROVIDED THAT, in no event shall any confidential information be disclosed to the Customers. The agreements in this subsection shall survive repayment of the Specified Loans and all other amounts payable hereunder.


                       [rest of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        BORROWERS
                                        ---------

                                        J.L. FRENCH AUTOMOTIVE CASTINGS, INC.,
                                          as US Borrower


                                        By:   /s/ Carl E. Nelson
                                             ----------------------------------
                                             Name: Carl E. Nelson
                                             Title: Vice President


                                        AUTOMOTIVE COMPONENTS INVESTMENTS
                                          LIMITED, as English Bidco


                                        By:   /s/ D. White
                                             ----------------------------------
                                             Name:  D. White
                                             Title: Director


                                        MORRIS ASHBY LIMITED,
                                          as English Borrower and Euro Borrower


                                        By:    /s/ D. White
                                             ----------------------------------
                                             Name:  D. White
                                             Title: Director

                                        AGENTS
                                        ------

                                        THE CHASE MANHATTAN BANK,
                                          as Administrative Agent and Collateral
                                          Agent and as a Lender


                                        By:        [ILLEGIBLE]
                                             ----------------------------------
                                             Name:
                                             Title:  Vice President

                                        CHASE MANHATTAN INTERNATIONAL
                                          LIMITED, as English Agent and Euro
                                          Agent


                                        By:         [ILLEGIBLE]
                                             ----------------------------------
                                             Name:
                                             Title: Second Vice President

                                        By:     /s/ S. Hurford
                                             ----------------------------------
                                             Name:  S. Hurford
                                             Title: Vice President


                                        BANK OF AMERICA N.A.,
                                          as Syndication Agent and as a Lender


                                        By:    /s/ Matthew J. Reilly
                                             ----------------------------------
                                             Name:  Matthew J. Reilly
                                             Title: Vice President

                                        BANKBOSTON, N.A.

                                        By:    /s/ Maura C. Wadlinger
                                             ----------------------------------
                                             Name:  Maura C. Wadlinger
                                             Title: Vice President


                                        THE BANK OF NOVA SCOTIA

                                        By:    /s/ P.C.M. Ashby
                                             ----------------------------------
                                             Name:  P.C.M. Ashby
                                             Title: Senior Manger Loan
                                                    Operations


                                        BANK ONE, MICHIGAN (F/K/A NBD BANK)

                                        By:    /s/ Glenn A. Currin
                                             ----------------------------------
                                             Name:  Glenn A. Currin
                                             Title: First Vice President


                                        BANK ONE, N.A. (F/K/A FIRST NATIONAL
                                        BANK OF CHICAGO)

                                        By:    /s/ Glenn A. Currin
                                             ----------------------------------
                                             Name:  Glenn A. Currin
                                             Title: First Vice President


                                        CANADIAN IMPERIAL BANK OF COMMERCE

                                        By:    /s/ Karen Volk
                                             ----------------------------------
                                             Name:  Karen Volk
                                             Title: Authorized Signatory


                                        CAPTIVA II FINANCE LTD.

                                        By:    /s/ John H. Cullinane
                                             ----------------------------------
                                             Name:  John H. Cullinane
                                             Title: Director

                                        CERES FINANCE LTD.

                                        By:    /s/ John H. Cullinane
                                             ----------------------------------
                                             Name:  John H. Cullinane
                                             Title: Director


                                        CREDIT AGRICOLE INDOSUEZ

                                        By:    /s/ Ernest V. Hodge
                                             ----------------------------------
                                             Name:  Ernest V. Hodge
                                             Title: Vice President
                                                    Senior Relationship Manager


                                        By:    /s/ Raymond A. Falkenberg
                                             ----------------------------------
                                             Name:  Raymond A. Falkenberg
                                             Title: Vice President, Manager


                                        CYPRESSTREE INVESTMENT MANAGEMENT
                                        COMPANY, INC.,
                                        As:  Attorney-in-Fact and on behalf of
                                             First Allmerica Financial Life
                                             Insurance, as Portfolio Manager

                                        By:    /s/ Timothy M. Barns
                                             ----------------------------------
                                             Name:  Timothy M. Barns
                                             Title: Managing Director


                                        COMERICA BANK

                                        By:    /s/ Daryl R. Krause
                                             ----------------------------------
                                             Name:  Daryl R. Krause
                                             Title: Vice President


                                        CYPRESSTREE SENIOR FLOATING RATE FUND

                                        By:  CypressTree Investment Management
                                             Company, Inc., as Portfolio Manager

                                        By:    /s/ Timothy M. Barns
                                             ----------------------------------
                                             Name:  Timothy M. Barns
                                             Title: Managing Director

                                        CHASE MANHATTAN INTERNATIONAL LIMITED,
                                         as English Agent and Euro Agent

                                        By:    /s/ [ILLEGIBLE]
                                             ----------------------------------
                                             Name:
                                             Title: Second Vice President


                                        By:    /s/ [ILLEGIBLE]
                                             ----------------------------------
                                             Name:
                                             Title: Vice President


                                        BANK OF AMERICA N.A.,
                                         as Syndication Agent and as a Lender

                                        By:
                                             ----------------------------------
                                             Name:
                                             Title:


                                        CREDIT AGRICOLE INDOSUEZ

                                        By:   /s/ Ernest V. Hodge
                                             ----------------------------------
                                             Name:   Ernest V. Hodge
                                             Title:  Vice President
                                                     Senior Relationship Manager


                                        By:   /s/ Raymond A. Falkenberg
                                             ----------------------------------
                                             Name:   Raymond A. Falkenberg
                                             Title:  Vice President, Manager


                                        DRESDNER BANK AG. NEW YORK AND
                                        GRAND CAYMAN BRANCHES

                                        By:    /s/ Beverly G. Cason
                                             ----------------------------------
                                             Name:  Beverly G. Cason
                                             Title: Vice President


                                        By:    /s/ John W. Sweeney
                                             ----------------------------------
                                             Name:  John W. Sweeney
                                             Title: Vice President


                                        FIRST UNION NATIONAL BANK

                                        By:    /s/ Kent Davis
                                             ----------------------------------
                                             Name:  Kent Davis
                                             Title: Vice President

                                        FRANKLIN FLOATING RATE TRUST

                                        By:    /s/ Chauncey Lufkin
                                             ----------------------------------
                                             Name:  Chauncey Lufkin
                                             Title: Vice President


                                        HARRIS TRUST AND SAVINGS BANK

                                        By:    /s/ [ILLEGIBLE]
                                             ----------------------------------
                                             Name:
                                             Title: Vice President


                                        HELLER FINANCIAL, INC.

                                        By:    /s/ Scott Ziemke
                                             ----------------------------------
                                             Name:  Scott Ziemke
                                             Title: Assistant Vice President


                                        SENIOR DEBT PORTFOLIO

                                        By:  Boston Management and Research,
                                             as Investment Advisor

                                        By:    /s/ Scott H. Page
                                             ----------------------------------
                                             Name:  Scott H. Page
                                             Title: Vice President


                                        EATON VANCE SENIOR INCOME TRUST

                                        By:  Eaton Vance Management as
                                             Investment Advisor

                                        By:    /s/ Scott H. Page
                                             ----------------------------------
                                             Name:  Scott H. Page
                                             Title: Vice President


                                        EATON VANCE INSTITUTIONAL SENIOR LOAN
                                        FUND

                                        By:  Eaton Vance Management, as
                                             Investment Advisor

                                        By:    /s/ Scott H. Page
                                             ----------------------------------
                                             Name:  Scott H. Page
                                             Title: Vice President

                                        KZH CYPRESSTREE-1 LLC

                                        By:    /s/ Peter Chin
                                             ----------------------------------
                                             Name:  Peter Chin
                                             Title: Authorized Agent


                                        KZH IV LLC

                                        By:    /s/ Peter Chin
                                             ----------------------------------
                                             Name:  Peter Chin
                                             Title: Authorized Agent


                                        LASALLE BANK NATIONAL ASSOCIATION

                                        By:    /s/ Brian Sommerfeld
                                             ----------------------------------
                                             Name:  Brian Sommerfeld
                                             Title: Corporate Banking Officer


                                        METROPOLITAN LIFE INSURANCE COMPANY

                                        By:    /s/ James R. Dingler
                                             ----------------------------------
                                             Name:  James R. Dingler
                                             Title: Director


                                        THE MITSUBISHI TRUST & BANKING
                                        CORPORATION

                                        By:    /s/ [ILLEGIBLE]
                                             ----------------------------------
                                             Name:
                                             Title: Chief Manager


                                        MORGAN STANLEY DEAN WITTER PRIME INCOME
                                        TRUST

                                        By:    /s/ Sheila Finnerty
                                             ----------------------------------
                                             Name:  Sheila Finnerty
                                             Title: Vice President

                                        NORTH AMERICAN SENIOR FLOATING RATE FUND

                                        By: CypressTree Investment Management
                                            Company, Inc. as Portfolio Manager

                                        By:    /s/ Timothy M. Barns
                                             ----------------------------------
                                             Name:  Timothy M. Barns
                                             Title: Managing Director


                                        OCTAGON INVESTMENT PARTNERS II, LLC
                                         By: Octagon Credit Investors, LLC
                                             as sub-investment manager

                                        By:    /s/ Michael B. Nechamkin
                                             ----------------------------------
                                             Name:  Michael B. Nechamkin
                                             Title: Portfolio Manager


                                        OCTAGON LOAN TRUST
                                         By: Octagon Credit Investors,
                                             as manager

                                        By:    /s/ Michael B. Nechamkin
                                             ----------------------------------
                                             Name:  Michael B. Nechamkin
                                             Title: Portfolio Manager


                                        OXFORD STRATEGIC INCOME FUND

                                        By: Eaton Vance Management,
                                            as Investment Advisor

                                        By:    /s/ Scott H. Page
                                             ----------------------------------
                                             Name:  Scott H. Page
                                             Title: Vice President


                                        PERSEUS CDO I, LIMITED

                                        By: Massachussetts Mutual Life Insurance
                                            Company, as Collateral Manager

                                        By:    /s/ Jill A. Fields
                                             ----------------------------------
                                             Name:  Jill A. Fields
                                             Title: Managing Director


                                        SAAR HOLDINGS CDO LIMITED

                                        By: Massachussetts Mutual Life Insurance
                                            Company, as Collateral Manager

                                        By:    /s/ Jill A. Fields
                                             ----------------------------------
                                             Name:  Jill A. Fields
                                             Title: Managing Director

                                        STEIN ROE & FARNHAM CLO I LTD.,

                                        By:    /s/ Kathleen A. Zarn
                                             ----------------------------------
                                             Name:  Kathleen A. Zarn
                                             Title: Vice President


                                        SCOTIABANK EUROPE PLC


                                        By:    /s/ T.A. Burchett
                                             ----------------------------------
                                             Name:  T.A. Burchett
                                             Title: Relationship Manager


                                        St. Francis Bank, F.S.B.

                                        By:    /s/ John C. Tans
                                             ----------------------------------
                                             Name:  John C. Tans
                                             Title: VP.


                                        STEIN ROE FLOATING RATE LIMITED
                                        LIABILITY COMPANY

                                        By:    /s/ Kathleen A. Zarn
                                             ----------------------------------
                                             Name:  Kathleen A. Zarn
                                             Title: Vice President,
                                                    Stein Roe & Farnham
                                                    Incorporated, as Advisor to
                                                    the Stein Roe Floating Rate
                                                    Limited Liability Company


                                        THE TRAVELERS INSURANCE COMPANY

                                        By:    /s/ [ILLEGIBLE]
                                             ----------------------------------
                                             Name:
                                             Title: 2nd VP


                                        TRAVELERS CORPORATE LOAN FUND INC.

                                        By: Travelers Asset Management
                                            International Corporation

                                        By:    /s/ [ILLEGIBLE]
                                             ----------------------------------
                                             Name:
                                             Title: 2nd VP

                                         THE TRAVELERS INSURANCE COMPANY

                                        By:    /s/ [ILLEGIBLE]
                                             ----------------------------------
                                             Name:
                                             Title: 2nd VP


                                        TRAVELERS CORPORATE LOAN FUND INC.

                                        By: Travelers Asset Management
                                            International Corporation

                                        By:    /s/ [ILLEGIBLE]
                                             ----------------------------------
                                             Name:
                                             Title: 2nd VP


                                        U.S. BANK NATIONAL ASSOCIATION

                                        By:    /s/ Robert A. Rosati
                                             ----------------------------------
                                             Name:  Robert A. Rosati
                                             Title: Asst. Vice President


                                        VAN KAMPEN CAPITAL SENIOR FLOATING
                                        RATE

                                        By: Van Kampen Investment Advisory
                                            Corp.

                                        By:    /s/ [ILLEGIBLE]
                                             ----------------------------------
                                             Name:
                                             Title: Vice President

                              ADMINISTRATIVE SCHEDULE TO
                                   CREDIT AGREEMENT

I.    Available Currencies.

      US BORROWER: Dollars and, with respect to the US Sterling Term Loans only, Pounds Sterling.

      ENGLISH BORROWER:  Pounds Sterling

      EURO BORROWER:  Euro

II.   Base Rates and Interest Payment Dates.

      US BORROWER: DOLLARS - "BASE RATE": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; "BASE CD RATE" shall mean the sum of
      (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "THREE-MONTH SECONDARY CD RATE" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively; "C/D ASSESSMENT RATE" shall mean for any day as applied to the Base CD Rate, the net annual assessment rate (rounded upward to the nearest 1/100th of 1%) determined by the Administrative Agent to be payable on such day to the Federal Deposit Insurance Corporation or any successor ("FDIC") for FDIC's insuring time deposits made in Dollars at offices of the Administrative Agent in the United States; and "C/D RESERVE PERCENTAGE" shall mean, for any day as applied to the CD Base Rate, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion Dollars in respect of new non-personal time deposits in Dollars in New York City having a three month maturity and in an amount of $100,000 or more.

      Interest shall be payable on the last day of each March, June, September, and December and shall be calculated on the basis of 360 days when based on the Federal Funds Effective Rate or the CD Base Rate.

      US BORROWER: POUNDS STERLING - Same as English Borrower below.

      ENGLISH BORROWER: Base Rate means the rate that the English Agent announces from time to time as its Base Rate, as in effect from time to time plus 0.25%.

      EURO BORROWER: Base Rate means the rate that the Euro Agent determines from time to time to be its cost of funds for obtaining the requested amount of euro for the Specified Interest Period, as in effect from time to time.

III.  Eurocurrency Base Rates and Permitted Interest Periods.

      US BORROWER: DOLLARS - "EUROCURRENCY BASE RATE": with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, the rate per annum equal to the rate at which Chase is offered Dollar deposits at or about 10:00 a.m., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurocurrency Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurocurrency Loan to be outstanding during such Interest Period.

      Permitted Interest Periods shall be one, two, three, six or to the extent available to all US Lenders, nine or twelve months and interest shall be calculated on the basis of a 360-day year.

      US BORROWER: POUNDS STERLING - Same as English Borrower below.

      ENGLISH BORROWER: "EUROCURRENCY BASE RATE": with respect to each day during each Interest Period pertaining to a Loan, a rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the sum of (a) LIBOR for such Interest Period and (b) the rate per annum calculated by the English Agent in accordance with Schedule 1.1(B); "LIBOR" means in relation to any Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) quoted at or about 11:00 a.m., London time, on the Quotation Date for such period on that page of the Telerate Screen which displays British Bankers Association Interest Settlement Rates for deposits in Pounds Sterling of the equivalent amount for such period (such page being currently 3750) or, if such page or such service shall cease to be available, such other page or such other service (as the case may be) for the purpose of displaying British Bankers Association Interest Settlement Rates for Pounds Sterling as the English Agent, after consultation with the Lenders and the Borrower, shall select PROVIDED that if no such rate is displayed for Pounds Sterling and the relevant period and the English Agent has not selected an alternative service on which two or more such quotations are displayed, "LIBOR" shall mean the arithmetic mean (rounded upwards, if necessary, to the nearest 1/100th of 1%) of the rates (as notified to the English Agent) at which each of the Reference Banks was offering to prime banks in the London Interbank Market deposits in Pounds Sterling of such amount and for such period at or about 11:00 a.m., London time, on the Quotation Date for such period; "REFERENCE BANKS" means the principal London offices of The Chase Manhattan Bank and/or such other bank or banks as may from time to time be agreed between the English Agent and the English Borrower; and "QUOTATION DATE" means in relation to any period for which an interest rate is to be determined hereunder, the day on which quotations would ordinarily be given by prime banks in the London Interbank Market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that period, provided that, if, for any such period, quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates.

      EURO BORROWER: "EUROCURRENCY BASE RATE": with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, the rate per annum equal to the sum of (a) the rate at which Chase is offered euro deposits at or about 10:00 a.m., London time, two Business Days prior to the beginning of such Interest Period in the interbank market where the foreign currency and exchange operations in respect of its Eurocurrency Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurocurrency Loan to be outstanding during such Interest Period and (b) the rate per annum calculated by the English Agent in accordance with Schedule 1.1(B).

      Permitted Interest Periods shall be one, two, three, six or to the extent agreed to by the English Lenders or the Euro Lenders, as the case may be, or such other periods as may be available to all of the Specified Lenders and interest shall be calculated on the basis of a 360-day year.

IV.   Available Accommodations

      US BORROWER:  Letters of Credit in an amount not to exceed $5,000,000.

      ENGLISH BORROWER:  Letters of Credit in an amount not to exceed L5,000,000 plus the Bank Guarantee Letters of Credit.

V.    Swing Line Lenders

      US BORROWER:  Chase in an amount not to exceed $5,000,000.

      ENGLISH BORROWER:  Chase in an amount not to exceed L3,000,000; PROVIDED that the minimum amount provision in subsection 2.12(a) shall not apply to such Swing Line Loans.

VI.   Cash Equivalents.

      DOLLARS. (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit, time deposits, overnight bank deposits, bankers acceptances and repurchase agreements of any commercial bank which has, or whose obligations are guaranteed by an affiliated commercial bank which has capital and surplus in excess of $500,000,000 having maturities of one year or less from the date of acquisition, (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, (d) money market accounts or funds with or issued by Qualified Issuers, (e) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, and (f) demand deposit accounts maintained in the ordinary course of business with any Lender or with any bank that is not a Lender not in excess of $100,000 in the aggregate on deposit with any such bank; "QUALIFIED

      ISSUER" means any commercial bank (a) which has, or whose obligations are guaranteed by an affiliated commercial bank which has, capital and surplus in excess of $500,000,000 and (b) the outstanding short-term debt securities of which are rated at least A-1 by Standard & Poor's Corporation or at least P-1 by Moody's Investors Service, Inc., or carry an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

      POUNDS STERLING. (a) any credit balances, realizable within three (3) months, on any bank or other deposit, savings or current account held in the United Kingdom (or any other jurisdiction from which cash is readily remittable to the United Kingdom); (b) cash in hand; (c) gilt edged securities; (d) Sterling commercial paper maturing not more than twelve
      (12) months from the date of issue and rated A-1 by Standard & Poor's Corporation or P-1 by Moody's Investor Services Inc.; (e) any deposit with or acceptance maturing not more than one (1) year after issue accepted by an institution authorized under the Banking Act 1987 or a Bank; and (f) Sterling denominated debt securities having not more than one (1) year until final maturity and listed on a recognized stock exchange and rated at least AA by Standard & Poor's Corporation or Aa by Moody's Investors Services Inc.

VII.  Specified Notice Times

      US BORROWER: DOLLARS AND POUNDS STERLING - (a) Eurocurrency borrowings, 12:00 noon New York City time three Business Days prior to the applicable event and (b) Base Rate borrowings, 12:00 noon New York City time one Business Days prior to the applicable event.

      ENGLISH BORROWER: 12:00 noon London time three Business Days prior to the applicable event.

      EURO BORROWER: 12:00 noon London time three Business Days prior to the applicable event.

VIII. Specified Revolving Credit Commitment Periods.

      US BORROWER: the period from and including the Original Closing Date to, but not including, the Specified Revolving Credit Commitment Termination Date or such earlier date on which the US Revolving Credit Commitments are terminated (whether pursuant to Section 9 or otherwise).

      ENGLISH BORROWER: the period from and including the Original Closing Date to, but not including, the Scheduled Revolving Credit Commitment Termination Date or such other earlier date on which the English Revolving Credit Commitments are terminated (whether pursuant to Section 9 or otherwise).

      EURO BORROWER: the period from and including the Original Closing Date to, but not including, the Scheduled Revolving Credit Commitment Termination Date or such other earlier date on which the Euro Revolving Credit Commitments are terminated (whether pursuant to Section 9 or otherwise).

IX.   Specified Revolving Credit Commitment Termination Date.

      US BORROWER:  the Scheduled Revolving Credit Commitment Termination Date.

      ENGLISH BORROWER: the Scheduled Revolving Credit Commitment Termination Date.

      EURO BORROWER:  the Scheduled Revolving Credit Commitment Termination
      Date.

                                                                 SCHEDULE 1.1 TO
                                                                CREDIT AGREEMENT

                                   COMMITMENTS


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                               US TRANCHE A       US TRANCHE B                                ENGLISH
                               TERM LOAN          TERM LOAN          US STERLING TERM         TERM LOAN         US REVOLVING
US LENDERS                     COMMITMENT         COMMITMENT         LOAN COMMITMENT          COMMITMENT        CREDIT COMMITMENT
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

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TOTAL
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

                            SUBLIMITS OF US REVOLVING
                               CREDIT COMMITMENTS


----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
                                                                     ENGLISH
                                                                 REVOLVING CREDIT      EURO REVOLVING
                   ENGLISH EURO LENDERS                             COMMITMENT         CREDIT COMMITMENT
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

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         TOTAL
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

                                                             SCHEDULE 1.1(B) TO
                                                                CREDIT AGREEMENT


1 The rate per annum referred to in clause (b) of the definition of "Eurocurrency Base Rate" relative to each English Loan and Euro Loan where (and to the extent that) English Lenders or Euro Lenders, as the case may be, making such Loans are subject to Additional Cost, will be, subject as hereinafter provided, for the Interest Period relating to such Loan (or, if longer than three (3) months, for each consecutive period for three (3) months within such Interest Period and for any balance of such Interest Period) (which Interest Period if not longer than three (3) months and each other such period is herein referred to as a "Relevant Period") the percentage rate (or the arithmetic average of the percentage rates where there is more than one Reference Bank supplying the same) supplied by the Reference Banks (or such of them as supply it to the English Agent or the Euro Agent, as the case may be) arrived at by applying the following formula in relation to each Reference Bank:

     In relation to a Loan denominated in Pounds Sterling:

     Additional Cost =  BY + S(Y-Z) + F x 0.01 % per annum
                        ----------------------
                              100 - (B+S)

     In relation to a Loan denominated in any other currency:

     Additional Cost =  F x 0.01 % per annum
                        --------
                          300

     Where:

     B    =    The percentage of such Reference Bank's eligible liabilities then required to be held on a non-interest deposit account with the Bank of England pursuant to the cash ratio requirements of the Bank of England.

     Y    =    The rate at which Pounds Sterling deposits in an amount
               approximately equal to the principal amount of such Loan are offered by such Reference Bank to leading banks in the London
               Interbank Market at or about 11:00 a.m. London time on the first day of the Relevant Period for a period comparable to the Relevant Period.

     S    =    The percentage of such Reference Bank's eligible liabilities then required to be placed as a special deposit with the Bank of England.

     Z    =    The percentage interest rate per annum allowed by the Bank of
               England on special deposits.

     F    =    The charge payable by such Reference Bank to the Financial
               Services Authority under paragraph 2.02 or 2.03 (as appropriate) of the Fees Regulations but where for this purpose, the figure in paragraph 2.02b and 2.03b will be deemed to be zero expressed in pounds per L1 million of the fee base of such Reference Bank.

     For purposes of this paragraph, "eligible liabilities" and "special deposits" shall bear the meanings ascribed to them from time to time by the Bank of England and "fee base" has the meaning given to it in the Fees Regulations, and "Fees Regulations" means Banking Supervision (Fees) Regulations 1999 and/or any other regulations governing the payment of fees for banking supervision. "Additional Cost" means the cost imputed to the English Lenders or the Euro Lenders, as the case may be, of compliance with
     (a) the Mandatory Liquid Assets requirements of the Bank of England and/or the banking supervision or other costs of the Financial Services Authority as determined in accordance with this Schedule 1.1(B) and (b) any other applicable Governmental Authority or central bank requirement relating to any Loan made through a branch in the jurisdiction of the currency of that Loan.

2 In the application of the above formula, B, Y, S, Z and F will be included in the formula as figures and not as percentages, e.g., if B = 0.5% and Y = 15%, BY will be calculated as 0.5 x 15 and not as 0.5% x 15%.

3 The Additional Cost computed by the English Agent in accordance with this Schedule shall be rounded upward, if necessary to four (4) decimal places.

4 The calculation in respect of the Additional Cost for each English Loan denominated in Pounds Sterling will be made by the English Agent on the first day of each Relevant Period.

5 Calculations will be made on the basis of a year of 365 days and the actual number of days elapsed.

6 If no Reference Bank furnishes the appropriate information for the purposes of this Schedule, the Additional Cost shall be determined by the English Agent on the basis of such other information and quotations as the English Agent shall reasonably determine to be appropriate.

7 In the event of a change in circumstances (including the imposition of alternative or additional official requirements, excluding capital adequacy requirements) which renders the above formula inappropriate in the reasonable opinion of the English Agent, the English Agent shall promptly notify the English Borrower and the English Lenders thereof and (after consultation with the Reference Banks and the English Borrower) shall notify the English Borrower of the manner in which the rate for the purposes of paragraph (b) of the definition of "Eurocurrency Base Rate" shall thereafter be determined (which manner shall be determined in a bona fide manner and provide a fair assessment of the additional cost to the English Lenders of compliance with the relevant requirements of the Bank of England or other central bank or the Financial Services Authority or any other applicable Governmental Authority) and the English Borrower and the English Lenders shall be bound thereby.

                                  TABLE OF CONTENTS


                                                                                 Page

SECTION 1.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.1  DEFINED TERMS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.2  OTHER DEFINITIONAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . 29

SECTION 2.  AMOUNTS AND TERMS OF COMMITMENTS . . . . . . . . . . . . . . . . . . . 30
     2.1  REVOLVING CREDIT COMMITMENTS . . . . . . . . . . . . . . . . . . . . . . 30
     2.2  PROCEDURE FOR REVOLVING CREDIT BORROWING . . . . . . . . . . . . . . . . 31
     2.3  COMMITMENT FEE; ADMINISTRATIVE AGENT FEES. . . . . . . . . . . . . . . . 31
     2.4  TERMINATION OR REDUCTION OF REVOLVING CREDIT COMMITMENTS . . . . . . . . 32
     2.5  TERM LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     2.6  PROCEDURE FOR TERM LOAN BORROWINGS . . . . . . . . . . . . . . . . . . . 36
     2.7  REPAYMENT OF LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     2.8  OPTIONAL PREPAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     2.9  MANDATORY PREPAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . 38
     2.10  CONVERSION AND CONTINUATION OPTIONS . . . . . . . . . . . . . . . . . . 41
     2.11  MINIMUM AMOUNTS OF TRANCHES . . . . . . . . . . . . . . . . . . . . . . 41
     2.12  SWING LINE COMMITMENTS. . . . . . . . . . . . . . . . . . . . . . . . . 42

SECTION 3.  ACCOMMODATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     3.1  THE ACCOMMODATION COMMITMENTS. . . . . . . . . . . . . . . . . . . . . . 44
     3.2  PROCEDURE FOR ISSUANCE OF SPECIFIED ACCOMMODATIONS . . . . . . . . . . . 44
     3.3  FEES, COMMISSIONS AND OTHER CHARGES. . . . . . . . . . . . . . . . . . . 45
     3.4  ACCOMMODATION PARTICIPATIONS . . . . . . . . . . . . . . . . . . . . . . 45
     3.5  REIMBURSEMENT OBLIGATION OF THE SPECIFIED BORROWER . . . . . . . . . . . 47
     3.6  OBLIGATIONS ABSOLUTE . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     3.7  ACCOMMODATION PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . 47
     3.8  LETTER OF CREDIT APPLICATIONS. . . . . . . . . . . . . . . . . . . . . . 48

SECTION 4.  GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     4.1  INTEREST RATES AND PAYMENT DATES . . . . . . . . . . . . . . . . . . . . 48
     4.2  COMPUTATION OF INTEREST AND FEES . . . . . . . . . . . . . . . . . . . . 48
     4.3  INABILITY TO DETERMINE INTEREST RATE . . . . . . . . . . . . . . . . . . 49
     4.4  PRO RATA TREATMENT AND PAYMENTS. . . . . . . . . . . . . . . . . . . . . 50
     4.5  ILLEGALITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     4.6  REQUIREMENTS OF LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     4.7  TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
     4.8  INDEMNITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
     4.9  REPLACEMENT OF SPECIFIED LENDER. . . . . . . . . . . . . . . . . . . . . 59
     4.10  REDENOMINATION AND ALTERNATIVE CURRENCIES . . . . . . . . . . . . . . . 59

SECTION 5.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . 60
     5.1  FINANCIAL CONDITION. . . . . . . . . . . . . . . . . . . . . . . . . . . 60
     5.2  NO CHANGE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
     5.3  CORPORATE EXISTENCE; COMPLIANCE WITH LAW . . . . . . . . . . . . . . . . 61
     5.4  CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. . . . . . . . . 61


                                        - i -


                                                                                 Page
                                                                                 ----
     5.5  NO LEGAL BAR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
     5.6  NO MATERIAL LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . 62
     5.7  NO DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
     5.8  OWNERSHIP OF PROPERTY; LIENS . . . . . . . . . . . . . . . . . . . . . . 62
     5.9  INTELLECTUAL PROPERTY. . . . . . . . . . . . . . . . . . . . . . . . . . 63
     5.10  TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
     5.11  US FEDERAL REGULATIONS. . . . . . . . . . . . . . . . . . . . . . . . . 63
     5.12  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
     5.13  INVESTMENT COMPANY ACT. . . . . . . . . . . . . . . . . . . . . . . . . 64
     5.14  SUBSIDIARIES, ETC . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
     5.15  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . 64
     5.16  REGULATION H. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
     5.17  DELIVERY OF TRANSACTION DOCUMENTS . . . . . . . . . . . . . . . . . . . 66
     5.18  REPRESENTATIONS AND WARRANTIES CONTAINED IN THE TRANSACTION DOCUMENTS . 66
     5.19  DISCLOSURE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
     5.20  GUARANTEE AND COLLATERAL AGREEMENT; MORTGAGES.. . . . . . . . . . . . . 66
     5.21  SOLVENCY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
     5.22  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
     5.23  SENIOR INDEBTEDNESS . . . . . . . . . . . . . . . . . . . . . . . . . . 67
     5.24  YEAR 2000 MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . 67

SECTION 6.  CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . 68
     6.1  CONDITIONS TO INITIAL EXTENSIONS OF CREDIT . . . . . . . . . . . . . . . 68
     6.2  CONDITIONS TO EACH SPECIFIED LOAN. . . . . . . . . . . . . . . . . . . . 73

SECTION 7.  AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . 73
     7.1  FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . 73
     7.2  CERTIFICATES; OTHER INFORMATION. . . . . . . . . . . . . . . . . . . . . 74
     7.3  PAYMENT OF OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . . 75
     7.4  CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE . . . . . . . . . . . . 75
     7.5  MAINTENANCE OF PROPERTY; INSURANCE . . . . . . . . . . . . . . . . . . . 75
     7.6  INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS . . . . . . . . . 76
     7.7  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
     7.8  ENVIRONMENTAL LAWS . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
     7.9  PLEDGE OF AFTER ACQUIRED PROPERTY. . . . . . . . . . . . . . . . . . . . 78
     7.10  ADDITIONAL SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . . 78
     7.11  INTELLECTUAL PROPERTY.. . . . . . . . . . . . . . . . . . . . . . . . . 79
     7.12  USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79
     7.13  INTEREST RATE PROTECTION AGREEMENTS . . . . . . . . . . . . . . . . . . 79

SECTION 8.  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . 79
     8.1  FINANCIAL CONDITION COVENANTS. . . . . . . . . . . . . . . . . . . . . . 79
     8.2  LIMITATION ON INDEBTEDNESS . . . . . . . . . . . . . . . . . . . . . . . 80
     8.3  LIMITATION ON LIENS. . . . . . . . . . . . . . . . . . . . . . . . . . . 82
     8.4  LIMITATION ON GUARANTEE OBLIGATIONS. . . . . . . . . . . . . . . . . . . 83


                                        - ii -



                                                                                 Page
                                                                                 ----
     8.5  LIMITATION ON FUNDAMENTAL CHANGES. . . . . . . . . . . . . . . . . . . . 84
     8.6  LIMITATION ON SALE OF ASSETS . . . . . . . . . . . . . . . . . . . . . . 85
     8.7  LIMITATION ON RESTRICTED PAYMENTS. . . . . . . . . . . . . . . . . . . . 86
     8.8  LIMITATION ON CAPITAL EXPENDITURES . . . . . . . . . . . . . . . . . . . 87
     8.9  LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. . . . . . . . . . . . . . 87
     8.10  LIMITATION ON PAYMENTS AND MODIFICATIONS OF SENIOR SUBORDINATED NOTE
           INDENTURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 89
     8.11  LIMITATION ON TRANSACTIONS WITH AFFILIATES. . . . . . . . . . . . . . . 90
     8.12  LIMITATION ON SALES AND LEASEBACKS. . . . . . . . . . . . . . . . . . . 91
     8.13  LIMITATION ON CHANGES IN FISCAL YEAR. . . . . . . . . . . . . . . . . . 91
     8.14  RESTRICTIONS AFFECTING SUBSIDIARIES . . . . . . . . . . . . . . . . . . 91
     8.15  LIMITATION ON LINES OF BUSINESS . . . . . . . . . . . . . . . . . . . . 91
     8.16  AMENDMENTS TO CORPORATE DOCUMENTS; TRANSACTION DOCUMENTS; LICENSES. . . 92
     8.17  PASSIVE STATUS OF THE US BORROWER.. . . . . . . . . . . . . . . . . . . 92
SECTION 9.  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . 92
SECTION 10.  THE AGENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 95
     10.1  APPOINTMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 95
     10.2  DELEGATION OF DUTIES. . . . . . . . . . . . . . . . . . . . . . . . . . 95
     10.3  EXCULPATORY PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . 95
     10.4  RELIANCE BY THE SPECIFIED AGENTS. . . . . . . . . . . . . . . . . . . . 96
     10.5  NOTICE OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . 96
     10.6  NON-RELIANCE ON AGENT AND LENDERS . . . . . . . . . . . . . . . . . . . 96
     10.7  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 97
     10.8  AGENTS IN THEIR INDIVIDUAL CAPACITY . . . . . . . . . . . . . . . . . . 97
     10.9  SUCCESSOR AGENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 97
     10.10  ADDITIONAL MINISTERIAL POWERS OF THE SPECIFIED AGENTS. . . . . . . . . 98
     10.11  SPECIFIED ISSUING LENDER AND COLLATERAL AGENT. . . . . . . . . . . . . 98
     10.12  ENGLISH AGENT AS TRUSTEE.. . . . . . . . . . . . . . . . . . . . . . . 98
SECTION 11.  GUARANTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 99
     11.1  GUARANTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 99
     11.2  WAIVER OF SUBROGATION . . . . . . . . . . . . . . . . . . . . . . . . . 99
     11.3  MODIFICATION OF FOREIGN SUBSIDIARY OBLIGATIONS. . . . . . . . . . . . . 99
     11.4  WAIVER BY THE US BORROWER . . . . . . . . . . . . . . . . . . . . . . .100
     11.5  REINSTATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .101
SECTION 12.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . .101
     12.1  AMENDMENTS AND WAIVERS. . . . . . . . . . . . . . . . . . . . . . . . .101
     12.2  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .103
     12.3  NO WAIVER; CUMULATIVE REMEDIES. . . . . . . . . . . . . . . . . . . . .104
     12.4  SURVIVAL OF REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . .104
     12.5  PAYMENT OF EXPENSES AND TAXES . . . . . . . . . . . . . . . . . . . . .104
     12.6  SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS. . . . . . . . .105
     12.7  ADJUSTMENTS; SET-OFF. . . . . . . . . . . . . . . . . . . . . . . . . .108


                                       - iii -


                                                                                 Page
                                                                                 ----
     12.8  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .109
     12.9  SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .109
     12.10  INTEGRATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .109
     12.11  JUDGMENT CURRENCY. . . . . . . . . . . . . . . . . . . . . . . . . . .109
     12.12  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . . .110
     12.13  SUBMISSION TO JURISDICTION; WAIVERS. . . . . . . . . . . . . . . . . .110
     12.14  ACKNOWLEDGEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . .110
     12.15  WAIVERS OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . . . . . .111
     12.16  CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . . . . . .111

EXHIBITS

A-1       Form of Revolving Credit Note
A-2       Form of Term Note
A-3       Form of Swing Line Note
B         Participation Certificate
C         Swing Line Loan Participation Certificate
D         Assignment and Acceptance
E-1       Form of Opinion of Kirkland & Ellis,
             Counsel to the US Borrower
E-2       Form of English Opinion
F         Closing Certificate
G-1       Form of Guarantee and Collateral Agreement
G-2       Form of Mortgage
H         Form of Perfection Certificate
I         Form of Sharing Agreement
J         Form of Intercompany Note
K         Form of Prepayment Option Notice


SCHEDULES

Administrative Schedule

1.1       Commitments
1.1(B)    Eurocurrency Rate Formula
3.1       Existing Letter of Credit
5.6       Litigation
5.9       Intellectual Property
5.10      Taxes
5.14      Subsidiaries, Joint Ventures, etc.
5.15      Environmental Matters
5.19      Filing Locations and Properties
8.2       Existing Indebtedness
8.3       Existing Liens
8.4       Existing Guarantee Obligations
8.9       Existing Investments
8.11      Existing Transactions with Affiliates

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       AMENDED AND RESTATED CREDIT AGREEMENT

                                    Dated as of

                                  October 15, 1999

                                       among

                       J.L. FRENCH AUTOMOTIVE CASTINGS, INC.,
                                  AS US BORROWER,

                     AUTOMOTIVE COMPONENTS INVESTMENTS LIMITED,
                                 AS ENGLISH BIDCO,

                               MORRIS ASHBY LIMITED,
                       AS ENGLISH BORROWER AND EURO BORROWER,

                                The Several Lenders
                          from Time to Time Parties Hereto

                               BANK OF AMERICA N.A.,
                                AS SYNDICATION AGENT

                       CHASE MANHATTAN INTERNATIONAL LIMITED,
                          AS ENGLISH AGENT AND EURO AGENT

                                        AND

                             THE CHASE MANHATTAN BANK,
                              AS ADMINISTRATIVE AGENT

                            ----------------------------

                               CHASE SECURITIES INC.

                                        and

                          BANC OF AMERICA SECURITIES LLC,
                     AS LEAD ARRANGERS AND JOINT BOOK MANAGERS

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